As filed with the Securities and Exchange Commission on June 24, 2010
Registration No. 333-167212

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

PRE-EFFECTIVE AMENDMENT NUMBER ONE
to the

FORM S-1
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

CHDT CORPORATION
(Exact name of registrant as specified in its charter)

Florida	3648	84-1047159
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

350 Jim Moran Boulevard, Suite 120
Deerfield Beach, Florida 33442
(954) 252-3440
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Gerry McClinton, Chief Financial Officer
CHDT Corporation
350 Jim Moran Boulevard, Suite 120
Deerfield Beach, Florida 33442
(954) 252-3440
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copies to:
Paul W. Richter, Esq.
PW Richter, plc
3901 Dominion Townes Circle
Richmond, Virginia 23223
Telephone: (804) 644-2182 Fax: (804) 644-2181

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “Large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large Accelerated Filer [_]	Accelerated Filer [_]
Non-Accelerated Filer [_]	Smaller Reporting Company [X]

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee (2)
Common Stock, $0.0001 par value, offered by Issuer	35,000,000	$0.007	$245,000.00	$96.29

(1)
There is also being registered hereunder an indeterminate number of additional shares of Common Stock as shall be issuable pursuant to Rule 416 to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)
In accordance with Rule 457 under the Securities Act, the offering price has been estimated, based upon a $0.007 per share average of the high and low bids on the OTC Bulletin Board on June 21, 2010, solely for the purpose of computing the amount of the registration fee (based on aggregate offering amount multiplied by .000393).

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Commission, acting pursuant to such Section 8(a), may determine.

A registration statement relating to these securities has been filed with the Securities and Exchange Commission.  The information in this prospectus is not complete and may be changed. We may not sell these securities until our registration statement filed with the Securities and Exchange Commission is effective. The prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Preliminary Prospectus       Subject to Completion

CHDT CORPORATION

35,000,000 shares of Common Stock, $0.0001 Par Value, offered by the Company

We are offering 35,000,000 shares of our Common Stock, $0.0001 par value, (“Common Stock”) from time to time through our officers and directors. No underwriter or selling agent will be used and no commissions will be paid to any person selling the shares of Common Stock for us.  We will use the proceeds from the sale of the 35,000,000 shares of Common Stock as working capital to pay the direct overhead costs of our and our operating subsidiaries’ operations, including paying for goods produced for us by contract manufacturers and new product development.

We do not intend to sell the shares below $0.03 per share.  Our Common Stock’s closing Bid price on June 24, 2010 was $0.007. Our Common Stock is presently quoted for trading on the Over-the-Counter Bulletin Board under the symbol “CHDO.OB.”

INVESTING IN OUR COMMON STOCK IS HIGHLY SPECULATIVE AND INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CONSIDER CAREFULLY THE RISKS AND UNCERTAINTIES IN THE SECTION ENTITLED “RISK FACTORS” STARTING ON PAGE 12 OF THIS PROSPECTUS. WE ARE A “PENNY STOCK” COMPANY (AS DEFINED BY SEC RULES) AND A MICRO-CAP COMPANY AND, AS SUCH, ANY INVESTMENT IN OUR COMMON STOCK SHOULD ONLY BE CONSIDERED BY INVESTORS WHO CAN AFFORD TO LOSE THEIR ENTIRE INVESTMENT AND DO NOT REQUIRE A HIGH DEGREE OF LIQUIDITY.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is June 24, 2010

ABOUT THIS PROSPECTUS

You should rely only on the information contained in this prospectus or contained in any free writing prospectus filed with the U.S. Securities and Exchange Commission or “SEC” or “Commission.” We have not authorized anyone to provide you with additional information or information different from that contained in this prospectus or in any free writing prospectus filed with the Securities and Exchange Commission.  We are offering  to sell, and seeking offers to buy, our Common Stock only in jurisdictions where offers and sales are permitted. The information contained in this Prospectus is accurate only as of the date of this Prospectus, regardless of the time of delivery of this prospectus or of any sale of our common stock. Industry data and other statistical information used in this Prospectus are based on independent publications, government publications, reports by market research firms or other published independent sources. Some data are also based on our good faith estimates, derived from our review of internal surveys and the independent sources listed above. Although we believe these sources are reliable, we have not independently verified the information.

Our fiscal year ends December 31st. Neither the Company nor any of its predecessors have been in bankruptcy, receivership or any similar proceeding.

CERTAIN DEFINITIONS

“CHDT,”  “Company,”  “we,” “us,” and “our” shall mean CHDT Corporation, a Florida corporation, and, unless the context indicates otherwise, its two wholly owned subsidiaries: Capstone Industries, Inc. and Black Box Innovations, L.L.C., both Florida companies.

“China” means the Peoples’ Republic of China and all territories thereof.

“SEC” or “Commission” means the U.S. Securities and Exchange Commission.

“Stockholder” means a person, persons, group, company or entity that is the beneficial owner of record of shares of Common Stock.

“You” or “investor” means any authorized recipient of this Prospectus.

TABLE OF CONTENTS

PAGE #
COVER PAGE OF PROSPECTUS	1

ABOUT THIS PROSPECTUS	4

CERTAIN DEFINITIONS	4

SPECIAL NOTE REGARDING FORWARD LOOKING STATEMENTS	6

PROSPECTUS SUMMARY	6

OFFERING SUMMARY	11

SUMMARY FINANCIAL DATA	12

RISK FACTORS
RISKS RELATING TO OUR BUSINESS	13
RISKS RELATING TO OUR COMMON STOCK	19

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONSIDITION AND RESULTS OF OPERATIONS	23

DESCRIPTION OF OUR BUSINESS	30

DESCRIPTION OF PROPERTY	39

LEGAL PROCEEDINGS	39

MARKET PRICE OF OUR COMMON STOCK & MARKET FOR OUR COMMON STOCK	42

MANAGEMENT AND BOARD OF DIRECTORS	43

EXECUTIVE COMPENSATION	45

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	49

CERTAIN RELATIONSHIPS & TRANSACTIONS	53

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES	54

USE OF PROCEEDS	54

DILUTION	54

PLAN OF DISTRIBUTION	55

DESCRIPTION OF CAPITAL STOCK	55

RULE 144 ISSUES: FORMER SHELL COMPANY STATUS	57

LEGAL MATTERS	58

EXPERTS	58

WHERE YOU CAN FIND MORE INFORMATION ABOUT US	58

PART II	59

FINANCIAL STATEMENTS AND FOOTNOTES	F-1

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements made in this prospectus are “forward-looking statements,” as that term is defined under the Private Securities Litigation Reform Act of 1995, as amended. These forward-looking statements are based upon our current expectations and projections about future events. When used in this prospectus, the words “project,” “believe,” “anticipate,” “intend,” “estimate,” “expect” and similar expressions, or the negative of such words and expressions, are intended to identify forward-looking statements, although not all forward-looking statements contain such words or expressions. The forward-looking statements in this prospectus are primarily located in the material set forth under the headings “Summary,” “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and “Business,” but are found in other parts of this prospectus as well. These forward-looking statements generally relate to our plans, objectives and expectations for future operations and are based upon management’s current estimates and projections of future results or trends. Although we believe that our plans and objectives reflected in or suggested by these forward-looking statements are reasonable, we may not achieve these plans or objectives. You should read this prospectus completely and with the understanding that actual future results may be materially different from what we expect. We will not update forward-looking statements even though our situation may change in the future.

PROSPECTUS SUMMARY

This summary highlights material information contained elsewhere in this Prospectus. This summary does not contain all of the information you should consider before deciding to invest in our Common Stock. Before making an investment decision, we urge you to read this entire Prospectus carefully, including the risks of investing in our Common Stock discussed under “Risk Factors,” beginning on page 12 of this Prospectus, and our consolidated financial statements and related notes set forth at the end of this Prospectus.

Our Business

Corporate Information and Business: We are a public holding company organized under the laws of the State of Florida and engaged in the business of producing and selling certain consumer products, which are manufactured in China by contract manufacturers,  through our two wholly owned operating subsidiaries; (1) Capstone Industries, Inc., a Florida corporation organized in 1997 and acquired by us in a cash and stock transaction on September 13, 2006 (“Capstone”) and (2) Black Box Innovations, L.L.C., a Florida limited liability company (“BBIL”) formerly known as “Overseas Building Supply, L.C.” and organized by certain members of CHDT management and the Company on February 20, 2004. In April 2008, we changed the name of Overseas Building Supply, L.C., which had no significant business operations at that time, to “Black Box Innovations, L.L.C.” as part of our launch of new computer memory products to be marketed and sold by BBIL.  BBIL is operated as a division of Capstone and Capstone personnel provide the labor and services necessary to operate BBIL This allows BBIL to utilize Capstone’s existing relationships with retailers  as well as reducing operational startup costs by sharing expenses such as labor costs, office space rental and Products Liability and General Insurance.

Publicly Traded Securities:     Our Common Stock, $0.0001 par value, is quoted on the Over-the-Counter Bulletin Board under the Symbol “CHDO.OB” (“Common Stock”).  No other securities of the Company are publicly traded.

We were incorporated under the name “Freedom Funding, Inc." in Delaware on September 18, 1986.  On January 18, 1989, we reincorporated from Delaware to Colorado. On November 18, 1989 the name of the Company was changed to "CBQ, Inc." On May 17, 2004, the Company changed its name from  "CBQ, Inc.” to “China Direct Trading Corporation” and also reincorporated from Colorado to Florida by a statutory merger.  Our and Capstone’s principal offices are located at 350 Jim Moran Boulevard, Suite 120, Deerfield Beach, Florida 33442, located in Broward County, and our telephone number at that office is (954) 252-3440.

Products:     Capstone is engaged in the business of producing the following consumer products, which are, unless indicated otherwise, manufactured for and under the trade name of “Capstone” by contract manufacturers in China, distributed by us and sold through regional and national retailers and distributors in the United States:

(1) Portable Book Lights, Task Lights and EReader E-lite:  In March 2009 the Company launched an expanded new line of booklights and multi-task lights, under the name PATHWAY LIGHTS®. This program included the following named products: Mini Taskbright, Multi Taskbright, Poser Taskbright, PawprintTaskbright, Compact 1 Brightbook, Compact 2 Brightbook, Britespot 2 Brightbook, Britespot 3 Brightbook, and Multipose Brightbook. These products were offered in various trendy colors. The line was further expanded  with the launch of the E-Reader Light, Diva Compact Booklights, the Retro Taskbright and the Minipose Taskbright  at the International Housewares Show  in March 2010,. These LED booklights are small, lightweight and portable and attach to reading materials and illuminate the area of text. They are powered by batteries or an AC adapter.

The new EReader E-lite has been specifically designed to provide lighting for the new trendy E-Reader products. The Diva Compact booklight has been designed for consumers that require multi functions. Shaped as a compact case, it is a booklight but also has a mirror.

(2) In 2009 the Company also launched The Eco-i-Lite and Mini Eco-i-lite Power Failure Lights. Both use induction charge technology and function as a power failure light, hand held flashlight, and night lite. Each product uses an encased lithium ion battery that when fully charged provides 8 + hours of battery life and LED light bulbs that last 100,000 hours. In March 2010 at the International Housewares Show, the Company expanded the line with the launch of the Midi Eco-i-Light and the Pawprint Line in Full size, Midi and Mini, specifically developed for the dog walking consumers.

(3). In March 2010 at the International Housewares Show the Company also launched its new C-Lite Wireless Motion Sensor light. This is offered in a 12 LED full size and a 6 LED Mini Size and is powered by AA batteries. These lights provide lighting for dark areas without having to install electrical wiring. The bulb housing rotates 360 degrees to allow for light to be directed where needed. Both versions have a Motion Sensor Circuitry that activates the lights when movement is detected within 13 feet of the C-Lite. Both versions have a Hi and Lo light brightness setting to conserve the batteries. The full size also has a period selector (60 seconds, 90 seconds or 120 seconds) which presets the time period that a light should turn off after the last motion has been detected. Both come with a unique slide and snap bracket that allows for the product to be installed on a wall.

(4) In March 2010 the Company officially launched its new line of Light Ringers Lamps. This offer includes the 12 LED Battery Operated Lamp, 12 LED Rechargeable Lamp, 12 LED Solar Lamp and 12 LED AC Lamp also the 20 LED Rechargeable Lamp, 20 LED AC Lamp, 20 LED Metal Lamp and 20 LED Utility Lamp. These products are all offered in trendy colors and unique packaging.

(5) BBI launched its initial products in the second half of fiscal year 2008.  with (1) Personal Pocket Safe® – a portable computer flash memory device that provides pre-formatted fields for easy entry of all personal important records, documents and images and (2) Secret Diary is a portable computer memory device that works on PC computer systems using as a personal diary --- providing pre-teens and teens with absolute privacy while allowing for complete creativity. The line was expanded in late 2009 with the introducing of  (3) SafeMouse.  A mouse that can backup computer files automatically in real time and keep the files securely protected by the same encryption software as the other products. (4)Classified Secure Flash Drive® was also launched which is a secured storage flash drive.  All of these devices use Datalock™ Pin Protection, Military –grade 256 bit AES Hardware Encryption and Epoxy Coatings that destroys contents upon forced entry.

These products were renamed under the “CLASSIFIED” brand and officially relaunched in March 2010 at the International Hardware Show.

Personal Pocket Safe® has the following features: click- Icons identify all of your personal vital categories; enter- preformatted fields allow easy entry of all records and also attach documents, photos, and other images; and view- Quickly view your information on any standard Windows based PC computer system (Vista/XP operating systems), any time, any place. No software installation is required for PC computer systems using Vista or XP by MicroSoft; and exit- The encrypted data auto-saves to your Personal Pocket Safe®. When you’re done, no trace of the software or your data is left behind on the PC computer system.

Secret Diary® has the following features:  Secure - Personalized PIN-code and non-removable memory chip foils break-in attempts; Safe -  Hack-resistant with encryption software; Invisible --“Traceless” in that data entry leaves nothing on the host PC computer; Helpful - PIN replacement assistance and optional registration for Never-Lost, a backup subscription that retains your diary entries in case of loss or theft.

SAFEMOUSE has the following features:  A mouse that can back up files automatically in real time and keeps the data secured.  - Personalized PIN-code and non-removable memory chip foils break-in attempts; Safe - Hack-resistant with encryption software; Invisible --“Traceless” in that data entry leaves nothing on the host PC computer; Helpful - PIN replacement assistance and optional registration for Never-Lost, a backup subscription that retains your diary entries in case of loss or theft.

CLASSIFIED SECURE FLASH DRIVE® has the following features:  Secure - Personalized PIN-code and non-removable memory chip foils break-in attempts; Safe -  Hack-resistant with encryption software; Invisible --“Traceless” in that data entry leaves nothing on the host PC computer; Useful for storing storage files, videos and pictures. Simple to use just add a pin number.

(6) STP®-Branded Power Tools and Automotive Accessories:  Under an April 2007 licensing agreement with Clorox Company, we have the right to use the trade name STP® on a line of power tools and automotive accessories made for Capstone by Chinese manufacturers and sold by Capstone though its distribution channels in the United States. STP® is a registered trademark of The Armor All/STP Products Company, which is owned by Clorox Company.  Our licensing rights to the STP® trademark require periodic licensing payments to Clorox Company and achievement of certain milestones in sales.  Clorox Company is a Delaware corporation and an SEC reporting company.

A selection of these STP ®-branded products, which are designed for home use and are not contractor-grade tools, are: Screw drivers, power drills, inverters, spot-lights and automotive accessories.      STP®-Branded Power Tools and Automotive Accessories sales have not met expectations and the Company is re-evaluating its marketing and sales approach in an effort to find an effective way to achieve acceptable sales.  Such efforts include trying to establish this product line as the “house brand” of a retailer.  Due to current economic conditions and disappointing sales, we do not intend to market this product line into 2011.

Markets.     Our products are sold in the continental United States and the Lighting programs are also being expanded to Central and South America. We use employee-salesmen, distributors, and a network of manufacturer representatives to direct sell our products to the distribution channels referenced above.   We also display and market our products at industry trade shows to promote our products to retailers and distributors in North America. We rely on our distribution channels to advertise our products to the consumers.

Revenues.     Most of our revenues come from the sale of Capstone lighting products and to a lesser extent from BBIL products. STP® branded power tool product line has not been a significant source of revenues as of the date of this prospectus  The STP® branded power tool product line, because of the continuing severe impact of the recession to the Hardware and Automotive accessories category,  will be discontinued in 2010.

Distribution of Products:     Capstone distributes its products products through existing national and regional distributors and retailers in the United States, including,   office-supply chains,  book store chains, warehouse clubs, supermarket chains, drug chains,  department stores, catalog houses, online retailers and book clubs.   Our largest distribution channels are: Target Stores, Wal-Mart, Kmart-Sears, Meijer Stores,  Barnes & Noble book stores, Fred Meyer/Kroger Stores, Costco Wholesale, Sams Club, BJ’s Wholesale  Club, Cost–U–Less. The Container Store. These distribution channels may sell our products through the Internet as well as through retail storefronts and catalogs/mail order.  When we launch new products,  our sales team will  introduce the new line to the applicable departments within our existing customer base.

Our Business Strengths and Weaknesses

Our perceived business strengths are that Capstone and BBIL sell products that are innovative and competitive in quality and price to many of our better known competitors. We are experienced in dealing with Retail and Distributor networks.  We believe our management has extensive experience in getting consumer products into the retail and distribution channels, which is key to being competitive in our segments of the consumer product industries.

We believe our management is experienced in locating and developing niche consumer product opportunities that may be overlooked or underexploited by competitors, especially larger competitors.   Typically, we seek to find consumer products where we believe that we can win a profitable niche of the market share – one where the number or extent of commitment of competitors presents a reasonable opportunity to acceptable market entry costs to obtain a profitable market niche.

Further, we have been able to convince national retailers to carry our products on an ongoing basis.  Another business strength is that our senior officers and sales staff, which total five persons, are very experienced in placing consumer products and we produce a high level of sales from a small sales and officer staff.  We also believe that we maintain a relatively low overhead in terms of personnel costs and leasing space for our industry group (low end electronic consumer goods).

Our business weaknesses are that we do not receive large enough orders and frequent enough orders on terms and conditions that allow us to produce net profits on any consistent basis or from quarter to quarter.  This financial performance has resulted in a chronically low market price for our Common Stock, thin trading of our Common Stock, and a lack of primary market maker or institutional support for our publicly traded Common Stock.  The result of such market price and trading weakness is that we have to rely on loans from Company officers and directors, bank loans and from time to time private placements of our securities to fund the chronic net losses and prevents us from accessing the public equity markets to fund business development and growth or to use our Common Stock to attract and consummate acquisitions or mergers.  While the recession commencing in late 2008 has hindered business growth, the Company’s chronic net losses existed prior to the 2008 recession.  Additionally, our financial performance is hindered by the fact that our Capstone and BBIL products have low profit margins and do not generate significant  profit on a per-product unit basis.

Former Subsidiaries. Souvenir Direct, Inc., a Florida corporation, (“SDI”) was dissolved on July 20, 2009 by us, as the sole stockholder.  SDI was inactive and had no operations, personnel or assets after the sale of all of SDI’s assets on December 1, 2007 to Magnet World, Inc., an unaffiliated company.

Recent Private Placement Funding

We entered into a Stock Purchase Agreement, dated July 9, 2009, (“Agreement”) with Involve, LLC, a private Florida limited liability company, (“Investor”) whereby  we sold 1,000 restricted shares of a newly authorized Series C Convertible Preferred Stock, $1.00 par value per share, (“Series C Stock”) for $700 per share or for an aggregate purchase price of $700,000.  The principals of the Investor have been business associates of Stewart Wallach, our chief executive officer, for over 20 years.  The sale was made in reliance on the exemption from registration under Rule 506 under Regulation D of the Securities Act of 1933, as amended. The proceeds from the sale of the Series C Stock were used for general working capital purposes for our company and its subsidiaries.  We intend to work closely with the Investor in seeking to arrange future financing or funding for our company and its subsidiaries.  This transaction is part of the our efforts to attain more affordable and more reliable sources of  funding or financing for our operating subsidiaries.

The Agreement also provides, in part,  that: (a) the Series C Stock shall be entitled to elect two directors to the our Board of Directors as long as the Series C Stock is outstanding, (b) the restatement of the Company Articles of Incorporation to authorize the Series C Stock and a new series of preferred stock, designated “Series B-1 Convertible Preferred Stock, $0.0001 par value per share, (“Series B-1 Stock”) and (c) no senior series of preferred stock to the Series C Stock shall be issued by the Company unless the directors elected by the Series C Stock approve such issuance or the issuance of a senior series of preferred stock is to an “accredited investor” (as defined in Rule 501(a) of Regulation D) for net offering proceeds of $5,000,000 or more.  The Series C Stock can be converted upon holder’s demand into shares of Company Common Stock at a conversion ratio of one share of Series C Stock for sixty seven thousand nine hundred seventy nine and 425/100’s shares of Common Stock; provided, however, in no event shall any holder of Series C Stock be entitled to convert that number of Series C Stock if such conversion would cause the holder of the Series C Stock to own more than 4.99% of the then-outstanding shares of Common Stock (as adjusted for the conversion).  The Series B-1 Stock is convertible upon the holder’s demand into shares of Common Stock at the conversion ratio of one share of Series B-1 Stock for sixty six and 66/100’s shares of Common Stock.  The Series B-1 Stock does not have any voting rights or right to elect directors. The Series C Stock has a liquidation preference of $700 per share and the Series B-1 Stock has a liquidation preference of  $1.00 per share. The Series C Stock otherwise ranks pari passu with the Series B-1 Stock. No registration rights have been granted to the Series C Stock or the Series B-1 Stock.

Under the Agreement, the Investor is entitled from July 9, 2009 through July 9, 2011 to participate in an amount up to or equal to 50% of offering amount of any private placement of the Company’s securities and to do so on the same terms, conditions and price offered other prospective investors in any such private placement. The Agreement also requires us to attain and maintain a key man life insurance policy for two years on Stewart Wallach for $700,000 with the Investor as the policy beneficiary.

The Investors have not nominated any directors as of the date of this prospectus and no dividends have been paid to Investor on the Series C Stock as of the date of this prospectus.

The foregoing summary of the Agreement and Series C Stock is qualified in its entirety to the agreement, which is attached hereto as Exhibit 10.1 to this Report, and the Amended and Restated Articles of Incorporation of the Company, dated July 9, 2009, which is attached as Exhibit 3.1 to the Form 8-K Report, dated July 9, 2009, and as filed with the Commission on July 14, 2009.

The Series B-1 Stock is substantially identical to the Series B Convertible Preferred Stock, which has been cancelled by its holders, all being our directors., On July 9, 2009,the 2,108,813 outstanding Series B Preferred Shares were converted to Series B-1 Preferred Shares, while canceling 779,813 of the outstanding Series B Preferred Shares, leaving 1,329,000 of the new Series\B-1 Shares outstanding   The Series B-1 Preferred Shares are convertible into common shares, at a rate of 66.66 shares of common stock for each share of Series B-1 Preferred Stock In December 2009, the remaining 1,329,000 shares of the Series B-1 Preferred Shares were converted into 88,591,140 shares of common stock.

Our Growth Strategy

We have attempted to grow our business by introducing new innovative products, such as the Capstone Eco-i-Lite LED portable flashlights and BBIL Secret Diary® computer USB memory device.  We constantly review our product lines to reduce or increase marketing and sales efforts as well as considering discontinuing or selling certain product lines.  While we will continue this approach in the foreseeable future, our board of directors also considers other options to grow our business on an ongoing basis.  Such alternatives include pursuing new business lines, selling entire product line groups, and/or mergers and acquisitions (whether the Company survives or does not survive the transaction). While there are no formal negotiations or board decision to pursue any one of these alternative options, our board of directors continue to evaluate such alternative options.

Bank Loan.

On May 1, 2008, Capstone entered into a $2 million principal-amount, asset-based loan agreement with Sterling National Bank of New York City whereby Capstone received a credit line to fund working capital needs (“Loan”).   The Loan provides funding for an amount up to 85% of eligible Capstone U.S. accounts receivable and 50% of eligible Capstone inventory. The interest rate of the Loan shall be the Wall Street Journal Prime Rate plus one and one-half percent (1.5%) per annum (adjusted automatically with changes in the Wall Street Journal Prime Rate).  Capstone management believes that this credit line and available cash flow will be adequate to fund most of Capstone’s ongoing working capital needs. CHDT and Howard Ullman, the Chairman of the Board of Directors of CHDT, have personally guaranteed Capstone’s obligations under the Loan. The foregoing summary of the Loan is qualified in its entirety by reference to the documents evidencing the Loan, which are attached as exhibits 10.1 through 10.4 to the Form 8-K, dated May 1, 2008,  and filed with the SEC on May 8, 2008.  The maturity date for this loan was May 1, 2010. On February 19, 2010, Capstone entered a loan modification agreement which extended the loan for two years until May 1, 2012. The interest rate for the loan shall be the contract rate plus one and three quarter’s percent (1.75%).

OFFERING SUMMARY

Shares of Common Stock Offered
35,000,000 shares of Common Stock offered by the Company.   The estimated
offering price set forth herein in this preliminary prospectus is subject to change as a result of market conditions and other factors.

Common Stock to be outstanding after the offering
If all of the 35 million shares of Common Stock are sold, then we would have 683,632,786 shares of Common Stock outstanding (based on 648,632,786 shares of Common Stock outstanding as of the date of this prospectus).

See “Dilution” on page 54 below for a discussion of the Dilution caused by this Offering.

Use of Proceeds
We  will use the proceed from the sale of the 35,000,000 shares of Common Stock as general working capital to pay for operating expenses of the Company and its operating subsidiaries and to fund possible product acquisition for future sales.

Trading Symbol	The trading symbol of the Common Stock on the OTC Bulletin Board is “CHDO.OB.”
Distribution
We will sell its shares of Common Stock in open market or in negotiated private transactions and do so through its officers and directors without commissions or other consideration for such sales and without broker-dealers or commissioned sales persons or finders.
This offering will not be made in any jurisdiction in which such an offering would be illegal.

Risk Factors
Investment in our Common Stock involves a high degree of risk, especially since our Common Stock is a “penny stock” (as defined under Commission rules).  See “Risk Factors” below at page 12 for a description of risks involved in investing in our Common Stock.

SUMMARY FINANCIAL DATA     The following tables set forth, for the periods and dates indicated, our summary financial data. The summary financial data as of and for our fiscal years ended December 31, 2009 and 2008 have been derived from our audited consolidated financial statements included elsewhere in this prospectus. The summary financial data as of and for the three months ended March 31, 2010 and 2009 have been derived from our unaudited consolidated financial statements included elsewhere in this prospectus. The unaudited consolidated financial statements have been prepared on the same basis as our audited consolidated financial statements and, in the opinion of our management, reflect all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of the results for those periods. The results included here and elsewhere in this prospectus are not necessarily indicative of future performance.

	YEAR ENDED DECEMBER 31,		Three Months ended March 31, (UNAUDITED)
	2009	2008	2010	2009

CONSOLIDATED STATEMENTS OF OPERATIONS

Net revenues	$6,161,367	$6,616,330	$353,036	$1,697,927
Cost of revenues	$(4,350,019)	$(4,589,636)	$(238,256)	$(1,195,754)
Gross of Profits	$1,811,348	$2,026,694	$114,780	$502,173
Operating Expenses	$2,644,520	$3,075,706	$588,726	$725,009
Operating Income	$(833,172)	$1,049,012	$(473,946)	$222,836)
Interest Income(expense)	$(265,896)	$(289,724)	$(33,856)	$(76,654)
Net Income before taxes	$(1,099,068)	$(1,338,736)	$(507,802)	$(299,490)
NET INCOME (NET LOSS)	$(1,099,068)	$(1,338,736)	$(507,802)	$(299,490)

Earnings per share Common Stock
Basic	$-	$-	$-	$-
Diluted	$-	$-	$-	$-

Weighted Average
Common Stock outstanding
Basic	563,178,018	559,844,813	648,632,786	558,980,535
Diluted

RISK FACTORS

An investment in our Common Stock involves a high degree of risk and a number of risks and should be regarded as highly risky and very speculative. As a result, you should only consider purchasing shares of the Common Stock if you can reasonably afford to lose your entire investment. Before deciding to invest in our Common Stock, you should carefully consider each of the following risk factors and all of the other information set forth in this prospectus. The following risks could materially harm our business, financial condition or future results. If any such risks materialize, the value of our common stock could decline, and you could lose all or part of your investment.  Historically, our Common Stock has traded at or below one or two cents per share due in part to a history of operating losses and a lack of primary market maker support or institutional investor support for our Common Stock in the public markets.

RISKS RELATING TO OUR BUSINESS

Our history is one of a succession of failed businesses, changes in business lines and management and businesses that failed to produce any sustained net profitability and has produced ongoing net losses. We have not attained sustained net profitability in our current business line or in the past business lines and we are uncertain if we will be able to attain or sustain any net profits in the future.

OUR HISTORY IS ONE OF SUCCESSIVE FAILED BUSINESSES AND NET LOSSES AND THAT CONDITION MAY CONTINUE INTO THE FORESEEABLE FUTURE.

Our history is a succession of failed businesses and businesses that failed to produce any sustained profitability and we have not been profitable under our current business line.  We also have a history of changes in management associated with changes in business lines and location of our principal executive offices – all without producing sustained profitability or sustained business lines.

While current management has worked since October 1, 2006 to build a professional management team, develop a comprehensive strategic business and marketing-sales plan, arrange traditional bank financing for Capstone’s product and inventory needs and address many of the operating and financial deficiencies and problems listed below, and progress has been made in each of those endeavors, we continue to be plagued by the following deficiencies and problems, which have existed for most our history: (a) continuing reliance on members of management and their affiliates to fund operations by loans or investing in the Company’s securities whenever cash flow from operations is inadequate to fund such overhead; (b) lack of readily available, affordable traditional bank financing for working capital needs and costs of significant corporate transactions (primarily mergers, acquisitions, business development and product development costs); (c) inadequate funding for mergers and acquisitions or a chronically low market price for our Common Stock, which makes it very difficult to attract and consummate mergers or acquisitions with other companies or businesses ; (d) changes in management and business focus that occur on average every two to four years; (e) cost of closing failed businesses and business lines and cost of starting new businesses and business lines to replace failed businesses; and (f) inability to raise working capital by offering Company securities in public offerings due to weak public market for the Common Stock and low demand for our securities by the public  (See: Risk Factors Relating to Our Common Stock below), which inability is the result of low market price for the Common Stock and poor financial track record of Company,  The efforts of the current management have demonstrated strong revenue growth, but still the Company has  not achieved profitability in operations and the Company may fail to achieve profitability under its current business lines and business strategies.  The current recession has further hampered efforts or progress in attaining profitability as spending on the kind of consumer goods that we offer has fallen from previous levels.

WE WILL NEED ADDITIONAL FINANCING OR FUNDING.

We will need additional financing in the future to fund any growth in product sales or to fund business development or new product development and any such financing will dilute our existing shareholders. If we experience growth in our sales and an increase in expenses, such growth and increase will use all or most of our available cash flow and cash reserves and force us to seek funding or financing. In the event that any future increase in operating income does not meet operating expenses and cost of goods, we will have to seek funding or financing for working capital. In addition, if we determine to grow our business through acquisitions, any acquisitions we consummate may require outside financing. Any additional financing will substantially dilute our existing shareholders.

Additional financing could be sought from a number of sources, including but not limited to additional sales of equity or debt securities (including equity-linked or convertible debt securities), loans from banks, loans from our affiliates or other financial institutions. We may not, however, be able to sell any securities or obtain any such additional financing when needed, or do so on terms and conditions acceptable or favorable to us, if at all. If financing is not available, we may be forced to consider strategic alternatives, such as (but not limited to) curtailing certain aspects of our operations or closing certain operating locations. If we successfully enter into a financing transaction, any additional equity or equity-linked financing would be dilutive to shareholders, and additional debt financing, if available, may involve restrictive covenants.

Unpredictability in financing and the financial markets could impair our ability to grow our business through acquisitions.  We anticipate that opportunities to acquire similar businesses or new businesses will depend on the availability of financing alternatives with acceptable terms, especially since our Common Stock is not currently an attractive consideration for mergers or acquisition due to that stock’s low market price and history of poor performance. As a result, poor credit and other market conditions or uncertainty in the financing markets, or the continuation of limitations on credit imposed by the current economic downturn, could materially limit our ability to grow through acquisitions or develop new products or fund existing business lines or products.

IF CERTAIN OFFICERS AND DIRECTORS DO NOT CONTINUE TO MAKE LOANS TO THE COMPANY, THE COMPANY MAY BE UNABLE TO TIMELY PAY ITS DEBTS OR SUSTAIN OPERATIONS.

One of our senior officers and one of our directors has from time to time made loans to the Company or its subsidiaries to cover shortages in cash or income to meet these obligations, which consist of payroll, product acquisition or other general and administrative overhead.  Typically, these loans range from $20,000 to $100,000 per loan.  Without these periodic loans, the Company or its subsidiaries would be unable to pay its reoccurring debts and/or pay for products to sell. As such, these loans are essential to the continuation of our operations and if one or more of these insiders stop making these loans, we may be unable to timely pay our debts, including payroll, and such inability, if not covered by funding or financing from other sources, could prove fatal to our business or result in suspending operations until we obtain funding or financing.

WE COMPETE AGAINST LARGER, BETTER FUNDED COMPETITORS IN ALL OF OUR BUSINESS LINES AND WE MAY BE UNABLE TO COMPETE AGAINST SUCH COMPETITORS IN THE FUTURE.

The markets for our products are competitive and we are a small business with limited resources.  We may be unable to sustain market share, win new market share or remain competitive against competing products, especially since we have limitations on our ability to obtain funding or financing on a regular basis or as needed and on consistently reasonable terms and conditions. Our markets are such that we need to introduce new products or match the competition in price, features and technology to remain competitive and either win or maintain market share.

We also rely on distribution of our products largely through large national and regional retailers like Costco, Target, Wal-Mart, and Sam’s Club.  Some of these distributors require shipment of large number of units per order, which in turn requires the purchase or financing of the purchase of large unit orders with our contract manufacturers. Our larger competitors enjoy a considerable advantage over us in funding or financing and delivery of such large orders from national and regional distributors.   This advantage may hinder our ability to compete in the same markets due to an inability to fund or finance such large orders or deliver such orders on a timely basis.  With the current recession and uncertainty in the financial markets and resulting tightening of available credit or financing, the advantage of our larger competitors, who have internal cash or greater access to the financial markets to fund large product orders from national and regional retailers, may increase and make it even more difficult for us to compete against them for orders from national and regional distributors.

The principal competitive factors in our markets include:

• Ongoing development of products that appeal to consumers in terms of design, price, functions and benefits;
• Reductions in the manufacturing cost of competitors’ products and the resulting need for us to match or beat such cost savings in the purchase price of our products for distributors;
• The ability to maintain and expand distribution channels;
• Existence of competing products with greater brand name appeal or recognition among consumers or with superior technologies or functions;
• The ability to deliver our products to our customers when requested and to obtain sufficient shelf space and exposure at retailers’ stores;
• The timing of introductions of new products and market acceptance of such products;
• The ability of larger competitors with greater resources than our company to engage in predatory marketing and sales efforts, including pricing products below cost,  to deny or reduce market share for our products, which tactics we lack the resources to counter;

• The ability of management to handle growth and increased product lines with expanding markets;
• Our limited financial resources; and
• The current recession has decreased consumer demand for our products and when and the extent of any recovery of consumer demand for our products is uncertain at this time.

Such competitors have substantially greater resources, more customers, longer operating histories, greater name recognition and more established relationships in the industry. As a result, these competitors may be able to develop and expand their distribution networks and product offerings more quickly, devote greater resources to the marketing and sale of their products and adopt more aggressive pricing policies. In addition, these competitors may enter into business relationships to provide additional products competitive to those we provide or plan to provide.

OUR FUTURE GROWTH IS DEPENDENT ON NEW PRODUCTS.

Growth in our future revenue stream and key to our goal of obtaining profitability depends to a large degree on our ability to successfully bring new products to market on a timely basis. We must continue to make significant investments in product development, including possible acquisition of other companies or products or technologies owned by other companies, in order to continue to develop new products, enhance existing products and achieve market acceptance of such products. We may incur problems in the future in innovating and introducing new products. Our development stage products may not be successfully completed or, if developed, may not achieve significant customer acceptance to justify the cost of development and marketing and sales efforts. If we were unable to successfully define, develop and introduce competitive new products, and enhance existing products, our future results of operations would be adversely affected. Development and manufacturing schedules for products can be difficult to predict, and we might not achieve timely initial customer shipments of new products. The timely availability of these products in volume and their acceptance by customers are important to our future success, especially as a small business that may not have the leverage or standing with distributors and retailers as our larger competitors. A delay in new product introductions could have a significant negative impact on our results of operations, especially in terms of future dealings with the retailers and distributors that we rely upon to sell our products to consumers.

Our failure to do any of the foregoing could have a material adverse effect on our business, financial condition and results of operations. In addition, if any of our current or future products contain undetected errors or design defects or do not work as expected for consumer market, our ability to market these products could be substantially impeded, resulting in lost net revenue, potential damage to our reputation and delays in obtaining market acceptance of these products. We cannot assure you that we will continue to successfully develop and market new or enhanced products or new applications for our existing products.

OUR PRODUCTS MAY CONTAIN ERRORS OR DEFECTS, WHICH COULD RESULT IN DAMAGE TO OUR REPUTATION, LOST REVENUES, DIVERTED DEVELOPMENT RESOURCES AND INCREASED PRODDUCT SERVICE COSTS, WARRANTY CLAIMS AND LITIGATION.

We have not experienced any significant problems, including litigation, with the quality or safety of our products. Our products are used by the general public and we could be subject to product liability lawsuits (even though our products are covered by very short and limited product warranties). In general, our products may not be free from errors or defects, which could result in damage to our business or product reputation, lost revenues, diverted development resources, increased customer service and support costs, warranty claims and potentially ruinous litigation costs and damages – all of which could significantly harm our business, results of operations and financial condition.  Our products lack features or electrical power that would typically pose a threat to any prudent user.

OUR SUCCESS DEPENDS, IN PART, ON OUR ABILITY TO OBTAIN PATENT PROTECTION FOR OUR PRODUCTS, PRESERVE OUR TRADE SECRETS, AND OPERATE WITHOUT INFRINGING THE PROPRIETARY RIGHTS OF OTHERS.

Our policy is to seek to protect our proprietary position by, among other methods, filing U.S. and foreign patent applications related to our technology, inventions and improvements that are important to the development of our business. We have three U.S. patents relating to various aspects of our products. Our patents or patent applications may be challenged, invalidated or circumvented in the future or the rights granted may not provide a competitive advantage. We intend to vigorously protect and defend our intellectual property. Costly and time-consuming litigation brought by us may be necessary to enforce our patents and to protect our trade secrets and know-how, or to determine the enforceability, scope and validity of the proprietary rights of others.

We also rely upon trade secrets, technical know-how and continuing technological innovation to develop and maintain our competitive position. We typically require our employees, consultants, advisors and suppliers to execute confidentiality agreements in connection with their employment, consulting, or advisory relationships with us. If any of these agreements are breached, we may not have adequate remedies available thereunder to protect our intellectual property or we may incur substantial expenses enforcing our rights. Furthermore, our competitors may independently develop substantially equivalent proprietary information and techniques or otherwise gain access to our proprietary technology, or we may not be able to meaningfully protect our rights in unpatented proprietary technology.

We cannot assure that our current and potential competitors and other third parties have not filed or in the future, will not file patent applications for, or have not received or in the future will not receive, patents or obtain additional proprietary rights that will prevent, limit or interfere with our ability to make, use or sell our products either in the U.S. or internationally. In the event we were to require licenses to patents issued to third parties, such licenses may not be available or, if available, may not be available on terms acceptable to us. In addition, we cannot assure that we would be successful in any attempt to redesign our products or processes to avoid infringement or that any such redesign could be accomplished in a cost-effective manner. Accordingly, an adverse determination in a judicial or administrative proceeding or failure to obtain necessary licenses could prevent us from manufacturing and selling our products, which would harm our business. We are not aware of any other company that is infringing any of our patents or trademarks nor do we believe that it is infringing on the patents or trademarks of any other person or organization.

IF WE EXPERIENCE MANUFACTURING DELAYS OR INTERRUPTIONS IN PRODUCTION, OR OCEAN FREIGHT DELAYS THEN WE MAY EXPERIENCE CUSTOMER DISSATISFACTION AND OUR REPUTATION COULD SUFFER.

If we fail to produce enough products at our own manufacturing facility or at a third-party manufacturing facility, we may be unable to deliver products to our customers on a timely basis, which could lead to customer dissatisfaction and could harm our reputation and ability to compete. We currently acquire various component parts for our products from a number of independent manufacturers in the United States. We would likely experience significant delays or cessation in producing our products if a labor strike, natural disaster, local or regional conflict or other supply disruption were to occur at any of our main suppliers. If we are unable to procure a component from one of our manufacturers, we may be required to enter into arrangements with one or more alternative manufacturing companies which may cause delays in producing our products. In addition, because we depend on third-party manufacturers, our profit margins may be lower, which will make it more difficult for us to achieve profitability. To date, we have not experienced any material delays to the point that our ability to adequately service customer needs has been compromised. As the business develops and quantity of production increases, it becomes more likely that such problems could arise.

RAPID TECHNOLOGICAL CHANGES COULD MAKE OUR PRODUCTS LESS ATTRACTIVE TO CONSUMERS.

The consumer product business is characterized by rapid technological change, frequent new product innovations, changes in customer requirements and expectations, and evolving industry standards. If we are unable to keep pace with these changes, our business may be harmed. Products using new technologies, or emerging industry standards, could make our technologies less attractive.   We may face unforeseen problems when developing or funding the development of our products which could harm our business by undermining our ability to compete.  We depend on third parties to develop technologies used in key elements of our products, and more advanced technologies which we may wish to use may not be available to us on reasonable terms or in a timely manner. Furthermore, our competitors may have access to technologies not available to us, either because they have internal research and development or can afford third party research and development, which may enable them to produce products of greater interest to consumers or automakers, or at a more competitive cost.

OUR DIRECTORS, OFFICERS AND OUR CONTROLLING SHAREHOLDER POSSESS CONTROLLING VOTING POWER WITH RESPECT TO OUR COMMON STOCK, WHICH WILL LIMIT PRACTICALLY YOUR INFLUENCE ON CORPORATE MATTERS.

Our officers and directors collectively possess beneficial ownership of approximately 260,081,176 shares of our Common Stock, which currently represents approximately 40% of our Common Stock.   Bart Fisher, a former senior officer and director of the Company who from time to time presents business opportunities to the Company and has paid for certain pre-December, 2003 legal defense liabilities of the Company, and his wife, Margaret Fisher, own an aggregate of  75,514,555 shares of Common Stock, which currently represents approximately 11.6% of our outstanding Common Stock.  Bart Fisher may be deemed a business associate of the Company and sympathetic to and supportive in general of the Company management.  As a result, our directors, officers and Bart and Margaret Fisher (as our most significant non-management shareholder), will have the ability to control our management and affairs through the election and removal of our directors, and all other matters requiring shareholder approval, including the future merger, consolidation or sale of all or substantially all of our assets.

This concentrated control could discourage others from initiating any potential merger, takeover or other change-of-control transaction that may otherwise be beneficial to our shareholders. Furthermore, this concentrated control will limit the practical effect of your participation in Company matters, through shareholder votes and otherwise.

OUR ARTICLES OF INCORPORATION GRANT OUR BOARD OF DIRECTORS THE POWER TO ISSUE ADDITIONAL SHARES OF SERIAL PREFERRED STOCK AND TO DESIGNATE OTHER CLASSES OF PREFERRED STOCK, ALL WITHOUT SHAREHOLDER APPROVAL.

Our authorized capital totals 900 million shares consisting of 850 million shares of capital stock with 50 million of those shares may be issued as serial preferred stock without any action by our shareholders.  Our board of directors may designate and issue serial preferred shares in such classes or series (including other classes or series of preferred stock) as it deems appropriate and establish the rights, preferences and privileges of such shares, including dividends, liquidation and voting rights. The rights of holders of other classes or series of preferred stock that may be issued could be superior to the rights of holders of our Common Stock. The designation and issuance of shares of capital stock having preferential rights could adversely affect other rights appurtenant to shares of our common stock. Furthermore, any issuances of additional stock (common or preferred) will dilute the percentage of ownership interest of then-current holders of our capital stock and may dilute our book value per share.

BECAUSE WE WENT PUBLIC AS A “BLANK CHECK” COMPANY AND ARE A “PENNY STOCK” COMPANY, WE HAVE NOT BEEN ABLE TO AND MAY NOT BE ABLE TO ATTRACT THE ATTENTION OF MAJOR BROKERAGE FIRMS OR INSTITUTIONAL INVESTORS TO SUPPORT OUR COMMON STOCK IN THE PUBLIC STOCK MARKETS.

Additional risks to our investors may exist since we started as a public blank check company and did not develop any primary market makers or support of major regional or national brokerage firms or security analysts of such brokerage firms.  This deficiency continues to plague the market price of our Common Stock to date.  Security analysts of major brokerage firms have not and may continue to not provide coverage of the Company or its publicly traded Common Stock because we are a “penny stock” company and have a poor historical record in terms of business and financial performance, there is no incentive to brokerage firms to recommend the purchase of our Common Stock. Without brokerage firm and analyst coverage, there may be fewer people aware of us and our business, resulting in fewer potential buyers of our securities, less liquidity, and depressed stock prices for our investors.

WE ARE SUBJECT TO THE SARBANES-OXLEY ACT, STANDARDS FOR COMPLIANCE WITH SECTION 404 OF THE SARBANES-OXLEY ACT OF 2002 ARE UNCERTAIN, AND IF WE FAIL TO COMPLY IN A TIMELY MANNER, OUR BUSINESS COULD BE HARMED AND OUR STOCK PRICE COULD DECLINE.

Rules adopted by the SEC under Section 404 of the Sarbanes-Oxley Act of 2002 or “SOX” require annual assessment of our internal controls over financial reporting, and attestation of our assessment by our independent registered public accounting firm.  The standards that must be met for management to assess the internal controls over financial reporting as effective are evolving and complex, and require significant documentation, testing, and possible remediation to meet the detailed standards.  We expect to devote additional resources to Section 404 of SOX compliance during the remainder of fiscal 2010 and on an ongoing basis.  In the event that our Chief Executive Officer, Chief Financial Officer or independent registered public accounting firm determine that our internal control over financial reporting is not effective as defined under Section 404, we cannot predict how regulators will react or how the market prices of our shares of Common Stock will be affected; however, we believe that there is a risk that investor confidence and share value may be negatively impacted.

WE RELY ON A LIMITED NUMBER OF KEY PERSONNEL BUT WE HAVE NO KEY MAN LIFE INSURANCE ON ALL KEY PERSONNEL.

We rely heavily on the skills and experience of Stewart Wallach, our Chief Executive Officer and President, and Gerry McClinton, our chief operating officer, for executive operations management, strategic planning, product selection, financial management and maintaining our relationship with essential retailers and distributors.  If either person was unwilling or unable to continue in his current position, we have no key man life insurance that would fund hiring a replacement or reserve to pay to find and compensate a qualified replacement.  Under the stock purchase agreement with Involve, LLC, dated July 9, 2009, we acquired a two-year key man life insurance policy on Mr. Wallach, but the proceeds are payable to Involve, LLC, not the Company.  Based on current cash flow, we would have to offer a large incentive compensation package to hire a qualified replacement for either Mr. Wallach or Mr. McClinton at prevailing fair market compensation levels for such positions.  In light of the anemic historical performance of our publicly traded Common Stock, even a large incentive compensation package may not attract qualified replacement for either executive.  The inability to replace either Mr. Wallach or Mr. McClinton would significantly and adversely affect our company’s ability to effectively manage operations and implement our strategic business plan and these two functions are critical to our efforts to build a profitable company.   While we have operational personnel who could handle those key executives’ day-to-day duties, such operational personnel lack the industry knowledge, industry contacts (especially with national and regional distributors) to effectively replace those key executives.

RISK FACTORS RELATING TO THE COMMON STOCK.

WE CAN ISSUE SHARES OF PREFERRED STOCK WITHOUT SHAREHOLDER APPROVAL, WHICH COULD ADVERSELY AFFECT THE RIGHTS OF COMMON SHAREHOLDERS.

Our Articles of Incorporation permit us to establish the rights, privileges, preferences and restrictions, including voting rights, of future series of stock and to issue such stock without approval from our shareholders. The rights of holders of our common stock may suffer as a result of the rights granted to holders of preferred stock that may be issued in the future.  We could also issue preferred stock to prevent a change in control of our company, depriving common shareholders of an opportunity to sell their stock at a price in excess of the prevailing market price.

OUR COMMON STOCK LACKS PRIMARY MARKET MAKER OR INSTITUTIONAL INVESTOR SUPPORT AND THE MARKET PRICE OF OUR COMMON STOCK IS CHRONICALLY LOW AND ANY INCREASES IN THAT MARKET PRICE ARE TYPICALLY SHORT LIVED.

Trading of our Common Stock is conducted on the Over-the-Counter Bulletin Board in the United States. This fact as well as the lack of primary market makers and no institutional support for our Common Stock results in an adverse impact on the liquidity of our Common Stock, especially in terms of the number of shares that can be bought and sold at a given price, the timing of transactions and lack of security analysts’ and the media’s coverage of us and our Common Stock. These factors (along with consistent net losses) also result in a chronically low market price for our Common Stock and selling pressure causing significant drops in the market price for our Common Stock.  We also are unable to readily privately place or sell in registered offerings our Common Stock.   The market price of our Common Stock is typically below two cents per share and in the past two months has dropped below one cent per share.

OUR COMMON STOCK’S MARKET PRICE MAY BE VOLATILE AND COULD FLUCTUATE WIDELY IN MARKET PRICE, WHICH COULD RESULT IN SUBSTANTIAL LOSSES FOR INVESTORS OR AN ILLIQUID MARKET FOR THE COMMON STOCK.

The market price of our Common Stock is likely to be highly volatile and could fluctuate widely in price in response to various factors, many of which are beyond our control, including:

*	our lack of primary market makers for our Common Stock – we have market makers but none are primary market makers who maintain an inventory of our Common Stock and actively support the Common Stock;
*	sale of our Common Stock to fund operations;
*	the lack of research analysts or news media coverage of CHDT or our Common Stock;
*	additions or departures of key personnel;
*	sales of our Common Stock;
*	our status as a “Penny Stock” Company;
*	our ability to execute our business plan;
*	operating results below expectations;
*	loss of any strategic relationships;
*	industry developments;
*	economic and other external factors,, especially inflation may cause consumers to delay or not purchase consumer goods like our products; and
*	period-to-period fluctuations in our financial results.

You may consider any one of these factors to be material. Our stock price may fluctuate widely as a result of any of the above listed factors. In addition, the securities markets have from time to time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies. These market fluctuations may also materially and adversely affect the market price of our Common Stock.  The price of our Common Stock on the public markets has been characterized by any significant increase in the stock price being rapidly followed by a decline to prior price levels due to the pressure of selling to reap any profits from the price increase and the lack of market support to counter such selling pressure or sustain any increase in market price.

OUR SHARES OF COMMON STOCK ARE VERY THINLY TRADED, AND THE PRICE MAY NOT REFLECT OUR VALUE; THERE CAN BE NO ASSURANCE THAT THERE WILL BE AN ACTIVE MARKET FOR OUR SHARES NOW OR IN THE FUTURE.

Our Common Sock is quoted on the OTC Bulletin Board under “CHDO.OB.”  The OTC Bulletin Board is a quotation medium for subscribing members, not an issuer listing service.  The shares of Common Stock are thinly traded, and the price, if traded, may not reflect our value on a per-share basis.  The market price of our Common Stock has dropped below $0.01 per share and may continue to decline.    Consequently, investors may not be able to liquidate their investment or liquidate it at a price that reflects the value of the business in the future, especially if the market price of our Common Stock continues to decline.  If a more active market should develop, the price may be highly volatile as investors seek to sell their shares to reap any gains or reduce any losses.  Because there is a very low market price for our shares of Common Stock, many brokerage firms may not be willing to effect transactions in our securities.  Even if an investor finds a broker willing to effect a transaction in the shares of our Common Stock, the combination of brokerage commissions, transfer fees, taxes, if any, and any other selling costs may exceed the selling price.  Further, many lending institutions will not permit the use of such shares of Common Stock as collateral for any loans.

THE MARKET FOR PENNY STOCKS HAS EXPERIENCED NUMEROUS FRAUDS AND ABUSES, WHICH COULD ADVERSELY AFFECT INVESTORS IN OUR STOCK.

We are not aware of any fraud or abuses in our Common Stock in the United States (our Common Stock is also listed in the Berlin Stock Exchange and Munich Stock Exchange in Germany, despite our efforts to delist in those markets).  However, we believe that the market for penny stocks has suffered from patterns of fraud and abuse.  Such patterns can include, without limitation:

o	control of the market for the security by one or a few broker-dealers;

o	manipulation of prices through prearranged matching of purchases and sales and false and misleading statements made by parties unrelated to the issuer;

o	“boiler room" practices involving high pressure sales tactics and unrealistic price projections by inexperienced sales persons;

o	excessive and undisclosed bid-ask differentials and markups by selling broker-dealers; and

o
wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the inevitable collapse of those prices with consequent investor losses.

We believe that many of these abuses have occurred with respect to the promotion of low price stock companies that lacked experienced management, adequate financial resources, an adequate business plan and/or marketable and successful business or product.

OUR CONTROLLING STOCKHOLDERS MAY TAKE ACTIONS THAT CONFLICT WITH YOUR INTERESTS.

Certain of our officers and directors beneficially own approximately 40% of our outstanding common stock as of the date hereof.  A former officer and director of the Company along with his spouse often vote with management and their ownership of shares of Common Stock provides our management with a voting power of 51.7%.  Assuming that said former officer and directors and his spouse votes with management, then our officers and directors will be able to exercise control over all matters requiring stockholder approval, including the election of directors, amendment of our certificate of incorporation and approval of significant corporate transactions, and they will have significant control over our management and policies.  The directors elected by these stockholders will be able to influence decisions affecting our capital structure significantly.  This control may have the effect of delaying or preventing changes in control or changes in management, or limiting the ability of our other stockholders to approve transactions that they may deem to be in their best interest.  For example, our controlling stockholders will be able to control the sale or other disposition of our operating businesses and subsidiaries to another entity.

WE DO NOT INTEND TO PAY DIVIDENDS ON OUR COMMON STOCK FOR THE FORESEEABLE FUTURE.

We have never paid any dividends on our Common Stock and we do not anticipate that we will pay any dividends for the foreseeable future on our Common Stock. Accordingly, any return on an investment in us will be realized only when you sell shares of our Common Stock.

OUR COMMON STOCK IS “PENNY STOCK” UNDER SEC RULES AND WE ARE A FORMER SHELL COMPANY FOR RESALE PURPOSES UNDER RULE 144 – WHICH MAKES OUR STOCK DIFFICULT TO SELL OR RESELL.

Our Common Stock is currently traded on the  OTCBB and is subject to the "penny stock rules" adopted pursuant to Section 15(g) of the Securities Exchange Act of 1934, as amended, or “Exchange Act.” The penny stock rules apply to non-NASDAQ companies whose common stock trades at less than $5.00 per share or which have tangible net worth of less than $5,000,000 ($2,000,000 if the company has been operating for three or more years). Such rules require, among other things, that brokers who trade "penny stock" to persons other than "established customers" complete certain documentation, make suitability inquiries of investors and provide investors with certain information concerning trading in the security, including a risk disclosure document and quote information under certain circumstances. Penny stocks sold in violation of the applicable rules may entitle the buyer of the stock to rescind the sale and receive a full refund from the broker.

Many brokers have decided not to trade "penny stock" because of the requirements of the penny stock rules and, as a result, the number of broker-dealers willing to act as market makers in such securities is limited. In the event that we remain subject to the "penny stock rules" for any significant period, there may develop an adverse impact on the market, if any, for our securities. Because our securities are subject to the "penny stock rules," investors will find it more difficult to dispose of our securities. Further, for companies whose securities are traded in the OTCBB, it is more difficult: (i) to obtain accurate quotations, (ii) to obtain coverage for significant news events because major wire services, such as the Dow Jones News Service, generally do not publish press releases about such companies, and (iii) to obtain needed capital.

We are a former shell company under current SEC rules and interpretations thereof.  As such, we may not be able to remove restrictive legends from shares of Common Stock held by affiliates and also possibly non-affiliates. Instead, those persons may have to sell under Rule 144 in any sale of restricted securities.  This status may make our Common Stock even more unappealing to investors and potential purchasers.

SALE OF A SUBSTANTIAL NUMBER OF SHARES OF COMMON STOCK BY THE SELLING SHAREHOLDERS MAY CAUSE THE MARKET PRICE OF THE COMMON STOCK TO COLLAPSE.

Although the Selling Shareholders do not currently intend to sell any significant number or percentage of their shares of Common Stock, whether shares currently held or issuable upon conversion of or exercise of Non-Qualified Stock Options, the market price of our Common Stock could likely decline as a result of sales of substantial amounts  of our  Common  Stock  in the  public  market,  or the perception that these sales could occur.  These factors could make it more difficult for us to raise funds through future offerings of Common Stock.  While we have obtained a line of credit from the Sterling National Bank for Capstone’s working capital needs, we continue to date to rely on private placement of our securities and loans from management to fund operations or business development efforts.  Such reliance will not only further dilute shareholders’ ownership in the Common Stock and their voting power, but may also adversely affect the market price of our Common Stock by creating the impression of financial weakness and further dilution of shareholders’ equity stake in the Company. Since our Common Stock typically trades below three cents per share on the OTCBB, such further dilution from selling by the Selling Shareholders or conversion of the Series B Preferred Stock or exercise of Non-Qualified Stock Options could collapse the market for our Common Stock to one cent or below per share.  Such a decrease in market price for the Common Stock makes an investment in our Common Stock even more unattractive or risky to investors.

THE LACK OF PRIMARY MARKET MAKERS AND INSTITUTIONAL INVESTOR SUPPORT FOR OUR COMMON STOCK LIMITS THE ABILITY OF THE OUR COMMON STOCK TO MAINTAIN ANY INCREASES IN MARKET PRICE.

We lack primary market makers and extensive institutional support for our Common Stock traded in the public markets. As result, whenever the market price for our Common Stock experiences any significant increase in market price, it is difficult for our Common Stock to maintain such an increased market price due to  the pressure of shareholders selling shares of Common Stock to reap any profits from such increase in market price and the lack of primary market makers and institutional investors to stabilize and support any such increase in market price of our Common Stock (by not selling their positions of such stock in response to market price increases and entering the market to purchase more shares of our Common Stock).

MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion should be read in conjunction with the financial statements and related notes that appear at the end of in this prospectus. This discussion contains forward-looking statements that involve significant uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of various factors, including those discussed in “Risk Factors” elsewhere in this prospectus.

Management's discussion and analysis provides supplemental information, which sets forth the major factors that have affected our financial condition and results of operations and should be read in conjunction with the Consolidated Financial Statements and related notes. Management's discussion and analysis is divided into subsections entitled “Forward Looking Statements,” “Introduction,” “Results of Operations,” “Liquidity and Capital Resources,” “Critical Accounting Policies,” and “Risk Factors.” Information therein should facilitate a better understanding of the major factors and trends that affect our earnings performance and financial condition, and how our performance during 2009 compares with prior years.

Forward Looking Statements: Management’s Discussion and Analysis contains “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended  , as well as historical information. Although we believe that the expectations reflected in these forward-looking statements are reasonable, we can give no assurance that the expectations reflected in these forward-looking statements will prove to be correct. Our actual results could differ materially from those anticipated in forward-looking statements as a result of certain factors – many of those factors being beyond our control or ability to predict. Forward-looking statements include those that use forward-looking terminology, such as the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “project,” “plan,” “will,” “shall,” “should,” and similar expressions, including when used in the negative.

Although we believe that the expectations reflected in these forward-looking statements are reasonable and achievable, these statements involve risks and uncertainties and no assurance can be given that actual results will be consistent with these forward-looking statements.  Actual results may differ significantly from anticipated business and financial results.

All forward-looking statements attributable to us are expressly qualified in their entirety by these and other factors. We undertake no obligation to update or revise these forward-looking statements, whether to reflect events or circumstances after the date initially filed or published, to reflect the occurrence of unanticipated events or otherwise.

Many economic and other factors outside of our control, including consumer confidence, consumer spending levels, employment levels, consumer debt levels and inflation, as well as the availability of consumer credit, affect consumer spending habits. A significant deterioration in the global financial markets and economic environment, recessions or uncertain economic outlook, could adversely affect consumer spending habits, and can result in lower levels of economic activity. The domestic and international political situation also affects consumer confidence. Any of these events or factors can curtail consumers spending, especially with respect to our more discretionary offers. During fiscal 2009, there was a significant deterioration of global markets and economic environment which negatively impacted consumer spending at retail. If these adverse trends in economic conditions continue to worsen or our efforts to counteract these trends are not sufficiently effective, our revenue would decline, negatively affecting our results of operations.

Consumer concerns about federal spending and federal debt may have also adversely affected consumer spending for our products to the extent such spending and debt creates concern about the future health of the U.S. economy and job market.

While the Company has seen a significant decline in our STP® Hardware and Automotive Line, however this reduction has been significantly offset by increased sales in our Lighting Division products. We do not produce “essential” products for basic living requirements and the purchase of our products by consumers are entirely discretionary and prone to deferral by consumers.

Introduction

The following discussion and analysis summarizes the significant factors affecting: (i) our consolidated results of operations for 2009 compared to 2008; and (ii) financial liquidity and capital resources.  This discussion and analysis should be read in conjunction with our consolidated financial statements and notes included in this Prospectus.

Prior History.  Since the start of the 1990’s, the history of CHDT has been a series of failed operating subsidiaries engaged in various business lines.  With each failed business, we usually experienced a change in management and business focus.  We believe that these past failures were due to a combination of one or more of the following: (1) inadequate financing of operations; (2) absence of a readily available sources of affordable funding for operations and product and business exception; (3) absence of any or enough experienced managers or executives; (4) lack of adequate strategic and financial planning and accurate budgeting projections; (5) general economic conditions and downturns in industries that undermined many small businesses, especially in the value-added reseller of computer hardware and software developer and systems developer industries; (6) inability to raise money in the public markets due to poor financial track record of CHDT, resulting low stock market price and lack of sufficient institutional investor and market maker support for CHDT Common Stock; (7) selection of business lines that CHDT was ill suited to compete in or acquire; (8) operating losses severely limiting the business and financial options and resources of CHDT; (9) frequent changes in management and business lines; (10) concurrently operating incompatible business lines that were ill-suited for a small business issuer; and (11) acquisitions that diverted resources from existing operations and ultimately failed and, as such, hindered CHDT’s efforts to attain profitability on a sustained basis.

Starting in late 2007, we have sought to avoid the problems of the past by recruiting an experienced management and sales team for the stated purpose to develop and expand a consumer products business and we have endeavored to raise funds for planned business development efforts.  These steps have resulted in  continued losses  for fiscal year 2009,  but we believe that this investment in corporate infrastructure is necessary to lay the foundation for possible future success and business and product development.  While we are not certain that our current strategy and business line will produce sustained future profitability or any growth, we believe that the current strategy and business line is the best approach for our current management team and available resources and, in our opinion, the most likely path to any hope of sustained future profitability.

For the years ended December 31, 2009 and 2008, the Company’s revenues were derived from 4 sources: (i) the sale of our PATHWAY LIGHTS® booklight products (Capstone and its booklight product line was acquired by CHDT in September 2006); (ii) sale of Eco-i-Lite Power Failure Lights, (iii) the sale of our CLASSIFIED SECURE FLASH DRIVES® and (iv) sale of our STP® tools power drills and automotive accessories.

Despite the recent efforts to make CHDT and its operations a focused and professionally run organization, we continue to be hampered in our efforts to achieve sustained profitability by problems that stem from the past and our history of failed businesses. Our efforts have also been severely hampered by the current economic recession and tight credit markets.

The failure of CHDT to achieve sustained profitability in its operations continues to hamper our efforts to establish and sustain a profitable, growing business or cause any appreciation in our Common Stock market price.  In fiscal year 2009, we had to continue our historical reliance on raising working capital for operations and business and product development by selling securities to investors and/or receiving loans or investment from members of management or their affiliates. We   were able to obtain a conventional asset based bank loan to help support Capstone operations and working capital needs, however, we may have to continue to raise working capital for CHDT and for Capstone business and product development (as well as mergers and acquisitions of other companies or their products) by selling our securities in private placements to investors and/or loans or investments by our management and their affiliates. This reliance on private placements of securities and insider loans or investments adds to the already huge number of outstanding shares of Common Stock, dilutes our shareholders and further weakens our ability to attract primary market makers and institutional investor support for our Common Stock as a publicly traded security and also adversely impacts on our ability to do mergers and acquisitions, attract traditional bank funding or raise working capital by public offerings of our securities.

Our lack of primary market makers and institutional investor support of our Common Stock also contributes to our burden in achieving sustained, profitable business lines.   These problems stem from the manner in which CHDT was taken public in the late 1980’s and developed a public market for the Common Stock in 1998.  CHDT did not, and perhaps could not under then current circumstances, do an underwritten initial public offering and produce a national network of broker-dealers and institutional investors interested in long-term investment in CHDT and stability in the market price for the Common Stock. As a result, we have had difficulty in sustaining any increases in the market price of the Common Stock.  When the market price of the Common Stock enjoys any significant percentage increase, shareholders tend to sell the Common Stock to reap any gains (no matter how small) from the market price increase and the selling causes the market price of the Common Stock to fall back to prior levels.  Since there are no primary market makers or institutional investors supporting the Common Stock, there are no investors effectively countering the impact of the selling pressure on the market price for the Common Stock. The low market price and lack of support for our Common Stock means that we are hampered in our ability to resort to the public markets to raise working capital because of the low stock market price. As such, we do not readily enjoy one of the principal benefits of being a public company: ready access to the public securities markets for working capital.

We intend to address the above problems in public and market maker support for our Common Stock by: (1) establishing  revenue growth in our current consumer product business lines in order to demonstrate that current management has a sound business line and business strategy; (2) upon establishing a record of profitability, members of management and agents will solicit support from institutional investors, asset managers, market makers and others to provide long-term investors in the Common Stock and stability in the public market for the Common Stock; (3) seek investment banker assistance in developing a strategic plan, including an acquisition plan, to dramatically grow our core consumer product line or another non retail product line that offers entry into a new distribution channel or niche market.  We can make no assurances that we shall succeed in this effort.

We intend to remain focused on niche consumer products for the time being that we believe can attain a profitable market niche with minimal market penetration costs and are attractive to our existing distribution channel of regional and national retailers and distributors. We also recognize that the retail distribution has been negatively impacted by the ongoing economic recession. We intend to continue to develop exciting new products by internal efforts as well as acquire new products by mergers and acquisitions, but we will also look for opportunities by merger and acquisitions that would allow us to diversify into non retail distribution channels.  Nonetheless, our company is also considering a number of options to enhance shareholder value, including, without limitation, new business lines, divesting one or more existing business lines, and mergers and acquisitions.

Results of Operations: For the year ended December 31, 2009, the Company had a net loss from continuing operations of approximately $1,099,000. For the year ended December 31, 2008 the Company had a net loss from operations of $1,338,000. That is a net loss decrease of $239,000 over 2008 results.

Total Net Revenues: For the year ended December 31, 2009 and 2008, the Company had total net sales of approximately $6,161,000 and $6,616,000, respectively, for an decrease of $455,000 which represents an 6.8% decrease over 2008 revenue. All of the revenues were generated by Capstone.  The economic recession had a particularly severe impact in the Hardware and Automotive categories as these products are not deemed necessities by consumers.  The major reason for the total revenue reduction is attributed to $1,524,000 reduced sales for the STP® tools products. In 2009 STP® tools sales were $86,000 as compared to $1,610,000 in 2008.  This large reduction was partially offset by increased sales in our Eco-i-Lite, PATHWAY LIGHTS® and Black Box Innovations product lines.

Cost of Sales: For the year ended December 31, 2009 and 2008, we had cost of sales of approximately $4,350,000 and $4,589,000, respectively. This cost represents 70.4% and 69.4% respectively of total Revenue. Overall material costs have remained steady during the year, but we provided additional sales allowances to promote our new items that have increased overall cost of sales. As a percentage of Total Net Revenue costs have increased by 1%.

Gross Profit: For 2009, gross profit was $1,811,000, a reduction by approximately $215,000 or 10.6% from 2008.  For 2008, gross profit was $2,026,000.  Gross profit as a percentage of sales was 29.4% for the year as compared to 30.6% for 2008. The gross profit decrease is the result of the added sales allowance offered to promote the new product launches and less sales.

Our larger customers are continuing to buy on a direct import basis. The gross margin percentages are lower in this selling scenario but the Company’s expenses are also reduced as the customer is responsible for related expenses such as freight, duties and handling costs.

Operating expenses were $2,645,000 in 2009 as compared to $3,075,000, a net reduction of $430,000 or 14%. This reduction can be attributed to various factors.   Sales and Marketing expenses were $355,000, a reduction of $202,000 or 36% over the $557,000 expensed in 2008.

Product Development expenses were $198,000 an increase of $178,000 over $20,000 expensed in 2008. This represents an investment in new product designs and concepts for possible new revenue growth.

Compensation for 2009 was $1,283,000, a reduction of $310,000 or 19.4% from $1,593,000 in 2008.

Professional Fees were $265,000 in 2009, an increase of $44,000 as compared to $221,000 in 2008. We have incurred additional professional services to assist in developing our overseas markets.

Depreciation and Amortization expenses were $230,000, an increase of $53,000 or 30% over the $177,000 expensed in 2008. This represents the depreciation and amortization of the cost of investing in new moulds and product packaging for the new product releases, including the Eco-i-Lite programs, PATHWAY LIGHTS® Booklights and Classified computer peripherals. This represents another investment for possible future revenue growth.

Other Income (Expense): Interest Expenses for 2009 was $266,000 a decrease of $25,000 or 8.6% over $291,000 expensed in 2008. Even though we achieved an expense reduction, mainly through better terms with some of our overseas manufacturers, we have incurred a significant cost to fund our business transactions.

Net/Income (Loss): The Loss for 2009 was $1,099,000 against a Loss of $1,338,000 for 2008, a loss reduction of $239,000 or  17.8%. The economic downturn had a major impact on our overall financial results.  Some major retailers delayed their programs until 2010 which also impacted our revenue growth in 2009. The poor performance of our STP® tools category with a $1.5 million revenue shortfall compared to 2008 has over shadowed the positive revenue growth in our Eco-i-Lite and PATHWAY LIGHTS® programs. We have been successful in reducing expenses to offset revenue shortfalls but at the same time we have continued to invest in new product concepts and moulds as investments for possible future growth.

Allowance for Doubtful Accounts

An allowance for doubtful accounts is established as losses are estimated to have occurred through a provision for bad debts charged to earnings.  The allowance for bad debt is evaluated on a regular basis by management and is based upon management’s periodic review of the collectability of the receivables.  This evaluation in inherently subjective and requires estimated that are susceptible to significant revisions as more information becomes available.

As of December 31, 2009, management has determined that the accounts receivable are fully collectible. As such, management has not recorded an allowance for doubtful accounts.  Net accounts receivable at December 31, 2009 were $1,341,883.

Stock-Based Compensation

On January 1, 2006, the Company adopted Statement of Financial Accounting Standards No. 123 (Revised 2004), Share-Based Payments, SFAS 123(R), which requires the measurement and recognition of compensation expense for all share-based payment awards made to employees and directors, including employee stock options, based on estimated fair values. SFAS 123(R) supersedes the Company’s previous accounting under Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees (APB 25) and related interpretations, applied for periods through December 31, 2005. In March 2005, the Securities and Exchange Commission issued Staff Accounting Bulletin No. 107 (SAB 107) relating to SFAS 123(R). The Company has applied the provision of SAB 107 in its adoption of SFAS 123(R).

The Company adopted SFAS 123(R) using the modified prospective application transition method, which requires the application of the accounting standard as of January 1, 2006, the first date of the Company’s fiscal year. The Company’s consolidated financial statements as of and for the year ended December 31, 2006 reflect the impact of SFAS 123(R). In accordance with the modified prospective method, the Company’s consolidated financial statements for prior periods have not been restated to reflect, and do not include, the impact of SFAS 123(R).

SFAS 123(R) requires companies to estimate the fair value of share-based payment awards on the date of the grant using an option-pricing model. The value of the portion of the award that is ultimately expected to vest is recognized as expenses over the requisite service periods in the Company’s consolidated statements of income (loss). Prior to the adoption of SFAS 123(R), the Company accounted for stock-based awards to employees and directors using the intrinsic value method in accordance with APB 25, as allowed under SFAS No. 123, Accounting for Stock-Based Compensation, (SFAS 123). Under the intrinsic value method, compensation expense under fixed term option plans was recorded at the date of grant only to the extent that the market value of the underlying stock at the date of grant exceeded the exercise price. Accordingly, for those stock options granted for which the exercise price equaled the fair market value of the underlying stock at the date of grant, no expense was recorded.

Stock-based compensation expense recognized during the period is based on the value of the portion of share-based payment awards that is ultimately expected to vest during the period.  There was no stock-based compensation expense attributable to options for the years ended December 31, 2007 and 2006 for compensation expense for share-based payment awards granted prior to, but not vested as of December 31, 2005.  Such stock-based compensation is based on the grant date fair value estimated in accordance with the pro forma provisions of SFAS 123.  Compensation expense for share-based payment awards granted subsequent to December 31, 2005 are based on the grant date fair value estimated in accordance with the provisions of SFAS 123(R).

In conjunction with the adoption of SFAS 123(R), the Company adopted the straight-line single option method of attributing the value of stock-based compensation expense. As stock-based compensation expense is recognized during the period is based on awards ultimately expected to vest, it is subject to reduction for estimated forfeitures. SFAS 123(R) requires forfeitures to be estimated at the time of grant and revised, if necessary, in subsequent periods if actual forfeitures differ from those estimates. As of and for the year ended December 31, 2008, there were no material amounts subject to forfeiture. The Company has not accelerated vesting terms of its out-of-the-money stock options, or made any other significant changes, prior to adopting FASB 123(R), Share-Based Payments.

On April 27, 2007, the Company granted 130,500,000 stock options to two officers of the Company.  The options vest at twenty percent per year beginning April 27, 2007.  For the year ended December 31, 2007, the Company recognized compensation expense of $503,075 related to these options. On May 1, 2008, 850,000 of the above stock options were canceled and on June 2, 2008, 74,666,667 of the above stock options were cancelled.  For year ended December 31, 2008, the Company recognized compensation expense of $405,198 related to these options.  For the year ended December 31, 2009, the Company recognized compensation expense of $156,557 related to these options.

On May 1, 2007, the Company granted 4,000,000 stock options to five employees of the Company.   The options vest over two years.  For the year ended December 31, 2007, the Company recognized compensation expense of $29,214 related to these options.   During 2008, 1,000,000 of the above options were cancelled prior to vesting.  For the year ended December 31, 2008, the Company recognized compensation expense of $25,131 related to these options.  For the year ended December 31, 2009, the Company recognized compensation expense of $10,869 related to these options.

On October 22, 2007, the Company granted 700,000 stock options to a business associate of the Company.  The options vest over two years.  For the year ended December 31, 2007, the Company recognized compensation expense of $1,330 related to these options.  For the year ended December 31, 2008, the Company recognized compensation expense of $7,978 related to these options.  For the year ended December 31, 2009, the Company recognized compensation expense of $6,648 related to these options.

On January 10, 2008, the Company granted 1,000,000 stock options to an advisor of the Company.  The options vest over one year.  For the year ended December 31, 2008, the Company recognized compensation expense of $19,953 related to these options.

On February 5, 2008, the Company granted 3,650,000 stock options to four directors and one employee of the Company.  The options vest over two years.  For the year ended December 31, 2008, the Company recognized compensation expense of $59,619 related to these options.  For the year ended December 31, 2009, the Company recognized compensation expense of $2,603 related to these options.

On May 1, 2008, the Company granted 850,000 stock options to an employee of the Company.  The options vest over two years.  For the year ended December 31, 2008, the Company recognized compensation expense of $5,242 related to these options.  For the year ended December 31, 2009, the Company recognized compensation expense of $7,862 related to these options.

On June 8, 2009, the Company granted 4,500,000 stock options to four directors of the Company.  The options vest in one year.  For the year ended December 31, 2009, the Company recognized compensation expense of $42,663 related to these options.

The Company recognizes compensation expense paid with common stock and other equity instruments issued for assets and services received based upon the fair value of the assets/services or the equity instruments issued, whichever is more readily determined.

As of the date of this report the Company has not adopted a method to account for the tax effects of stock-based compensation pursuant to SFAS 123(R) and related interpretations. However, whereas the Company has substantial net operating losses to offset future taxable income and its current deferred tax asset is completely reduced by the valuation allowance, no material tax effects are anticipated.

During the year ended December 31, 2005, the Company valued stock options using the intrinsic value method prescribed by APB 25.  Since the exercise price of stock options previously issued was greater than or equal to the market price on grant date, no compensation expense was recognized.

Directors & Officers Insurance: We currently operate with directors’ and officers’ insurance and we believe our coverage is adequate to cover likely liabilities under such a policy.

Impact of Inflation: To date, we have not experienced any significant effect from inflation.  Our major expenses have been the cost of selling and marketing product lines to customers in North America.  That effort involves mostly sales staff traveling to make direct marketing and sales pitches to customers and potential customers trade shows around North America and visiting China to maintain and seek to expand   distribution  and  manufacturing relationships and channels.  We generally have been able to reduce cost increases by strong negotiating or re-engineering products.

Currency. The U.S. dollar is the currency of used in all of our commercial transactions.

Discussion of Critical Accounting Policies

Our consolidated financial statements and accompanying notes have been prepared in accordance with accounting principles generally accepted in the United States of America applied on a consistent basis. The preparation of these financial statements requires us to make a number of estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. We evaluate these estimates and assumptions on an ongoing basis. We base these estimates on the information currently available to us and on various other assumptions that we believe are reasonable under the circumstances. Actual results could vary materially from these estimates under different assumptions or conditions.

Our significant accounting policies are discussed in Note 1, “Nature of Business and Summary of Significant Accounting Policies,” of the notes to our audited consolidated financial statements included in this prospectus.

We believe that the following critical accounting policies affect the more significant estimates and assumptions used in the preparation of our consolidated financial statements:

Prior Fiscal Years.  As previously reported in our SEC filings, we received comments and inquiries from the Division of Corporation Finance (“DFC”) of the Securities and Exchange Commission on or about September 7, 2007, which communication concerned our Form 10-K for the fiscal year ended December 31, 2006.  The comments and inquiries were part of the DFC’s periodic review of SEC-reporting companys Securities and Exchange Act of 1934 periodic filings. As part of the Company’s response to the SEC, the Company filed a Form 8-K, dated and filed with the Commission on October 12, 2007, to report the corrections to the financial statements for the Company’s fiscal year ended December 31, 2005 that were previously filed as Note 14 to the financial statements of the Company’s Form 10-K for the fiscal year ended December 31, 2006.

Note 14 states in its entirety: “We have restated our balance sheet at December 31, 2005, and statements of operations, stockholders’ equity and cash flows for the year ended December 31, 2005.  The restatement impacts the year ended December 31, 2005, but has no effect on the financial statements issued in prior fiscal years. The restatement is the result of a correction of an error.  In 2005, the Company did not accrue $175,000 of directors' fees that had been authorized, but not paid at December 31, 2005. The $175,000 was paid in 2006 with the issuance of Common Stock. Also, the Company had accrued  $30,600 in payroll tax expense on accrued compensation of  $200,000 that had been paid in stock at December 31, 2005, that was subsequently treated as contract services and not employee services.  The impact of the restatement on the balance sheet was to increase current liabilities from $573,351 to $717,751.  The impact of the restatement on net loss is an increase of $144,400, from $589,171 to $733,571 net of tax for the year ended December 31, 2005. There was no change in the loss per share.”

Date of Conclusion regarding Corrections to Annual Financial Statements for the Fiscal Year Ending December 31, 2005.  The errors in accounting treatment of the two compensation issues referenced above came to light on March 1, 2007 as a result of the audit work for the fiscal year ending December 31, 2006.

Audit Committee Response: Independent director and audit committee member Jeffrey Guzy has discussed the aforementioned corrections with Robison Hill & Co., the Company’s public auditors.  The conclusion of those discussions was that the errors were the result of Company management misunderstanding inquiries from the public auditors and that misunderstanding resulted in a response to the auditors that produced the two errors in the fiscal year 2005 audit. Mr. Guzy and the public auditors also concluded that the Company’s addition of a chief operating officer with financial and accounting experience in early 2007 and the addition of an in-house bookkeeper assisted by a local accountant in early 2007 should help prevent any repeat of the miscommunication between management and the public auditors about such compensation matters and their accounting treatment.

Liquidity and Capital Resources

At December 31, 2009, we had cash of $266,867 compared to $156,371 at December 31, 2008. Cash increased by $110,496 during fiscal year ended December 31, 2009 and cash decreased by $101,431 during fiscal year ended December 31, 2008. For fiscal year ended December 31, 2009, we believe that our available cash, cash flows from operations, available funds from our asset based loan with Sterling Bank, combined with short term loans from directors and the proceeds from the sale of CHDT treasury Common Stock as needed, will be sufficient to fund our liquidity and capital expenditure requirements during fiscal year ended December 31, 2010.

Net cash used by operating activities was $1,088,590 in fiscal year ended December 31, 2009 as we suffered an operating loss of $1,099,068 and $1,338,736 in December 31, 2008.  Operating cash flows from 2008 to 2009 consist of money spent increasing our executive staff, sales force, infrastructure and marketing and sales expenditures  and in new product design, development, production tooling and  retail packaging design as Capstone ramped up to promote existing and new products.  We have paid no dividends at any time prior to the date of this Prospectus.
Off-Balance Sheet Arrangements: We have no off-balance sheet arrangements.

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure.  We have had no changes in accountants or disagreements with our accountants in fiscal year ended December 31, 2009 or in 2010 to date.

DESCRIPTION OF BUSINESS

General Overview. We are a public holding company organized under the laws of the State of Florida and engaged in business thorough our sole, wholly owned operating subsidiary, Capstone Industries, Inc., a Florida corporation organized in 1997 and acquired by us in a cash and stock transaction on September 13, 2006 (“Capstone”).  Our Common Stock, $0.0001 par value, is quoted on the Over-the-Counter Bulletin Board under the Symbol “CHDO.OB” (“Common Stock”).  Capstone produces: (1) STP®-branded power tools and automotive accessories, and (2) portable booklights, specialty flashlights, multi-task lights (3) Eco-i-Lite power failure lights, (4) BBIL – computer peripherals, through Chinese contract manufacturers.  We distribute those products through national and regional retailers and distributors in the United States (See: “Current Products” below).

We had one wholly owned subsidiary with no business operations, operating assets or staff: Souvenir Direct, Inc., a Florida corporation, (“SDI”), which was used to sell our former souvenir, gift and promotional products.  We liquidated SDI June 30, 2009.

Current Products.

Current Products.  Capstone is engaged in the business of producing the following consumer products, which are, unless indicated otherwise, manufactured for and under the trade name of “Capstone” by contract manufacturers in China, distributed by us and sold through regional and national retailers and distributors in the United States:

(1)           Portable Book Lights, Task Lights and e Reader E-lite:  In March 2009 the Company launched an expanded new line of booklights and multi-task lights, under the name PATHWAY LIGHTS®. This program included the following named products: Mini Taskbright, Multi Taskbright, Poser Taskbright, Pawprint Taskbright, Compact 1 Brightbook, Compact 2 Brightbook, Britespot 2 Brightbook, Britespot 3 Brightbook, and Multipose Brightbook. These products were offered in various trendy colors. The line was further expanded with the launch of the E-Reader Light, Diva Compact Booklight, the Retro Taskbright and the Minipose Taskbright at the International Housewares Show in March 2010. These LED booklights are small, lightweight and portable and attach to reading materials and illuminate the area of text. They are powered by batteries.  The new e Reader E-lite has been specifically designed to provide lighting for the new trendy e Reader products. The Diva Compact booklight has been designed for consumers that require multi functions. Shaped as a compact case, it is a booklight but also has a mirror.

(2)           In 2009 the Company also launched The Eco-i-Lite and Mini Eco-i-lite Power Failure Lights. Both use induction charge technology and function as a power failure light, hand held flashlight, and night lite. Each product uses an encased lithium ion battery that when fully charged provides 7 + hours of battery life and LED light bulbs that last 100,000 hours. In March 2010 at the International Housewares Show, the Company expanded the line with the launch of the Midi Eco-i-Light and the Pawprint Line in Full size, Midi and Mini, specifically developed for the dog walking consumers.

(3)           In March 2010 at the International Housewares Show the Company also launched its new C-Lite Wireless Motion Sensor light. This is offered in a 12 LED full size and a 6 LED Mini Size and is powered by AA batteries. These lights provide lighting for dark areas without having to install electrical wiring. The bulb housing rotates 360 degrees to allow for light to be directed where needed. Both versions have a Motion Sensor Circuitry that activates the lights when movement is detected within 13 feet of the C-Lite. Both versions have a Hi and Lo light brightness setting to conserve the batteries. The full size also has a period selector (60 seconds, 90 seconds or 120 seconds) which presets the time period that a light should turn off after the last motion has been detected. Both come with a unique slide and snap bracket that allows for the product to be installed on a wall.

(4)           In March 2010 the Company officially launched its new line of Light Ringers™ Lamps. This offer includes the 12 LED Battery Operated Lamp, 12 LED Rechargeable Lamp, 12 LED Solar Lamp and 12 LED AC Lamp also the 20 LED Rechargeable Lamp, 20 LED AC Lamp, 20 LED Metal Lamp and 20 LED Utility Lamp. These products are all offered in trendy colors and unique packaging.

(5)           BBI launched its initial products in the second half of fiscal year 2008.  with (1) Personal Pocket Safe® – a portable computer flash memory device that provides pre-formatted fields for easy entry of all personal important records, documents and images and (2) Secret Diary® is a portable computer memory device that works on PC computer systems using as a personal diary --- providing pre-teens and teens with absolute privacy while allowing for complete creativity. The line was expanded in late 2009 with the introduction of  (3) SafeMouse., a mouse that can backup computer files automatically in real time and keep the files securely protected by the same encryption software as the other products. (4)Classified Secure Flash Drive® was also launched which  is a secured storage flash drive.  All of these devices use Datalock™ Pin Protection, Military–grade 256 bit AES Hardware Encryption and Epoxy Coatings that destroys contents upon forced entry.

These products were renamed under the “CLASSIFIED” brand and officially relaunched in March 2010 at the International Hardware Show.

Personal Pocket Safe® has the following features: click- Icons identify all of your personal vital categories; enter- preformatted fields allow easy entry of all records and also attach documents, photos, and other images; and view- Quickly view your information on any standard Windows based PC computer system (Vista/XP operating systems), any time, any place. No software installation is required for PC computer systems using Vista or XP by MicroSoft; and exit- The encrypted data auto-saves to your Personal Pocket Safe®. When you’re done, no trace of the software or your data is left behind on the PC computer system.

Secret Diary® has the following features:  Secure - Personalized PIN-code and non-removable memory chip foils break-in attempts; Safe -  Hack-resistant with encryption software; Invisible --“Traceless” in that data entry leaves nothing on the host PC computer; Helpful - PIN replacement assistance and optional registration for Never-Lost, a backup subscription that retains your diary entries in case of loss or theft.

SAFEMOUSE has the following features:  A mouse that can back up files automatically in real time and keeps the data secured.  - Personalized PIN-code and non-removable memory chip foils break-in attempts; Safe - Hack-resistant with encryption software; Invisible --“Traceless” in that data entry leaves nothing on the host PC computer; Helpful - PIN replacement assistance and optional registration for Never-Lost, a backup subscription that retains your diary entries in case of loss or theft.

CLASSIFIED SECURE FLASH DRIVE® has the following features:  Secure - Personalized PIN-code and non-removable memory chip foils break-in attempts; Safe -  Hack-resistant with encryption software; Invisible --“Traceless” in that data entry leaves nothing on the host PC computer; Useful for storing storage files, videos and pictures. Simple to use just add a pin number.

(6)           STP®-Branded Power Tools and Automotive Accessories:  Under an April 2007 licensing agreement with Clorox Company, we have the right to use the trade name STP® on a line of power tools and automotive accessories made for Capstone by Chinese manufacturers and sold by Capstone though its distribution channels in the United States. STP® is a registered trademark of The Armor All/STP Products Company, which is owned by Clorox Company.  Our licensing rights to the STP® trademark require periodic licensing payments to Clorox Company and achievement of certain milestones in sales.  Clorox Company is a Delaware corporation and an SEC reporting company.

A selection of these STP ®-branded products, which are designed for home use and are not contractor-grade tools, are: Screw drivers, power drills, inverters, spot-lights and automotive accessories.  STP®-Branded Power Tools and Automotive Accessories sales have not met expectations. Due to current economic conditions and disappointing sales, we do not intend to market this product line beyond 2010.

Distribution of Products:  Capstone distributes its products through existing national and regional distributors and retailers in the United States, including,   office-supply chains, book store chains, warehouse clubs, supermarket chains, drug chains, department stores, catalog houses, online retailers and book clubs.   Our largest distribution channels are: Target Stores, Wal-Mart,  Meijer Stores,  Barnes & Noble book stores, Fred Meyer-Kroger Stores, Costco Wholesale, Sam’s Club, BJ’s Wholesale  Club, Cost –U –Less,  Container Store and  Smart Home Inc.  These distribution channels may sell our products through the Internet as well as through retail storefronts and catalogs/mail order.  When we launch new products, our sales team will introduce the new line to the applicable departments within our existing customer base.

Capstone personnel market and sell BBI products and do so in the same manner as they market and sell Capstone products.

Marketing and Sales:  We use employee-salesmen, distributors, and a network of manufacturer representatives to direct sells our products to the distribution channels referenced above.  We also display and market our products at industry trade shows to promote our products to retailers and distributors in North America. We rely on our distribution channels to advertise our products to the consumers.  We have redesigned and developed Websites for CHDT, Capstone and STP®-branded tools and BBIL products. These are user friendly sites and designed to be informational purposes only. We have developed consumer e-commerce capability on the BBIL site, but do not plan at this point to develop e-commerce capabilities on the other sites.

In March 2009 at the International Housewares Show, we successfully launched the Pathway Lights® booklight program and the Eco-i-Light power failure light program.

In March 2010 at the International Houseware Show we launched the new product line C-Lite Wireless Motion Sensor Light, the Light Ringers Lamps, expansion to our Pathway Lights® program and an expansion to our BBIL program.

Strategy:  We intend to become a major producer of certain identified consumer product categories in the United States.  We expect to bring new ideas and concepts to these categories through innovation and new technology, but with certain benchmarks, namely:

-	designed for an everyday use or task;
-	is affordable within the range of manufacturer’s suggested retail price for such a product (below $100 or $200 dollars, depending on product and market segment);
-	represent value when compared to items produced or marketed by major consumer product companies on a national scale; and
-	has reasonable profit and profit margin opportunity and acceptable market penetration costs, in our opinion.

We hope to accomplish this goal by the following (which, although deemed advantages or strengths of the Company or effective means of marketing or selling, may not translate into success in sales and income):

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Leveraging Chinese Manufacturing Relationships:  China has become a major manufacturing source for products sold in the U.S. because many of the Chinese manufacturers can quickly produce as well as engineer quality products meeting all design and product specifications, produce such products at an extremely competitive per unit cost (because of low labor rates and relatively modern manufacturing facilities) and timely direct ship those products to any place in the world.  Often, it is more economical and efficient to manufacture products in China and have them shipped to the United States than to have such products produced in North America. While this resource is available to and used by large numbers of U.S. companies, including our competitors, we believe this Chinese manufacturing resource gives us the level of production cost and quality that allows us to be competitive with larger competitors in the United States. We also have very close business partnerships with two Hong Kong-based companies, who work with us to develop and prototype new product concepts and then interface with our Chinese factories to ensure products are Quality Control tested before and during production. These Hong Kong companies also provide extensive, product development, and quality control and logistics support to ensure on time shipments. We also have close relationships with the Certification Labs in Hong Kong such as STR Labs and Bureau Vitas Labs that provide full product testing and certification and factory and security auditing services.

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Experienced in Dealing with Retail and Distributor Networks:  We believe our management has extensive experience in getting consumer products into the retail and distribution channels, which is key to being competitive in our segments of the consumer product industries; and

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Niche Markets.  We believe our management is experienced in locating and developing niche consumer product opportunities that may be overlooked or underexploited by competitors, especially larger competitors.   Typically, we seek to find consumer products where we believe that we can win a profitable niche of the market share – one where the number or extent of commitment of competitors presents a reasonable opportunity to acceptable market entry costs to obtain a profitable market niche.

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Leveraging Licensing and Brand Name Services.  We are pursuing and using recognized trademarks or logos of other companies, like STP®,   to assist our products in gaining market recognition and acceptance without extensive marketing and advertising campaigns.  The current STP® branded power tool product line is the first and an instance of such leveraging of existing trademarks.

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Acquisition for Niche Consumer Products. We will also pursue acquiring promising niche consumer products by acquiring other companies with such niche consumer products or the technology to develop such niche consumer products.  We will use, in most instances, the Common Stock to acquire such companies.  If cash is required for an acquisition, we will have to raise such cash by selling our securities to investors and/or borrowing money from our officers and directors and/or third party sources.  The selling of our securities will dilute our existing shareholders and the borrowing of money will divert any cash flow from operations.  Despite these negative consequences, we believe that we cannot be competitive or successful without innovation and expansion of consumer products, which may require acquisition by merger or other form of acquisition.  The low market price of our Common Stock makes acquisitions difficult to negotiate and consummate.  Some of the companies, technology or products acquired by us may be owned by CHDT management or affiliates.

Patents and Proprietary Rights:  Patents currently owned by Capstone include:
-           Liqui-Light Flashlights.
-           Timely Reader Booklights with Timer and Auto Shut Off.

Registered Trade Marks owned by Capstone include:
-           Always Within Reach
-           Classified Secure Flash Drive
-           Hippul
-           Liqui-Lights
-           Timely Reader
-           Simply Comfort
-           Pagesitters
-           Pathway Lights
-           Personal Pocket Safe
-           Secret Diary
-           Xtreme Blinkers

There can be no assurance that patent applications owned by us, or licensed to us, will issue as patents or that, if issued, our patents will be valid or that they will provide us with meaningful protection against competitors or with a competitive advantage. There can be no assurance that we will not need to acquire licenses under patents belonging to others for technology potentially useful or necessary to us and there can be no assurance that such licenses will be available to us, if at all, on terms acceptable to us. Moreover, there can be no assurance that any patent issued to or licensed by us will not be infringed or circumvented by others. In particular, if we are unable to obtain issuance of a patent with broad claims with respect to our products or if we are unable to prevail in oppositions against our foreign patents with similar claim scope, a competitor may be able to design around our patent rights by employing technologies or innovations that are not covered by our subsisting patents.  Litigating intellectual property rights claims is very expensive and we may not have the available cash flow to engage in litigation in every or any specific instance.

Much of our know-how and technology may not be patentable. To protect our rights, we require employees, consultants, advisors and collaborators to enter into confidentiality agreements. There can be no assurance, however, that these agreements will provide meaningful protection for our trade secrets, know-how or other proprietary information in the event of any unauthorized use or disclosure. In addition, our business may be adversely affected by competitors who independently develop competing technologies, especially if we obtain no, or only narrow, patent protection.

Lastly, there can be no assurance that third-parties will not bring suit against us for patent infringement by a licensee or us, or to have our patents declared invalid.  We do not have insurance to cover such intellectual property lawsuits and such lawsuit can be extremely expensive to defend.

Competition:  Capstone competes against numerous consumer product companies.  Competitors of Capstone include:  Zelco Industries, Inc. of  Mount Vernon,  New York,  which makes the ITTY BITTY™ light and Lightwedge, LLC of Nantucket, Massachusetts.  With trends and technology continually changing, to remain competitive in the industry, Capstone will have to continue to develop and introduce new products and color options at competitive pricing.  Many national retailers such as Target, Walmart and Barnes & Noble offer book lights as part of their product line.

We face extensive competition from numerous competitors in the power tool and accessory product line in the United States.  Many of our competitors have significantly greater resources, far more years in selling this market segment and far greater market share than we do.  Companies like Black & Decker, Bosch, Mikita, Hitachi, TechTronic, Porter & Cable, Panasonic, Ryobi and CPO Milwaukee are significantly larger companies than we are and they have well-established and much larger market share than we do in the U.S. home use power tool industry.  Our ability to obtain any market share in the U.S. home use power tool market depended on the name recognition and consumer acceptance of our licensed STP®-brand name for our power tool line for home use.   We started to market and sell our STP®-branded power tool line in October 2007.  However, after initial successes we have been impacted by the continued severe downturn in the retail market especially the automotive and hardware segments. After exhausting our efforts in this market it is evident that this category will remain severely depressed as a result of the recession and we do not plan to continue marketing this line beyond 2010.

Government Regulation: We are subject to regulation by federal and state securities authorities (including FINRA) as well as usual and customary state and county business and tax regulation of a for-profit business.  Capstone and BBIL are subject to the usual and customary federal, state and local business and tax regulation of a consumer products company and a for-profit business.  We are not subject to any U.S. federal, state or local regulation that poses, in our opinion, any special or unusual burden or obstacle to conducting our business and financial affairs.   Our main concern in terms of government regulation is the changing regulatory environment in China and its impact on our ability to access our consumer product manufacturing sources and obtain our consumer products.  While the general trend in China has to be conducive to trade and commerce, China is a still a single-party nation-state in which the central government has the power to dramatically and immediately change its trade and commercial policies and laws.  China has benefited greatly from a more liberal trade and commercial policies and laws in the 1990’s and this decade to date.  However, political or military conflict between the United States and China, who are rivals for power and influence in Asia and to an increasing extent all along the Pacific Rim as well as being diametrically opposed to one another over the status of Taiwan, could provoke a change in Chinese trade or commercial law that makes it more difficult or expensive for us to obtain consumer products.  Such a development would have a serious impact on our ability to compete in the United States in the niche consumer product market.

Corporate History. Incorporated in 1986 in Delaware as a blank check company, our company had no business operations form 1986 into 1997 and its sole activity was to pursue its business plan to investigate business opportunities in which to engage by merger or acquisition. From 1997 through 2002, the Company acquired a series of small, private companies. These operating subsidiaries were engaged in either software systems development operations, resellers of computer hardware and software manufactured by other companies, installers and repair firms of computer networks, or providers of various information technology technical consulting services. Most of these acquisitions were accomplished by stock-for-stock exchanges. By the fourth quarter of 2002, these operating subsidiaries had ceased conducting business due to their inability to compete effectively in their respective geo-graphical markets; loss of key sales, technical, sales and management personnel; unexpected downturns in customer demand in certain industries (especially in the value-added reseller of computer hardware and software), inadequate management and planning (especially the lack of a coherent strategic business plan); failure of CHDT to eliminate duplicative overhead among its operating subsidiaries; inadequate financing of operations; use of financing for non-revenue generating purpose; inability to obtain financing or funding on affordable or commercially reasonable terms or at all; or a combination of the foregoing factors. By the first quarter of fiscal year 2003, we had no business operations  or source of revenue and our  management  was reduced to a caretaker officer and one to two directors.

From  December 1, 2003 to September 2006:  On December 1, 2003, we acquired Souvenir Direct, Inc., a Florida corporation (“SDI”) owned by our Chairman of the Board of Directors, Howard Ullman. SDI, which became the Company's sole wholly-owned operating subsidiary at that time.  SDI management also became our management as part of the stock-for-stock acquisition of SDI.

On January 27, 2006,  CHDT entered into a Purchase  Agreement  (the  “CPS Purchase  Agreement”) with  William  Dato (“Dato”) and Complete Power Solutions, LLC,  a Florida limited liability company, (“CPS”)  pursuant  to which CHDT  acquired  from Dato a 51% of the member interests of CPS for a purchase price consisting of the payment of $637,000 in cash and the delivery of 600,000 shares of CHDT's Series A Convertible  Preferred  Stock (the “Series A Preferred Stock”) having a stated value of $1,200,000 which are convertible into 50,739,958 shares of CHDT's Common Stock.

On January 26, 2007,  we entered into a Purchase and Settlement  Agreement, dated and effective as of December 31, 2007  ("CPS Settlement Agreement") with CPS, Dato and Howard  Ullman (our Chairman of the Board and  also Chief Executive Officer at the time),  whereby:  (a) CPS is repurchasing  the 51% CPS Membership  Interests owned by us in return for the transfer of 600,000 shares of our Series A Preferred  Stock"),  and which are convertible into 50,739, 958 shares of our Common Stock, $0.0001 par value per share, beneficially owned by  Dato, to us,  and (b) the issuance of a promissory note by CPS to us in the principal  amount of $225,560,  bearing annual interest at 7% with interest-only  payments commencing on July 1st and thereafter  being paid quarterly on April 1st, July 1st, October 1st and January 1st until the  principal and all unpaid  interest  thereon shall become due and payable on the maturity date,  being January 26, 2010, (the "2007 Promissory Note") and (c) the mutual releases  contained in the Agreement.  As a result of this transaction, we have no ownership interest in CPS and  neither  CPS nor Dato will have an  ownership  interest in us (from the CPS Purchase Agreement).

The 2007 Promissory Note provides that if principal and accrued interest thereon is not paid in full by the maturity date,  then 2007  Promissory  Note's maturity  date will be roll over for  successive  one year periods until paid in full.  For any roll over period,  the annual  interest will be increased to 12%.

The 2007 Promissory  Note  also  provides  that  the  principal amount may be automatically  increased by an amount up to $7,500 if the amount  claimed as the cost of  replacement  of a  garden  by the  customer  for a power  generator  is abandoned or settled for less than $7,500.  The Agreement allows CPS to off set, if CPS so  elects,  any  payments  due under the 2007  Promissory  Note to us  by any amounts owed to CPS under the  indemnification  provisions  of the CPS Settlement Agreement.

CPS is also indebted to us under a promissory note in the original principal  amount of  $250,000,  executed  by Dato on June 27, 2006 and payable to us,  bearing  interest at 7% per annum and maturing on June 30,  2007,  subject to  extension  (the "2006  Promissory  Note") and subject to offset by (i) $41,600  owed by an affiliate of  CHDT to the CPS for funds advanced by CPS for  portable  generators  which were never  delivered  and (ii) $15,000 as an agreed amount paid to compensate CPS for refunds required to be made to clients of CPS for  cancelled  sales made  personally  by Howard  Ullman (which amounts  have been  applied  first to accrued  and unpaid interest  due September 30, 2006 and December 31, 2006 and then applied to quarterly interest payable on the principal of the 2006 Note to maturity (June 30, 2007),  and then to reduce the principal  amount of the 2006  Promissory  Note to $210,900).

Further,  the CPS Settlement Agreement: (a) canceled the Voting  Agreement, dated January 27, 2006,  by and among Dato, CHDT and Howard  Ullman;  (b) removed us as a party to the Employment Agreement, dated January 27, 2006, with Dato and CPS and  (c) required CPS and Dato to  cooperate  with us and the auditors in completing  all audits required by CHDT’s financial reporting obligations in fiscal years 2006 and 2007. Pursuant to the terms of the Agreement, Dato resigned from all positions at CHDT and Howard Ullman  resigned from all positions at CPS - both  effective January 26, 2007.

The net result of the CPS Settlement Agreement is to cancel the transactions entered into by and among CHDT, CPS and Dato under the CPS Purchase Agreement by and among CHDT, CPS and Dato, which transaction was reported by the Form 8-K filed by CHDT with the  Commission on January 31, 2007, and end CHDT’s involvement in the  distribution of commercial and residential standby power generators by CPS.

CHDT was forced to take legal action to collect all outstanding amounts including full payment of principals. On March 10th, 2008 we were granted a Final Summary judgment against CPS (Case # CACE07-19082 (25) 17th Judicial Court, Broward County, Florida) for the following amounts June note $238,748.90 and January note $262,990.88 for a total of $501,739.78. We actively pursued further   legal action to collect this judgment but we have now determined that this judgment is uncollectible.

On September 15, 2006, we entered into a Stock Purchase Agreement with Capstone and Stewart Wallach, the sole shareholder, a director and a senior executive officer of Capstone. Under the Stock Purchase Agreement, we acquired 100% of the issued and outstanding shares of Capstone Common Stock in exchange for $750,000 in cash (funded by the previously reported credit line provided by certain directors of CHDT) and $1.25 million in Series B Preferred Stock, $0.10 par value per share, which Series B Stock is convertible into 15.625 million “restricted” shares of our Common Stock, $0.0001 par value (“Common Stock”).  We have agreed to register shares of Common Stock under the Securities Act to cover the conversion of the Series B Stock issued to Mr. Wallach in the acquisition of Capstone.  We anticipate filing such registration statement in mid-2009.

As of January 1, 2007, SDI consolidated its operations and sales and marketing efforts into Capstone’s operations  umbrella in order to streamline operations and consolidate sales and marketing operations under one company.  As of that date, SDI ceased to be an operating company.  SDI was dissolved on June 30, 2009.  On December 1, 2007, Capstone and SDI entered into a Purchase and Sale Agreement (the “SDI Purchase Agreement”) with Magnet World, Inc., a Florida corporation (“MWI”).  Under the SDI Purchase Agreement, the operating assets of SDI were sold to MWI for $200,000 cash.  Capstone had been marketing and selling SDI’s line of promotional, gift and souvenir products for most of fiscal year 2007. We decided to sell SDI’s business in order to: (i) focus on our primary business line, Capstone’s consumer products; (ii) eliminate a secondary business that was not contributing positive cash flow on a consistent basis and, constituted a drain on resources needed, for the Capstone consumer product business line; and (iii) to obtain cash to fund Capstone’s consumer product business, especially the STP®-branded power tool product line introduced in October 2007.  With the sale of SDI’s assets, Capstone’s and BBIL’s consumer product lines became our sole business line in 2008.

During fiscal year 2007, we ceased promoting or devoting resources to OBS’ start-up efforts to sell Chinese made roofing tiles in the United States.  The persistent downturn in the housing construction business through 2007 reduced, in our opinion, the demand for such product.  We also concluded that our Capstone consumer products business was a more promising industry segment for our limited resources.

Industry Background

We are engaged in a highly competitive industry: the production through contract manufacturers of and the marketing and sale of low-technology consumer products through national and regional retailers and distributors.  Our market is the United States – although some of our retailers and distributors have access to or market presence in Canada and Mexico.  We face competition from numerous competitors in the power tool, lighting and computer peripheral product lines.  We face competition from a limited number of mostly small companies (like our own) in the portable and specialty lighting business segment. The limited competition in the portable book lighting and specialty lighting segment reflects that it is a relatively low margin business with little appeal to larger companies. Some competitors are large consumer product companies with substantially greater resources, market share, operating history and brand recognition among consumers than we possess.  Some competitors are like us: small companies which rely on contract manufacturers in China or elsewhere to produce price competitive and feature competitive products. Like us, many of our competitors in the consumer product industry rely on the engineering skills, manufacturing skills and production capacity of China to produce their products on a competitive price basis.

Our larger competitors have direct marketing and sales efforts, including e-commerce capabilities and direct sales by telephone or mail advertising, that we cannot afford to and do not match or emulate in either scale or scope of effort.  While a consumer can purchase our products on-line through various e-commerce Web Sites (like Amazon.com) or through the e-commerce web sites of retailers that carry our products (like Target.com), we do not have the same presence in e-commerce as our larger competitors.

If we could not access competent Chinese or other contract manufacturers to produce our products, or if we could not effectively place our products with national and regional retailers and distributors, we could not effectively compete in our industry.  We seek to guard against such a development by seeking alternative contract manufacturing firms and seeking to expand our distribution network in terms of number of retailers and distributors as well as the geographical reach of that distribution network.  We may seek a larger presence in foreign markets in 2009 or 2010 by expanding the distribution network to such foreign markets.  Possible future foreign markets are Mexico, Chile and Brazil (the stronger South American economies) as well as United Kingdom, France, Germany, Spain and Italy.  Such foreign expansion plans are in the planning process at this time and we have invested in a new senior sales position of Managing Director – International whose role will be to implement the foreign market expansion plan.

Marketing Strategy: Our sales and marketing efforts are conducted by employee sales persons and some contract sales people and manufacturing representatives who use telephone pitches, displays at industry trade shows and face-to-face marketing and sales efforts to accomplish the following goals (listed in order of priority and strategic importance): (1) induce national and regional retailers and distributors to start to display or continuing to display at retail stores, and promote at such retail stores and promote on related e-commerce web sites,  our products; (2) increase awareness of our product lines among national and regional retailers and distributors and, to a lesser extent, among consumers; and (3) expand our national and regional retailer and distributor network in terms of number of retailers and distributors and in terms of geographical reach.  We do almost no general advertising or mail campaigns to market and sell our products to consumers, retailers or distributors. We rely heavily on retailers and distributors to promote our products to the consumer.

Technology and Information: We do not believe that most of our products have or use any special or unique proprietary technology.  Most of our products use the same industry-wide, non-proprietary features, functionality and technology as competitor products. The exception is the Personal Pocket Safe®, a secure, portable, computer-readable personal information storage device.

Security: We believe the principal security risks to our operations are unauthorized disclosure or theft of our non-public information about our customers’ purchasing plans and negotiations with us for future product sales and non-public product development plans. We have established usual and customary facility and computer security measures to protect such non-public information from unauthorized use.  We also require most of our senior operations officers and key employees to sign confidentiality, non-compete and/or proprietary rights protection agreements. We believe these security measures are sufficient to protect our non-public information about our customers and product from unauthorized use or disclosure.

Competition:  Like most other low-technology consumer product companies, we believe that the primary competitive factors in our industry are well-designed,  competitively priced products with features that are most appealing to consumers and comparable to or better than the features of competitors’ products.  We also believe that our products having visible and adequate shelf displays and promotion in retail stores are important to our success.

We face several large competitors in the power tool product line.  Large companies like Black & Decker, Ryobi, Panasonic, Porter & Cable, Milwaukee Tool, Hitachi and Sears have far greater resources in marketing-sales, product development, research and development, market share, consumer recognition and consumer brand loyalty than our new STP®-branded power tool product line.  If any one or more of these larger competitors targeted our STP®-branded power tool product line by undercutting our pricing for such products,  increasing their marketing and sales efforts and/or rebates or sales incentives for their competing products sold in the principal retailers displaying our STP®-branded power tool and/or brought pressure on our principal retailers to reduce the visibility or shelf space dedicated to our products by providing more or better shelf space and displays for their products and/or pressured or provided incentives for our distributors to promote their products instead of our products, then we would be in all likelihood be unable to successfully compete or survive such competitive pressure.

Most of our competitors in the portable book and specialty light product line are small companies like our own.  We are confident of our ability to compete on equal basis with such competition and, because this industry segment is low profit margin and relatively small market potential, we do not believe that large companies would enter this industry segment.

Sarbanes-Oxley Act. As a public company, we are subject to the Sarbanes-Oxley Act or “SOX,” which implements a broad range of corporate governance and accounting measures for public companies designed to reduce conflicts of interest, improve the accuracy of financial reports and promote transparency in corporate operations in order to better protect investors from corporate wrongdoing. The Sarbanes-Oxley Act’s principal legislation and the derivative regulation and rule making promulgated by the Securities Exchange Commission includes:

•	the creation of an independent accounting oversight board;
•	auditor independence provisions which restrict non-audit services that accountants may provide to their audit clients;
•	additional corporate governance and responsibility measures, including the requirement that the chief executive officer and chief financial officer certify financial statements;
•
a requirement that companies establish and maintain a system of internal control over financial reporting and that a company’s management provide an annual report regarding its assessment of the effectiveness of such internal control over financial reporting to the company’s independent accountants and that such accountants provide an attestation report with respect to management’s assessment of the effectiveness of the company’s internal control over financial reporting;

•	an increase in the oversight of, and enhancement of certain requirements relating to audit committees of public companies and how they interact with the company’s independent auditors;
•	a requirement that audit committee members must be independent and are absolutely barred from accepting consulting, advisory or other compensatory fees from the issuer;
•	a requirement that companies disclose whether at least one member of the committee is a “financial expert” (as such term is defined by the Commission) and if not, why not;
•	expanded disclosure requirements for corporate insiders, including accelerated reporting of stock transactions by insiders and a prohibition on insider trading during pension blackout periods;
•	a prohibition on personal loans to directors and officers, except certain loans made by insured financial institutions;
•	disclosure of a code of ethics and filing a Form 8-K for a change or waiver of such code;
•	mandatory disclosure by analysts of potential conflicts of interest; and
•	a range of enhanced penalties for fraud and other violations.

Federal Securities Laws.  We have filed with the Securities and Exchange Commission a registration statement under the Securities Act of 1933, as amended, for the registration of the shares of common stock to be issued pursuant to the rights offering.  Our Common Stock is registered with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended.  We are subject to the information, proxy solicitation, insider trading restrictions and other requirements under the Securities Exchange Act of 1934, as amended.

Country Risks.  Almost all of our contract manufacturing operations and sources of products are located in China.  We are dependent on China for almost all of the design and production of our consumer products.  As such, we are subject to significant risks not typically faced by companies operating in or obtaining products from North America and Western Europe manufacturing sources.  Political, economic and trade conflicts between the U.S.  and China,  including  possible conflict over North Korea’s nuclear weapons program or the  independence  of Taiwan,  could severely hinder the ability of  CHDT to obtain products and fill customer orders from our current Chinese  manufacturing  sources. Further, Chinese commercial law is still evolving to accommodate increasing capitalism in Chinese society, especially in terms of commercial  relationships and dealings with foreign companies,  and can be unpredictable in application or principal.  The same unpredictability exists with respect to the central Chinese government, which can unilaterally and without prior warning impose new legal, economic and commercial laws, policies and procedures.   This element of unpredictability heightens the risk of doing business in China.  While dramatic anti-trade shit in Chinese policy or laws would seem to be clearly against the best interests of China and its current economic trends, China has a central government with the authority to make such changes.

China has been under international pressure to value its currency in a manner that would increase the value of Chinese currency in respect of other world currencies and thereby increase the cost of Chinese goods in the world market.  Such a revaluation of Chinese currency could adversely impact business by increasing costs to consumers, but this cost impact would also affect our competitors with products produced in China.  China adopted a  2%  revaluation of its currency in 2005 and the U.S. Dollar declined slightly in response to this revaluation.  While under international pressure to value the Chinese currency in a manner that more realistically reflects the strength and value of the Chinese currency, China may continue to keep Chinese currency at a level that some regard as below its perceived, true value.

Employees.  As of May 7, 2010, we had a total of eight full-time employees, consisting of two officers and one regular employee plus 5 persons employed by Capstone.  BBI uses the personnel of Capstone to conduct its business.
DESCRIPTION OF PROPERTY

Our principal executive headquarters and sole business and operations office is at 350 Jim Moran Blvd., Suite 120, Deerfield Beach, Florida 33442, located in Broward County.  Our corporate telephone number is (954) 252-3440.

On June 29, 2007, the Company relocated its principal executive offices and sole operations facility to 350 Jim Moran Blvd., Suite 120, Deerfield Beach, Florida 33442, from another site in Broward County, Florida.  This space consists of 4,000 square rentable feet and is leased on a month-to-month basis.  Month payments are approximately $4,390 per month. Rental expense under these leases was approximately $52,684 and $51,809 for the years ended December 31, 2009 and 2008, respectively.

We do not own any real property.

LEGAL PROCEEDINGS

Other than as set forth below, we are not a party to any material pending legal proceedings and, to the best our knowledge, no such action by or against us has been threatened.  From time to time, we are subject to legal proceedings and claims that arise in the ordinary course of its business. Although occasional adverse decisions or settlements may occur in such routine lawsuits, we believe that the final disposition of such routine lawsuits will not have material adverse effect on its financial position, results of operations or status as a going concern.

CELESTE TRUST REG., ESQUIRE TRADE, ET AL. V. CBQ, INC.: On February 18, 2010, Company  and its subsidiaries and Howard Ullman, a director of the Company, and the plaintiffs in the matter of Esquire Trade & Finance, Inc. and Investcor, LLC v. CBQ, Inc. (03 Civ. 9650 (SC) (S.D.N.Y., November 5, 2009) (“Action”) completed execution of all agreements to a settlement and release for the Action, which settlement and release is subject to entry of an order by the court dismissing the Action and pending appeal by the plaintiffs consistent with the settlement and release.  The settlement and release provides a mutual, general release of all claims that plaintiffs and Company may have against each other as the date of the release, including any causes of action or claims under the Action and any related proceedings.  The settlement provides, in part, that: (1) the parties will seek a court order dismissing the Action; (2) the parties will release each other from any and all claims and causes of action in or related to the Action or the pending appeal to the U.S. Circuit Court for the Second Circuit;  (3) the plaintiffs will pay $100,000 towards the Company’s legal fees incurred in the Action; (4) the Company will support the release of shares of Company Common Stock, $0.0001 par value per share, (“Common Stock”) owned of record by Networkland, Inc., a Virginia corporation, (“NET”) and Technet Computer Services, Inc., a Virginia corporation, (“TECH”) to the plaintiffs or their designees (each such block of Common Stock was sought by the plaintiffs in this Action as part of their claims against the Company (collectively, said shares of Common Stock held of record by NET and TECH being referred to as the “N&T Shares”));  (5) the issuance of 350,000 shares of Common Stock owned by Howard Ullman, a director of the Company, to the plaintiffs or their designees; and (6) the granting by Mr. Ullman of a five year option to purchase 20 million shares of Common Stock owned by Mr. Ullman to the plaintiffs or their designees, which option has an exercise price of $0.029 per share.  Under the proposed settlement agreement and release, the Company will grant piggy-back registration rights to the option and underlying shares of Common Stock referenced in (6) above, which rights will be effective after June 1, 2010.  The Company will pay all registration fees and legal costs associated with any such registration, which are currently estimated to be approximately $3,000 to $5,000.

The settlement and release, which consists of a settlement agreement and release and option agreement by Mr. Ullman, was negotiated by Mr. Ullman on behalf of the Company with the plaintiffs. Mr. Ullman has provided case administration of the Action for the Company.

The Company believes that the settlement and release is in the best interests of the Company and its public shareholders because (1) it will, when effective, eliminate the possibility of an adverse ruling by the U.S. Court of Appeals for the Second Circuit on the plaintiffs’ appeal, which adverse ruling could potentially impose a significant liability on the Company; and (2) the continuation of the Action may discourage potential investors and funding sources from assisting the Company in financing operations and business development as well as make it more difficult to pursue any possible future merger and acquisition transactions.

The Company’s board of directors approved the general terms of the settlement and release on February 1, 2010, but approval and execution of all documents necessary to reaching a settlement and release was not achieved until the February 18, 2010 of the option granted by Mr. Ullman.  A copy of the settlement agreement and release and the option granted by Mr. Ullman are attached to the Company’s Form 8-K as Exhibit 99.1 and Exhibit 99.2, respectively.  The Form 8-K, dated February 19, 2010, was filed with the Commission on February 22, 2010.  The above summary of the settlement agreement and release and option are qualified in its entirety by reference to the proposed settlement agreement and release attached as Exhibit 99.1 and the option attached as Exhibit 99.2 to said Form 8-K Report.

CPS (Complete Power Solutions, LLC): As part of the January 26, 2007 Purchase and Settlement Agreement between CPS, CHDT and other parties, CPS issued of a promissory note  to us in the principal  amount of $225,560,  bearing annual interest at 7% with interest-only  payments commencing on July 1,  2007 and thereafter  being paid quarterly on  October 1st, January 1st , April 1st and July1st until the  principal and all unpaid  interest  thereon shall become due and payable on the maturity date,  being January 26, 2010, (the "2007 Promissory Note").  The 2007 Promissory Note provides that if principal and accrued interest thereon is not paid in full by the maturity date, then 2007 Promissory Note's maturity date will be roll over for successive one year periods until paid in full.  For any roll over period, the annual interest will be increased to 12%. CPS is also indebted to us under a second promissory note in the original principal  amount of  $250,000,  executed  by Dato on June 27, 2006 and payable to us,  bearing  interest at 7% per annum and maturing on June 30,  2007,  subject to  extension  (the "2006  Promissory  Note") and subject to offset by (i) $41,600  owed by an affiliate of  CHDT to the CPS for funds advanced by CPS for  portable  generators  which were never  delivered  and (ii) $15,000 as an agreed amount paid to compensate CPS for refunds required to be made to clients of CPS for cancelled  sales made  personally  by Howard  Ullman (which amounts  have been  applied  first to accrued  and unpaid  interest  due September 30, 2006 and December 31, 2006 and then applied to quarterly interest payable on the principal of the 2006 Note to maturity (June 30, 2007),  and then to reduce the principal  amount of the 2006  Promissory  Note to $210,900).  CPS have failed in their responsibility to pay interest and principal payments and laid out in both notes and agreement. As a result we have been forced to take legal action to collect all outstanding amounts including full payment of principals.

On March 10th, 2008 we were granted a Final Summary judgment against CPS (Case # CACE07-19082(25) 17th Judicial Court, Broward County, Florida) for the following amounts June note $238,748.90 and January note $262,990.88 for a total of $501,739.78. We aggressively pursued collection of this judgment but have now deemed this judgment to be unlikely to be ever collected due to  the lack of identifiable assets or cash to levy or garnish.

Potential Legal Proceedings.  CYBERQUEST,  INC.:  We received a written claim from certain former shareholders  of Cyberquest, Inc., a former, but now defunct, subsidiary of our company,  in the summer of calendar year 2006.  They claimed  to  hold  or  own approximately  70,000  shares of our Series A Redeemable  Preferred Stock (“Series A Preferred Stock”) issued in our 1998 acquisition of Cyberquest, Ltd.  Cyberquest, Ltd. ceased operations in the late 2000 to early 2001 period.  We have investigated these claims and has not been able to date to  substantiate  their ownership of said preferred stock to date and the claimants have not pursued their claims beyond the initial communication and a brief discussion of their claim with one of our outside legal counsels in 2006. Without evidence of the claimants’ ownership, we have elected not to include their claimed ownership in any of our financial statements or shareholder records.

The Series A Redeemable Preferred Stock (“Series A Stock”) issued in connection with the Cyberquest acquisition has the following terms:  (a) no dividend rights;  (b) Convertible into common stock at a rate pf 1,000 shares of common stock for each share of Series A Stock; (c) we have the following elective and cumulative redemption right:  (1) from and after November 19, 1998, and up to and including November 18, 1999, the Company may redeem,  at any time and from time to time, all or any portion of up to 7,000  preferred  shares  at a price  of $10 per  share;  (2) from and  after November 19, 1999,  and up to and including  November 18, 2000, we may redeem,  at any time  and  from  time to  time,  all or any  portion  of (y) the  Series A Stock not  redeemed  under (1) and (z) up to an  additional  14,000  Series A Stock at a price of $11.00 per share; (3) from and after November 19, 2000, and up to and including  November 18, 2001, the Company may redeem, at any time and from time to time, all or any portion of (y) those Series A Stock not redeemed under (1) and (2) and (z) up to an additional  21,000 Series A Stock at a price of $12.00 per share; and (4) from and after November 19, 2001, and up to and including November 18, 2002, we  may redeem, at any time and from time to time,  all or any  portion of (y) those  preferred  shares not  redeemed under (1), (2) and (3) and (z) up to an additional  28,000 Series A Stock at a price of $13.00  per share  however,  in the event that the we offer and sell  securities  to the public  through an  offering  registered  with the SEC,  we would redeem the outstanding  Series A Stock not  previously  redeemed  at a price per share of $10.00 per share until November 18, 1999,  $11.00 per share until  November 18, 2000,  $12.00 per share until  November  18, 2001 and $13.00 per share until and after November 18, 2002;  (d) there is no liquidation  preference  over  any  existing  or subsequently  established  class or series of outstanding  stock; (e) there is no sinking fund rights;  (f) there are no voting rights; (g)  Additional Provisions: In the event that we offer and sell on a private, non-registered  basis at any time during which any shares of  Series A Stock are outstanding  any share of Common Stock at a price of less than $5.00 per share, we shall forthwith grant to the holder(s) of any then outstanding  Series A Stock a warrant allowing said holder(s) to acquire  from us one (1) share of Common  Stock for each ten shares of Common Stock issued and sold. The warrant shall be exercisable  for a period of one (1) year  after  grant at the price for  which  the  shares of Common  Stock causing the imposition of this provision were issued and sold.   We have no record of any of the foregoing actions being taken in respect of the Series A Stock.

Other Legal Matters. To  the best of our knowledge, none of our  directors, officers or owner of record of  more than five percent (5%) of the  securities of the Company,  or any associate of any such director, officer or security holder is a party adverse to us or has a material interest adverse to us in reference to pending litigation.

We are not  currently  a party to any other legal  proceedings  that we believe  will have a  material  adverse  effect on our  financial  condition  or results of operations.

MARKET PRICE OF OUR COMMON STOCK & MARKET FOR OUR COMMON STOCK

Market Information

As of May 7, 2010, there were approximately 3200 holders of record of our Common Stock and 648,632,786 outstanding shares of the Common Stock. We have not previously declared or paid any dividends on our Common Stock and do not anticipate declaring any dividends on our Common Stock in the foreseeable future. The following table shows the high and low bid prices of the Common Stock as quoted on the OTC Bulletin Board, by quarter, during each of our last two fiscal years ended December 31, 2009 and 2008. These quotes reflect inter-dealer prices, without retail markup, markdown or commissions and may not represent actual transactions. The information below was obtained from information provided from the OTC Bulletin Board, for the respective periods.

	YEAR 2009		YEAR 2008
	high	low	high	low
1st Quarter	.015	.008	.030	.020
2nd Quarter	.029	.011	.030	.020
3rd Quarter	.017	.010	.030	.020
4th Quarter	.015	.009	.020	.010

First Quarter 2010
(January 1, 2010 to March 31, 2010)
high	low
.011	.0076

We changed our name and trading symbol on the OTC Bulletin Board in second fiscal quarter of 2007 from “China Direct Trading Corporation” and CHDT.OB” to “CHDT Corporation” and “CHDO.OB,” respectively We changed our name because we believed that the old name did not accurately reflect the current business and strategy of our company.
Dividends

Holders of our Common Stock are entitled to share pro rata in dividends and distributions with respect to the Common Stock when, as and if declared by our Board of Directors out of funds legally available therefore. We have not paid any dividends on our Common Stock and we intend to retain earnings, if any, to finance the development and expansion of our business. Additionally, we must first pay any declared preferred dividends on our Series C Stock and Series B-1 Stock, and, if any shares are in fact outstanding, our Series A Stock,  as described under the caption “Description of Capital Stock” below. There is no current dividend known to be declared but unpaid to any class of our securities.  Future dividend policy is subject to the sole discretion of our Board of Directors and will depend upon a number of factors, including future earnings, capital requirements and our financial condition.

MANAGEMENT AND BOARD OF DIRECTORS

Management

CURRENT OFFICERS. The current officers of the Company are:

(1)    Stewart Wallach, age 58, was appointed as Chief Executive Officer and President of the Company on April 23, 2007. Mr. Wallach is also the senior executive officer and director of Capstone.

(2)    Howard Ullman, age 50, Chairman of the Board of the Company.  Mr. Ullman was Chief Executive Officer, President and Chairman of the Board of the Company from December  1, 2003 until his  resignation  from the Chief  Executive  Officer and President  positions on April 23, 2007.

(3)    Gerry McClinton, age 54, is the Chief Financial Officer and Chief Operating Officer and a director (appointed as a director on February 5, 2008) of the Company. Mr. McClinton is also a senior executive of Capstone.

(4)    Laurie Holtz,  age 77, Director, was previously appointed as Chief Financial Officer in December 2007 but retired in 2009.  He is an experienced forensic auditor and has worked in that profession in the South Florida region.

(5)    Jill Mohler, age 47, Secretary since February 5, 2008.  Ms. Mohler served in the Ohio Air National Guard from 1982 to 1989.  Ms. Mohler graduated with honors from DeVry University with a Bachelors Degree in Business Administration in October 2006.  She began working as Executive Assistant under Stewart Wallach at CHDT Corporation in January 2008.

CURRENT BOARD OF DIRECTORS

The current directors of the Company, reelected on April 23, 2010, by written consent of shareholders holding more than 50% of the outstanding voting power of the Company are:

(1)           Stewart Wallach.  Mr. Wallach has been a director since April 2007.

(2)           Gerry McClinton.  Mr. McClinton has been a director since February 2008.

(3)           Howard Ullman.  Mr. Ullman is the Chairman of the Board. Mr. Ullman has been a director since December 4, 2003.

(4)           Laurie Holtz. Mr. Holtz has been a director since January 2004.

(5)           Jeffrey Postal.  Mr. Postal has been a director since January 2004.

(6)           Jeffrey Guzy. Mr. Guzy was appointed as a director on May 3, 2007.  Mr. Guzy is deemed an "independent director."

(7)           Larry Sloven.  Mr. Sloven was appointed as a director on May 3, 2007.   Mr. Sloven is an outside director.

The biographies of the above-identified individuals are set forth below:

STEWART  WALLACH, age 58,  is the Chief  Executive  Officer and President of the Company  since April 23,  2007, a director of the Company  since  September  22, 2006,  and the founder and Chief  Executive  Officer and Chairman of the Board of  Capstone since  September 20, 2006.  Mr. Wallach formed and sold Systematic Marketing, Inc., which developed and marketed products to mass markets, to Sagaz Industries, Inc., an automotive parts producer for consumers. He served as president of Sagaz Industries for 10 years before forming Capstone Industries, Inc. 1998, Mr. Wallach co-founded Examsoft Worldwide, Inc., which has developed and delivered software technology solving security   challenges  of  laptop based examinations for major   educational institutions and state bar examiners.  From 2002, he, through Systematic Development Inc., has provided executive management services to Gatekeeper Business Solutions to assist in its growth.  Gatekeeper Business Solutions is a company providing technology for effective labor management and payroll  services  software to small and  medium-sized  businesses.  Mr. Wallach has not been involved with Gatekeeper Business Solutions since April 2007.  Mr. Wallach currently is a shareholder and director of Systematic Development, Inc. and Examsoft Worldwide, Inc.

HOWARD  ULLMAN, age 50,   was the Chief  Executive  Officer,  President  and Chairman of the Board of Directors  from January 2003 until October 27, 2003 and then from December 1, 2003 until April 20, 2007. Mr. Ullman remains the Chairman of the Board of Directors of the Company.  He voluntarily resigned all of those offices on October  27,  2003 in order to avoid any potential conflicts of interest when the Company was  negotiating  to purchase Mr. Ullman's Souvenir Direct,  Inc. or "SDI." Upon the acquisition of 100% of SDI capital stock by the Company on or about December 1, 2003, Mr.  Ullman was reappointed as Chief Executive Officer, President and Chairman of the Board of the Company on or about December 1, 2003. He resigned as the Chief Executive Officer and President on April 20, 2007 in order to allow the appointment of Stewart Wallach to those offices.  He has  spent  the  last  23  years  in  the  souvenir,  gift  and promotional market with China.  In 1997, he launched  “China  Direct  Trading  Company” to leverage  his Far East supplier  network and to broaden his product line into  thousands of  customized gift items ranging from mugs, key chains,  and glassware to hats and lapel pins. Mr. Ullman earned his Bachelor's degree in Economics from Tulane University in 1982.

GERRY MCCLINTON (aka “James McClinton”), age 54,  Mr. McClinton was appointed as a director of the Company to fill a vacancy on February 5, 2008. His prior work experience is: (a) President of Capstone (2005 -2007); (b) General Manager of Capstone (2000-2005); (c) Held senior officer positions with Sagaz Industries, Inc. (1990-2000); (c) Chief Financial Officer, Firedoor  Corporation, a national  manufacturer  of security and fire doors to the construction industry (1980-1990).  Mr. McClinton received a Bachelors Degree at the Institute of Cost and Management Accountants (“I.C.M.A.”), University of Northern Ireland, Belfast, United Kingdom.

LAURIE HOLTZ, age 77,  is a certified  public  accountant  practicing in the greater  Miami,  Florida  region for over 30 years. Mr. Holtz was appointed Chief Financial Officer of the Company in December 2007.  Mr.  Holtz was a pioneer in development  of forensic  accounting  and has worked as a forensic  auditor in a number of cases over the years. He is the  father-in-law  of Howard Ullman.  Mr. Holtz has served on the Board of Directors  since January 2004.

JEFFREY  POSTAL, age 53,  has  served as a director  of the  Company  since January 2004. He is a businessman and dentist in the Miami,  Florida region. Mr. Postal owns or founded:  Sportacular Art, a company that is licensed by the NFL, MLB and NHL to design and manufacture sports memorabilia for retail distribution in the U.S.; Weston
Sports management,  which arranges appearance of athletes at major retail companies
around  the  country;  DJP  Consulting,   a  marketing consulting company servicing companies conducting business on the Internet;  and DataStream Card Services, which provides billing solutions for companies conducting business on the Internet. He is also the principal  of two dental treatment  cents,  one being one of the largest cranio-facial pain and trauma centers  in the  State  of  Florida.  Mr.  Postal  received  a DMD  from  Temple University in 1984.

JEFFREY GUZY,  age 57,  was appointed to the  Company's  Board of Directors on May 3, 2007, to replace Mr. Lamadrid.  Mr. Guzy is currently the President and a director of Leatt Corporation, a Nevada corporation with its Common Stock quoted on The Pink Sheets, LLC under the trading symbol “Leat.pk.” Mr. Guzy has a MBA in Strategic  Planning and Management  from The Wharton School of the University of  Pennsylvania,  M.S. (Electrical Engineering) from Penn State University, a B.S. (Electrical Engineering) from Penn State University and an Associate Degree in Theology from Georgetown University.  He has served as an executive, manager or consultant in business development, sales, customer   service  or   management   in  the telecommunications industry, specifically with IBM Corp., RCA Corp., with Sprint International,  Bell Atlantic Video Services,  Loral  Cyberstar and Facilicomm International.  He has also started his own telecommunications company providing Internet services in Western Africa.

LARRY SLOVEN, age 59. Mr. Sloven was appointed as a director on May 3, 2007. He is the  President of Asian  Outsource  Design  Group/ISL or "AODG",  which has a sourcing and development agreements with Capstone for Capstone’s licensed hardware and  automotive  accessory  programs.  A U.S.  Citizen,  Mr. Sloven has resided in Hong Kong for over 18 years.  He is a member of the American  Chamber of Commerce in Hong Kong. He just finished a five year term as a Director of the American  Club in Hong Kong and  Chaired  the  Development  Committee  which was responsible for re-engineering five major  multi-million  dollar  re-development projects for the premier club in Asia.

Under our bylaws, directors serve for one year terms expiring upon the next annual meeting of our shareholders and the assumption of office by the new directors.

Family Relationships: Laurie Holtz, a director and  previous Chief Financial Officer,  is the father-in-law of Howard Ullman, our Chairman of the Board of Directors and our principal shareholder.  The Company does not believe that this relationship has created any potential or actual conflicts of interest.

Involvement in Certain Legal Proceedings: During the past five years, no officer, director, control person or promoter of the Company has been involved in any legal proceedings respecting: (i) any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time; (ii) any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses); (iii) being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; or (iv) being found by a court of competent jurisdiction (in a civil action), the commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth the cash and non-cash compensation for awarded to or earned by: (i) each individual who served as the principal executive officer of either CHDT or Capstone during the year ended December 31, 2009; and (ii) each other individual that served as an executive officer of either CHDT or Capstone at the conclusion of the year ended December 31, 2009 and who received more than $100,000 in the form of salary and bonus during such fiscal year.

For purposes of this prospectus, these individuals are collectively the “named executives” of the Company.

Name &					Non-Equity	All
Principal Position	Year	Salary $	Bonus(5) $	Stock Awards $	Incentives (4) $	Other $	TOTAL $

Stewart Wallach	2009	$236,250	-0-	-0-	-0-	-0-	$236,250
Chief Executive	2008	$225,000	-0-	-0-	-0-	-0-	$225,000
Officer (2)	2007	$225,000	-0-	-0-	-0-	-0-	$225,000

Gerry McClinton	2009	$157,500	-0-	-0-	-0-	-0-	$157,500
Chief Operating	2008	$150,000	-0-	-0-	-0-	-0-	$150,000
Officer & Chief	2007	$150,000	-0-	-0-	-0-	-0-	$150,000
Financial Officer(3)

Howard Ullman(1)	2009	$100,000	-0-	-0-	-0-	-0-	$100,000
Chairman of the	2008	$100,000	-0-	-0-	-0-	-0-	$100,000
Board of Directors	2007	$100,000	-0-	-0-	-0-	-0-	$100,000
Footnotes:
(1)	Howard Ullman resigned as Chief Executive Officer and President of the Company on April 20, 2007. Stewart Wallach assumed those positions on April 23, 2007.
(2)	Stewart Wallach assumed the officer positions on April 21, 2007. The 2009 salary reflects an $11,250 raise per an Employment Agreement, dated February 5, 2008.
(3)	2009 salary reflects a $7,500 raise per an Employment Agreement, dated February 5, 2008. .
(4)	The Company has no non-equity incentive plans.
(5)
The Company has no established bonus plan.  Any bonus payments are made ad hoc upon recommendation of Nominating and Compensation Committee and approval by Board of Directors.  Bonuses are only paid on a performance basis.

OTHER COMPENSATION(1)

NAME/POSITION	YEAR	SEVERANCE	CAR	CO. PAID	TRAVEL	TOTAL($)
		PACKAGE	ALLOWANCE	SERVICES	LODGING

Stewart Wallach	2009	-0-	-0-	-0-	-0-	-0-
Chief Executive	2008	-0-	-0-	-0-	-0-	-0-
Officer	2007	-0-	-0-	-0-	-0-	-0-

Gerry McClinton	2009	-0-	-0-	-0-	-0-	-0-
Chief Operating	2008	-0-	-0-	-0-	-0-	-0-
Officer & Chief	2007	-0-	-0-	-0-	-0-	-0-
Financial Officer

Howard Ullman	2009	-0-	-0-	-0-	-0-	-0-
Chairman of the	2008	-0-	-0-	-0-	-0-	-0-
Board of Directors	2007	-0-	-0-	-0-	-0-	-0-

FOOTNOTES:  (1) There were no 401(k) match by the Company and no medical supplemental payments by the Company in any of the years specified.

Officers of the Company do not receive compensation for service as directors.

Outstanding Equity Awards at Fiscal Year End

The table below sets forth certain information regarding unexercised options, as of December 31, 2009, for each of the named executives identified in the Summary Compensation Table (see above):

OPTION GRANTS IN LAST FISCAL YEAR

The following table includes information as of December 31, 2009 for our equity compensation plans.

Number of securities	Weighted-average exercise	Number of securities
to be issued upon exercise	price of outstanding	remaining available for future
of outstanding options,	options, warrants and rights	issuance under equity compensa-
warrants and rights (a)		tion plans (excluding securities
reflected in column (a))
20,000,000	$0.029	20,000,000

The following table summarizes option grants during the fiscal year ended December 31, 2009, to each of the executive officers named in the Summary Compensation Table herein.

SUMMARY TABLE OF OPTION GRANTS TO OFFICERS OF COMPANY

Name	No. of Shares	% of Total Options	Expiration	Restricted	No. Shares
	Underlying	Granted Employees	Date	Stock Grants	underlying Options
		in FY2009			Options Granted
in FY2009
Stewart
Wallach	-0-	-0-	N/A	-0-	-0-

Howard
Ullman	-0-	-0-	N/A	-0-	-0-

Gerry
McClinton	16,010,000	100%	4/27/2017	-0-	5,000,000

Securities Authorized for Issuance Under Equity Compensation Plans

 The table below sets forth certain information, as of the close of business on December 31, 2009, regarding equity compensation plans (including individual compensation arrangements) under which our securities were then authorized for issuance.

	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Issuance Under Equity Compensation Plans (excluding securities reflected in column a)
	(a)	(b)	(c)
Equity compensation plans approved by shareholders	-0-	-0-	20,000,000

Equity compensation plans not approved by shareholders (1)	90,292,152	$0.028	N/A

FOOTNOTES:

(1)
We are currently not required by applicable state law or the listing standards of any self-regulatory agency (e.g., the OTCBB, NASD, AMEX or NYSE) to obtain the approval of our shareholders prior to issuing any such compensatory options, warrants or other rights to purchase securities of the Company.

(2)
In April 2005, our Board of Directors adopted the 2005 Equity Plan permitting the issuance of various incentives, including options or similar rights to purchase or acquire up to 20,000,000 shares of our Common Stock.

Employment and Change-in-Control Agreements

On February 5, 2008, the Company entered into the following employment agreements, which supersede any existing employment agreements and are the only employment agreements with Company officers:

(1)           On February 5, 2008, the Company entered into an Employment Agreement with Stewart Wallach, the Company’s Chief Executive Officer and President, whereby Mr. Wallach will be paid $225,000 per annum.  As part of the agreement, Mr. Wallach will receive a minimum increase of 5% per year.  For 2009, Mr. Wallach was paid $236,250, and for 2010, Mr. Wallach will be paid $247,500.  The term of the contract begins February 5, 2008 and ends on February 5, 2011.

(2)           On February 5, 2008, the Company entered into an Employment Agreement with Gerry McClinton, the Company’s Chief Operating Officer, whereby Mr. McClinton will be paid $150,000 per annum.  As part of the agreement, Mr. McClinton will receive a minimum increase of 5% per year.  For 2009, Mr. McClinton was paid $157,500 and for 2010 Mr. McClinton will be paid $165,000.  The term of the contract begins February 5, 2008 and ends on February 5, 2011.

(3)           Howard Ullman, Chairman. The employment agreement provides for an annual salary of $100,000 with minimum annual increase in base salary of 5%. Mr. Ullman may, at his option, elect to receive restricted shares of Common Stock in lieu of cash compensation, which shares are subject to piggyback registration rights.  Mr. Ullman’s base salary in fiscal year 2009 was $100,000, which was mostly paid in restricted shares of Common Stock in lieu of cash.

Common Provisions in All Three Employment Agreements:  The following provisions are contained in each of the above employment agreements:

* If the officer’s employment is terminated by death or disability, the Company is obligated to pay to the officer or his estate, as the case may be, the following lump sum payment:  (a) one year of base salary (at the then current rate), (b) the bonus paid in the previous year to the officer; and (c) the amount of officer’s health and dental insurance premiums for the previous year. If the employment is terminated without cause by the Company or for “good reason” (as defined in the employment agreement) by the officer then the Company must pay the following lump-sum amount to the officer:  (aa) the then current annual salary; (bb) the amount of the previous year’s bonus;  and (cc) the aggregate annual salary and aggregate bonus payable for the remainder of the term of the employment agreement, and the Company shall continue his health and dental insurance coverage for 18 months after the end of his employment (either by reimbursement of COBRA payments made by him or by paying such premiums for the executive).

*  The employment agreement has a three-year term (from February 5 2008 until February 5, 2011), which can be extended by mutual consent of the parties for up to three (3) additional years. The employment agreement has anti-competition provision for 18 months after the end of employment.

The above summary of the employment agreements is qualified by reference to the actual employment agreements, which are filed as exhibits to the Form 10-KSB by the Company for fiscal year ended December 31, 2007 (as filed by the Company with the SEC on March 31, 2008).

On June 2, 2008, Stewart Wallach, CHDT Corporation (“CHDT”) Chief Executive Officer and President, and Howard Ullman, CHDT Chairman of the Board of Directors, entered into and consummated a written agreement (“Agreement”) whereby: (a) Mr. Wallach formally executed his March 23, 2008 commitment to the CHDT Board of Directors to voluntarily cancel his non-qualified stock option for 74,666,667 million shares of CHDT Common Stock, $0.0001 par value, (“Common Stock”), leaving 27,733,333 shares available under that option for purchase by Mr. Wallach at $0.029 per share, and (b) Mr. Wallach purchased 35,000,000 shares of Common Stock and approximately 939,000 shares of CHDT Series B Convertible Preferred Stock, $0.10 par value, (“Series B Stock”) from Mr. Ullman.  The per share purchase price for the shares was $0.0025 for the Common Stock and $0.165 for the Series B Stock, or an aggregate purchase price of approximately $242,435  (“Aggregate Purchase Price”).  The Aggregate Purchase Price was paid by a five-year promissory note issued by Mr. Wallach to Mr. Ullman.  The Note bears interest at five percent per annum and provides for payment of principal and interest in five equal annual installments, each payable on the first annual anniversary of the date of the Note with the first installment due June 2, 2009.  Mr. Wallach may pay such sums with shares of CHDT capital stock that he beneficially own.  On July 31, 2009, Mr. Wallach transferred 5,000,000 shares of non-qualified stock options to Gerry McClinton, leaving 22,733,333 shares available under a stock option grant, dated April 27, 2007.  As of June 15, 2010, Mr. Wallach voluntarily cancelled  10,000,000 stock option shares, , leaving 12,733,333 shares available under a stock option grant dated April 27, 2007.

Mr. Wallach consented to the termination of the 74,666,667 stock option shares on May 23, 2008, subject to the conditions of the Agreement (including signing and closing of the Agreement on June 2, 2008).  That consent is memorialized in the Agreement and subject to the signing and closing of the Agreement on June 2, 2008.  As a result of the termination of the 74,666,667 stock option shares, the Company is eliminating the incentive compensation expense for all terminated option shares from May 24, 2008, which have not be expensed in CHDT’s historical financial statements as filed with the SEC.  The incentive compensation expense eliminated by the termination of the 74,666,667 stock option shares by Mr. Wallach is estimated to be as follows: (a) $345,028 in incentive compensation expenses in FY 2008 and (b) an aggregate total of $1,725,137 in incentive compensation expenses for FY2008 through FY 20011 (the expense elimination for FY2008 is included in the amount of the total expense elimination for FY2008 through FY20011).

  As of December 15, 2009, Mr. Wallach and Mr. Ullman converted their B-1 preferred shares to Common Stock.  This conversion left Mr. Wallach with a total ownership of 124,626,281 shares of Common Stock (19.2% of the outstanding shares); and Mr. Ullman with 104,489,254 shares of Common Stock (15.3% of the outstanding shares).

As of June 8, 2010, and as previously reported to the Commission on Form 4 and Schedule 13D amendments filed by Mr. Howard Ullman and Mr. Stewart Wallach, respectively, and in accordance with the stipulations of a securities purchase agreement, dated June 2, 2008, Mr. Wallach paid Mr. Ullman, a total of 7,804,884 shares of Common Stock.  This transaction left Mr. Wallach with a total ownership of 116,821,397 shares of Common Stock (18% of the outstanding shares); and Mr. Ullman with a total ownership of 107,606,229 shares of Common Stock (16.6% of the outstanding shares).
Compensation of Directors

Currently, our employee directors receive no compensation for services as a director.  Non-employee directors are granted stock and/or options, either under the 2005 Equity Plan or outside of that plan, as determined by the CHDT Board of Directors and the Compensation Committee of CHDT Board of Directors each year.  The determination of compensation for non-employee directors is made on an annual assessment of their efforts and duties as a director.  There is no established arrangement for specific or set compensation for non-employee directors.

For director services rendered in fiscal year ended December 31, 2009, the following non-employee directors received the stated compensation: Jeffrey Guzy received a stock grant of 500,000 shares of Common Stock; Jeff Postal received a stock grant of 500,000 shares of Common Stock, Larry Sloven received a stock grant of 500,000 shares of Common Stock, Laurie Holtz received a stock grant of 500,000 shares of Common Stock at an exercise price of $0.029 per share.   The Company’s board of directors agreed on April 23, 2010, to grant the same number of options for 2009 as were granted in 2008 to each of the aforesaid directors, which options have not been granted as of the date of this Prospectus

SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Except for the limited voting rights of the Series C Preferred Stock, $1.00 par value, of the Company, the sole class of voting equity securities of the Company as of June 24, 2010, that are issued and outstanding is the Common Stock, $0.0001 par value per share, or "Common Stock".  The table below sets forth, as of June 24, 2010 (“Record Date”),  certain  information  with  respect to the Common Stock  beneficially owned by (i) each Director,  nominee and executive  officer of the Company;  (i) each person who owns  beneficially  more than 5% of the common stock;  and (iii) all Directors,  nominees and executive officers as a group. The table below also shows ownership as of the Record Date of shares of Series B Convertible Redeemable Preferred Stock, $0.10 par value, or the "Preferred Stock," which shares have no voting rights and shows ownership as of the Record Date of shares of Series B-1 Convertible Redeemable Preferred Stock, $0.10 par value, or the "Preferred Stock," which shares have no voting rights. There were 648,632,786 shares of Common Stock outstanding on the Record Date and 1,000 shares of Preferred  C Stock were  outstanding as of  June 24, 2010.

OWNERSHIP OF OFFICERS, DIRECTORS AND PRINCIPAL SHAREHOLDERS
as of June 24, 2010(1)

NAME, ADDRESS & TITLE	SHARES OF COMMON STOCK/	% OF OUTSTANDING SHARES/
	SHARES OF COMMON STOCK	% OF OUTSTANDING SHARES
	AFTER CONVERSION OF OPTIONS	AFTER CONVERSION OF OPTIONS
Stewart Wallach, Chief Executive	116,821,397/	18.0%/
Officer & President (2)	131,319,436	18.8%
350 Jim Moran Blvd. #120
Deerfield Beach, Florida 33442
Howard Ullman,	107,606,229/	16.6%/
Chairman and Assistant Secretary (3)	107,606,229	15.4%
350 Jim Moran Blvd., #120
Deerfield Beach, Florida 33442
Gerry McClinton (4) CFO, COO & Director	500,000/ 27,130,000	.1%/ 3.9%
350 Jim Moran Blvd., #120
Deerfield Beach, Florida 33442
Laurie Holtz, Director (5)	4,628,300/	.7%/
350 Jim Moran Blvd., #120,	5,628,300.8%
Deerfield Beach, Florida 33442
Jeffrey Postal, Director (6)	28,901250/	4.5%/
350 Jim Moran Blvd., #120	33,901,250	4.9%
Deerfield Beach, Florida 33442
Jill Mohler, Secretary (7)	-0-/	-0-/
350 Jim Moran Blvd., #120	150,000	-0-
Deerfield Beach, Florida 33442
Jeffrey Guzy, Director (8)	832,000/	.1%/
3130 19th Street North	2,332,000.3%
Arlington, Virginia 22201
Larry Sloven, Director (9)	792,000/	.1%/
10400 Griffin Rd. #109	1,792,000.3%
Cooper City, Florida 33328
ALL OFFICERS & DIRECTORS
AS A GROUP	260,081,176/	40.1%/
	309,859,215	44.4%

PRINCIPAL SHAREHOLDERS
Bart Fisher (10)(11)	30,715,419/	4.7%/4.4%
9009 Potomac Forest Drive	30,715,419
Great Falls, Virginia 22066
Margaret Fisher	44,799,136/	6.9%/6.4%
9009 Potomac Forest Drive	44,799,136
Great Falls, Virginia 22066
PRINCIPAL
SHAREHOLDER SUBTOTAL:	75,514,555	11.6%/10.8

TOTAL:	335,595,731/	51.7%/
	385,373,770	55.2%

Notes to Table

(1)   Unless otherwise indicated, the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them.

(2)  Total shares includes 12,733,333 million shares that Mr. Wallach has the current right to acquire under a non-qualified stock option and 1,764,706 shares of Common Stock issuable under the warrants issued to Mr. Wallach as part of his $100,000 investment in Company’s 2007 private placement under Rule 506 of restricted shares of Common Stock. Mr. Wallach was appointed Chief Executive Officer and President of the Company on April 23, 2007.

(3)  Mr. Ullman was Chief Executive Officer and President of the Company until April 20, 2007.  Mr. Ullman was appointed Assistant Secretary of the Company and Capstone in April 2008.

(4)  Total shares include 26,630,000 shares of Common Stock currently available for purchase under a non-qualified stock option agreement dated April 27, 2007.

(5) Total shares include 1,000,000 shares of Common Stock currently available for purchase under a non-qualified stock option agreement, dated June 8, 2009.  Mr. Holtz was appointed as Chief Financial Officer in December 2007.  Mr. Holtz is the father-in-law of Howard Ullman but disclaims any interest in Mr. Ullman’s ownership of Company securities for SEC reporting purposes.

(6)  Total shares include 4,000,000 shares of Common Stock for purchase under a Warrant Agreement dated July 11, 2008 and 1,000,000 shares of Common Stock for purchase under a non-qualified stock option agreement dated June 8, 2009.

(7)  Ms. Mohler was appointed as Secretary on February 5, 2008, and replaced Gerry McClinton, who reigned on that same date to focus on his duties as Chief Operating Officer.  Ms. Mohler was granted a non-qualified stock option for 150,000 shares of Common Stock in 2008, 2009 and 2010 as part of her compensation arrangement,

(8)  Total shares include 1,500,000 shares of Common Stock currently available for purchase under a non-qualified stock option agreement dated June 8, 2009.

(9)  Total shares include 1,000,000 shares of Common Stock currently available for purchase under a non-qualified stock option agreement dated June 8, 2009.

(10)(11)  Bart Fisher is the spouse of Margaret Fisher. Bart Fisher was an officer and director of the Company in 2002. If the ownership of Bart Fisher is combined with his spouse’s holdings, then Bart Fisher may be deemed to be an “affiliate” of the Company under the rules of the Securities Exchange Act of 1934, as amended, and on the basis of owning more than 10% of the Company’s outstanding shares of Common Stock.

OWNERSHIP OF SERIES PREFERRED STOCK AS OF June 24, 2010

The following table sets forth beneficial ownership of Series B Convertible Preferred Stock of members of Company management as of June 24, 2010.

Name	Number of Shares of Preferred	% of Shares	Number of
		Outstanding	Shares
of Common
Stock issuable
upon Conversion
Stewart Wallach, Chief Executive
Officer & President	-0-	-0-%	-0-
350 Jim Moran Blvd. #120
Deerfield Beach, Florida 33442
Howard Ullman,
Chairman and Assistant Secretary	-0-	-0-%	-0-
350 Jim Moran Blvd., #120
Deerfield Beach, Florida 33442
Gerry McClinton, Chief Financial Officer,
Chief Operating Officer& Director	-0-	-0%-	-0-
350 Jim Moran Blvd., #120
Deerfield Beach, Florida 33442
Laurie Holtz, Director	-0-	-0%-	-0-
350 Jim Moran Blvd., #20,
Deerfield Beach, Florida 33442
Jeffrey Postal, Director	-0-	-0%-	-0-
350 Jim Moran Blvd., #120
Deerfield Beach, Florida 33442
Jill Mohler, Secretary	-0-	-0-%	-0-
350 Jim Moran Blvd., #120
Deerfield Beach, Florida 33442
Jeffrey Guzy, Director	-0-	-0-%	-0-
3130 19th Street North
Arlington, Virginia 22201
Larry Sloven, Director	-0-	-0-%	-0-
10400 Griffin Rd. #109
Cooper City, Florida 33328
ALL OFFICERS & DIRECTORS	-0-	-0-%	-0-
AS A GROUP

The following table sets forth beneficial ownership of Series B-1 Convertible Preferred Stock of members of Company management as of June 24, 2010.

Name	Number of Shares of Preferred	% of Shares	Number of
		Outstanding	Shares
of Common
Stock issuable
upon Conversion
Stewart Wallach, Chief Executive	-0-	-0-%	-0-
Officer & President
350 Jim Moran Blvd. #120
Deerfield Beach, Florida 33442
Howard Ullman,	-0-	-0-%	-0-
Chairman and Assistant Secretary
350 Jim Moran Blvd., #120
Deerfield Beach, Florida 33442
Gerry McClinton, Chief Financial Officer
Chief Operating Officer & Director	-0-	-0-%	-0-
350 Jim Moran Blvd., #120
Deerfield Beach, Florida 33442
Laurie Holtz, Director	-0-	-0-%	-0-
350 Jim Moran Blvd., #20,
Deerfield Beach, Florida 33442
Jeffrey Postal, Director	-0-	-0-%	-0-
350 Jim Moran Blvd., #120
Deerfield Beach, Florida 33442
Jill Mohler, Secretary	-0-	-0-%	-0-
350 Jim Moran Blvd., #120
Deerfield Beach, Florida 33442
Jeffrey Guzy, Director	-0-	-0-%	-0-
3130 19th Street North
Arlington, Virginia 22201
Larry Sloven, Director	-0-	-0-%	-0-
10400 Griffin Rd. #109
Cooper City, Florida 33328
ALL OFFICERS & DIRECTORS	-0-	-0-%	-0-
AS A GROUP

PRINCIPAL SHAREHOLDERS
Bart Fisher	-0-	-0-%	-0-
9009 Potomac Forest Drive
Great Falls, Virginia 22066
Margaret Fisher	-0-	-0-%	-0-
9009 Potomac Forest Drive
Great Falls, Virginia 22066
PRINCIPAL
SHAREHOLDER SUBTOTAL:	-0-	-0-%	-0-

TOTAL:	-0-	-0-%	-0-

The number of shares beneficially owned by each director or executive officer is determined under rules of the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual has the sole or shared voting power or investment power and, as footnoted, also any shares that the individual has the right to acquire within 60 days of the date hereof through the exercise of any stock option or other right. Unless otherwise indicated, each person has the sole investment and voting power (or shares such powers with his or her spouse) with respect to the shares set forth in the table.

The following table sets forth beneficial ownership of Series C Convertible Preferred Stock of members of Company management as of June 24, 2010.

Name	Number of Shares of Series C Preferred Owned	% of Outstanding Shares	Number of Outstanding Shares of Common Stock issuable upon Conversion of the Series C Stock	% of Shares of Common Stock owned upon conversion of Series C Stock
Involve, LLC	1,000	100%	67,979,425	8.8%
c/o Harris & Cramer, LLP 1555 Palm Beach Lakes Boulevard West Palm Beach, FL 33401-2327

MANAGEMENT OF THE COMPANY

CURRENT OFFICERS. The current officers of the Company are:

(1)           Stewart Wallach, age 58, was appointed as Chief Executive Officer and President of the Company on April 23, 2007. Mr. Wallach is also the senior executive officer and director of Capstone.

(2)           Howard Ullman, age 50, Chairman of the Board of the Company.  Mr. Ullman was Chief Executive Officer, President and Chairman of the Board of the Company from December  1, 2003 until his  resignation  from the Chief  Executive  Officer and President  positions on April 23, 2007.

(3)           Gerry McClinton, age 54, is the Chief Financial Officer and Chief Operating Officer and a director (appointed as a director on February 5, 2008) of the Company. Mr. McClinton is also a senior executive of Capstone.

(4)           Laurie Holtz,  age 77, Director, was previously appointed as Chief Financial Officer in December 2007 but retired in 2009.  He is an experienced forensic auditor and has worked in that profession in the South Florida region.

(5)           Jill Mohler, age 47, Secretary since February 5, 2008.  Ms. Mohler served in the Ohio Air National Guard from 1982 to 1989.  Ms. Mohler graduated with honors from DeVry University with a Bachelors Degree in Business Administration in October 2006.  She began working as Executive Assistant under Stewart Wallach at CHDT Corporation in January 2008.

CERTAIN RELATIONSHIPS AND TRANSACTIONS

On June 2, 2008, Stewart Wallach, CHDT Corporation (“CHDT”) Chief Executive Officer and President, and Howard Ullman, CHDT Chairman of the Board of Directors, entered into and consummated a written agreement (“Agreement”) whereby: (a) Mr. Wallach formally executed his May 23, 2008 commitment to the CHDT Board of Directors to voluntarily cancel his non-qualified stock option for 74,666,667 million shares of CHDT Common Stock, $0.0001 par value, (“Common Stock”), leaving 27,733,333 million shares available under that option for purchase by Mr. Wallach at $0.029 per share, and (b) Mr. Wallach purchased 35,000,000 shares of Common Stock and approximately 939,000 shares of CHDT Series B Convertible Preferred Stock, $0.10 par value, (“Series B Stock”) from Mr. Ullman.  The per share purchase price for the shares was $0.0025 for the Common Stock and $0.165 for the Series B Stock, or an aggregate purchase price of approximately $242,435  (“Aggregate Purchase Price”).  The Aggregate Purchase Price was paid by a five-year promissory note issued by Mr. Wallach to Mr. Ullman.  The Note bears interest at five percent per annum and provides for payment of principal and interest in five equal annual installments, each payable on the first annual anniversary of the date of the Note with the first installment due June 2, 2009.  Mr. Wallach may pay such sums with shares of CHDT capital stock that he beneficially own.  In July of 2009, Mr. Wallach transferred 5 million stock options to Gerry McClinton, leaving 22,733,333 million option shares under a non-qualified stock option agreement dated April 27, 2007.  As of June 15, 2010, Mr. Wallach voluntarily gave 10 million stock options back to the Company treasury, leaving a total of 12,733,333 million option shares under a non-qualified stock option agreement dated April 27, 2007.

Mr. Wallach consented to the termination of the 74,666,667 stock option shares on May 23, 2008, subject to the conditions of the Agreement (including signing and closing of the Agreement on June 2, 2008).  That consent is memorialized in the Agreement and subject to the signing and closing of the Agreement on June 2, 2008.  As a result of the termination of the 74,666,667 stock option shares, the Company is eliminating the incentive compensation expense for all terminated option shares from May 24, 2008, which have not be expensed in CHDT’s historical financial statements as filed with the SEC.  The incentive compensation expense eliminated by the termination of the 74,666,667 stock option shares by Mr. Wallach is estimated to be as follows: (a) $345,028 in incentive compensation expenses in FY 2008 and (b) an aggregate total of $1,725,137 in incentive compensation expenses for fiscal year 2008 through fiscal year 2011 (the expense elimination for fiscal year 2008 is included in the amount of the total expense elimination for fiscal year 2008 through fiscal year 2011).

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Pursuant to Florida law,  CHDT has the power to indemnify any person who was or is a party to any proceeding (other than an action by, or in the right of, the corporation), by reason of the fact that he or she is or was a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against liability incurred in connection with such proceeding, including any appeal thereof, if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any proceeding by judgment, order, settlement, or conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in, or not opposed to, the best interests of the corporation or, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

As to indemnification for liabilities arising under the Securities Act for directors, officers or persons controlling CHDT, we have been advised that in the opinion of the SEC such indemnification is against public policy and unenforceable.

USE OF PROCEEDS

If the Company sells all 35 million shares of Common Stock offered by the Company, then the Company would apply the net proceeds, estimated to be $228,500 after deducting an estimated $ 16,500 in offering expenses, as follows:

Expense	Amount of Net Proceeds

1) Salaries	$180,000
2) Office Lease Expenses	$10,000
3) Product Purchase Reserve	$18,000
4) Regulatory Compliance – Legal Fees	$10,000
5) Utilities	$5,000
6) Working Capital Reserve	$5,500
TOTAL

DILUTION

Dilution to new investors

We have a net tangible book value of ($941,288)) or ($.0014) per share.  Pro Forma net tangible book value per share represents our total tangible assets less our total liabilities divided by the number of shares of our common stock outstanding.

Pro forma net tangible book value dilution per share represents the difference between the amount paid per share by purchasers of common stock in this offering and the pro forma net tangible book value per share of common stock as adjusted to give effect to this offering.  If all 35,000,000 unissued shares are sold, there would be a total of 683,632,786 shares issued and outstanding.  If the maximum 35,000,000 shares are issued, the net proceeds to us would be $228,493.75.  After deducting offering costs of $16,596.25 net tangible book value would be ($712,795).  Dividing our net worth by the number of shares outstanding discloses a per share book value of approximately ($.001) per share.  Therefore, the shareholders who purchase shares pursuant to the offering will suffer an immediate dilution in the book value of their shares of approximately $.008, or approximately 114.3% and the present shareholders will receive an immediate book value increase of approximately $.0004 per share.

The following table sets forth information on dilution to new shareholders presuming 100% of the offering is issued (maximum) and presuming 50% of the offering is issued (minimum):

	100%	50%
Initial public offering price per share	$.007	$.007
Net tangible book value per share before offering	$(.0014)	$(.0014)

Increase of net tangible book value after offering	$228,494	$114,247
Projected net tangible book value per share after offering	$(.0010)	$(.0012)
Dilution per share to new shareholders	$(.008)	$(.0082)
Percentage of dilution to new investors	114.3%	117.1%
Increase to current shareholders	$.0004	$.0002

PLAN OF DISTRIBUTION

We are registering 35 million shares of Common Stock for sale by the officers and directors without any commissions on such sales.  Such shares will only be sold in jurisdictions in which such sales are legal.

In order to comply with the securities laws of some states, if applicable, the common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the common stock may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

DESCRIPTION OF CAPITAL STOCK

The following is a description of our capital stock and the material provisions of our articles of incorporation, bylaws and certain agreements to which we and our shareholders are parties. The following is only a summary and is qualified by applicable law and by the provisions of our articles of incorporation, bylaws and such other agreements, copies of which are available as set forth under “Where You Can Find More Information.”

General

As of the date of this Prospectus, there were 648,632,786 shares of our Common Stock issued and outstanding, and approximately 3200  holders of record of our common stock, and there were 1,000 shares of Series C Stock issued and outstanding and held by one shareholder.  Our authorized capital consists of 900,000,000 shares of capital stock of which 850,000,000 shares are designated for issuance as Common Stock and 50,000,000 of serial preferred stock. As of the date of this Prospectus, we also had outstanding warrants for the purchase of up to 19,558,819 shares of our Common Stock.

Common Stock

Voting. The holders of our Common Stock are entitled to one vote for each outstanding share of common stock owned by that shareholder on every matter properly submitted to the shareholders for their vote. Shareholders are not entitled to vote cumulatively for the election of directors.

Dividend Rights. Subject to the dividend rights of the holders of any outstanding series of preferred stock, holders of our common stock are entitled to receive ratably such dividends and other distributions of cash or any other right or property as may be declared by our Board of Directors out of our assets or funds legally available for such dividends or distributions.

Liquidation Rights. In the event of any voluntary or involuntary liquidation, dissolution or winding up of our affairs, holders of our common stock would be entitled to share ratably in our assets that are legally available for distribution to shareholders after payment of liabilities. If we have any preferred stock outstanding at such time, holders of the preferred stock may be entitled to distribution or liquidation preferences. In either such case, we must pay the applicable distribution to the holders of our preferred stock before we may pay distributions to the holders of our common stock.

Conversion, Redemption and Preemptive Rights. Holders of our Common Stock have no conversion, redemption, preemptive, subscription or similar rights.

Preferred Stock

Of our 50 million shares of authorized capital reserved for serial preferred stock, we have designated  1,000 shares as Series C Stock.

Series B-1 Stock may be issued in fractional shares, which fractional shares shall entitle the holder, in proportion to such holder's  fractional share, to all rights of a holder of a whole share of this Series B-1 Stock..

Each share of the Series B-1 Stock issued and outstanding  may be converted  into 66.66 shares of Common Stock by the holder  thereof upon written demand to CHDT and upon compliance with any reasonable administrative requirements for such conversion of the Company.

In the  event of any  merger,  consolidation,  reclassification  or other  transaction  in which the  shares of Common  Stock are  exchanged  for or changed into other stock or securities,  cash and/or any other property, then in any such case the shares of this Series  B -1 Stock shall at deemed to have been  converted into shares of Common Stock at the  conversion  ratio of one share of the Series B-1 Stock for 66.66 shares of the Common Stock and such  conversion  shall be  consummated prior to the record date for holders of the shares of Common  Stock for any such Merger, consolidation, reclassification or other transaction in which the shares of the  Common  Stock  are  exchanged  for  and  changed  into  other  stock  or securities, cash and/or any other property.

In the event of any  liquidation,  dissolution  or winding up of the affairs of CHDT, whether voluntary or involuntary, the holders of full and  fractional  shares  of this Series B-1 Stock shall  be  entitled,  before  any distribution  or payment is made on any date to the holders of the Common Stock, but after all  distributions  are made in full to all other series of issued and Outstanding  shares of preferred  stock,  to be paid in full an amount per whole share of the Series B-1 Stock equal to $1.00 (the  "Liquidation  Preference"),  together with accrued  dividends to such  distribution  or payment  date,  whether or not earned or declared.  If such payment shall have been made in full to all holders  of shares of the Series B-1 Stock,  the  holders of shares of this  Series as such shall have no right or claim to any of the remaining assets of CHDT. In the event the assets of CHDT available for distribution to the holders of shares of the Series B-1 Stock upon any  liquidation,  dissolution  or winding up of CHDT,  whether voluntary or involuntary,  shall be insufficient to pay in full all  amounts to which  such  holders  are  entitled  pursuant  to the first paragraph of this Section (v), no such distribution  shall be made on account of any shares of any other class or series of Preferred  Stock  ranking on a parity with the shares of this Series upon such liquidation,  dissolution or winding up unless proportionate distributive amounts shall be paid on account of the shares of this Series,  ratably in  proportion to the full  distributable,  amounts for which  holders of all such parity  shares are  respectively  entitled  upon such liquidation, dissolution or winding up.

The Series B-1 Stock shall rank junior to all other series or classes of Preferred Stock of CHDT,  now existing or hereafter  created,  as to payment of dividends  and the distribution  of assets,  unless the terms of any such other series or class shall provide otherwise.

Series B-1 Stock shall  have no voting  rights  unless applicable law requires otherwise.

Series C Stock.  Rights and Preferences of the Series C Stock - Voting Rights and Limitation on Senior Series of Preferred Stock:  The Series C Stock shall be entitled to elect two directors to the Company Board of Directors as long as the Series C Stock is outstanding.  Otherwise, the Series C Stock has no voting rights on matter requiring or presented for shareholder approval. Under the Restated Articles, the size of the Company’s Board of Directors is currently limited to seven directors.  Any director nominated by the Series C Stock holder cannot be removed without cause without the affirmative vote of a majority of the shares of Series C Stock.  Under the Restated Articles, the Common Stock holders may remove any director for cause by an affirmative majority vote.  “Cause” is not defined in the Restated Articles, but the Company believes that “cause” means any reason that is customarily sufficient under Florida law, including case law, to justify the removal of a directors.

No senior series of preferred stock to the Series C Stock shall be issued by the Company unless the directors elected by the Series C Stock approve such issuance or the issuance of a senior series of preferred stock is to an “accredited investor” (as defined in Rule 501(a) of Regulation D) for net offering proceeds of $5,000,000 or more.

Conversion. The Series C Stock can be converted upon the holder’s demand into shares of Company Common Stock at a conversion ratio of one share of Series C Stock for sixty seven thousand nine hundred seventy nine and 425/100’s shares of Common Stock, or an aggregate of 67,979,425 shares of Common Stock; provided, however, in no event shall any holder of Series C Stock be entitled to convert that number of Series C Stock if such conversion would cause the holder of the Series C Stock to own more than 4.99% of the then-outstanding shares of Common Stock (as adjusted for the conversion of Series C Stock into Common Shares).

Participation in Future Private Placement of Securities. Under the July 9, 2009 Stock Purchase Agreement, the Investor is entitled from July 9, 2009 through July 9, 2011 to participate in an amount up to or equal to 50% of offering amount of any private placement of the Company’s securities and to do so on the same terms, conditions and price offered other prospective investors in any such private placement. The SPA also requires the Company to attain and maintain a key man life insurance policy for two years on Stewart Wallach for $700,000 with the Investor as the policy beneficiary.

Liquidation.  The Series C Stock has a stated liquidation value of $700 per share. as opposed to the stated liquidation value of $1.00 for the Series B-1 Stock.

Adjustments in Number of Shares.  Both the Series C Stock and Series B-1 Stock are both entitled to the same proportionate adjustment of the securities issuable to the holders thereof in the event of a merger or business combination; stock split; reclassification or recapitalization; stock exchange;  or dividend distribution of the securities of the Company.

Registration Rights:  As of May 25, 2010, the plaintiffs in the Celeste Trust Reg. litigation (See: “Legal Proceedings” on page 40) have piggy-back registration rights for any Form S-1 registration statement filed after June 1, 2010.   Certain purchasers of our Common Stock in prior private placements of shares of Common Stock have piggyback registration rights, but none of those shareholders have elected to have their shares registered under the registration statement filed for this offering. No other holders of our common stock were entitled to obligate us to register those shares for sale in the public market.

RULE 144 ISSUES: FORMER SHELL COMPANY STATUS

Generally, Rule 144 (as amended effective February 15, 2008) provides that an officer, director or owner of more than 10% of the outstanding shares of Common Stock (each being an “affiliate” under Rule 144) or who has beneficially owned “restricted” shares of our Common Stock for at least six months will be entitled to sell on the open market in brokers’ transactions, within any three-month period, a number of shares that does not exceed the greater of:

•	1% of the number of shares of common stock then outstanding; or

•	the average weekly trading volume of the common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to such sale.

Sales of Common Stock under Rule 144 are subject to requirements with respect to manner of sale, notice, and the availability of current public information about us as well as compliance with Rule 144(i).

In the event that any person who is deemed to be our affiliate purchases shares of our Common Stock in this offering or acquires shares of our common stock pursuant to one of our employee benefits plans, sales under Rule 144 of the shares held by that person are subject to the volume limitations and other restrictions described in the preceding two paragraphs.

The volume limitation, manner of sale and notice provisions described above will not apply to sales by non-affiliates. For purposes of Rule 144, a non-affiliate is any person or entity who is not our affiliate at the time of sale and has not been our affiliate during the preceding three months. Once we have been a reporting company for 90 days, a non-affiliate who has beneficially owned restricted shares of our common stock for six months may rely on Rule 144 provided that certain public information regarding us is available. The six month holding period increases to one year in the event we have not been a reporting company for at least 90 days. However, a non-affiliate who has beneficially owned the restricted shares proposed to be sold for at least one year will not be subject to any restrictions under Rule 144 regardless of how long we have been a reporting company.

We may be deemed a former shell company under SEC rules because we did not acquire a business until 11 years after incorporating and becoming an SEC reporting company.   As such, we may not be able to remove legends under Rule 144(k) for affiliate shareholders or non-affiliate shareholders, but rather such shareholders will have to sell their shares at all time in reliance on Rule 144.

LEGAL MATTERS

The validity of the shares of common stock offered hereby will be passed upon for us by Paul W. Richter, PW Richter, plc, 3901 Dominion Townes Circle, Richmond, Virginia 23223, Telephone (804) 644-2182.  Mr. Richter also drafted this registration statement and Prospectus.

EXPERTS

           Our consolidated financial statements for the years ended December 31, 2009 and December 31, 2008, included in this prospectus, have been audited by Robison Hill & Company, independent registered public accounting firm, as stated in their report appearing herein, and are included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION ABOUT US

We have filed with the SEC a registration statement on Form S-1 (including the exhibits, schedules, and amendments to the registration statement) under the Securities Act, with respect to the shares of our common stock offered by this prospectus. This prospectus does not contain all the information set forth in the registration statement. For further information with respect to us and the shares of our common stock to be sold in this offering, we refer you to the registration statement (SEC File No. 333-167212). Statements contained in this prospectus as to the contents of any contract, agreement or other documents to which we make reference are not necessarily complete. In each instance, we refer you to the copy of such contract, agreement or other document filed as an exhibit to the registration statement, each such statement being qualified in all respects by the more complete description of the matter involved.

We are currently subject to the reporting and information requirements of the Securities Exchange Act of 1934, and, as a result, we are required to file periodic and current reports, and other information with the SEC. You may read and copy this information at the Public Reference Room of the SEC located at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. Copies of all or any part of the registration statement may be obtained from the SEC’s offices upon payment of fees prescribed by the SEC. The SEC maintains an internet site that contains periodic and current reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. The address of the SEC’s website is http://www.sec.gov. You may request copies of the filing, at no cost, by telephone at (954) 252-3440, or by mail at CHDT Corporation, 350 Jim Moran Blvd., #120, Deerfield Beach, Florida 33442, Attn: Jill Mohler, Secretary.

CHDT CORPORATION
AND SUBSIDIARIES

-:-

INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS’ REPORT

DECEMBER 31, 2009 AND 2008

CONTENTS

Page

Report of Independent Registered Public Accountants	F - 1

Consolidated Balance Sheets
December 31, 2009 and 2008	F - 2

Consolidated Statements of Operations for the
Years Ended December 31, 2009 and 2008	F - 4

Consolidated Statement of Stockholders' Equity for the
Years Ended December 31, 2009 and 2008	F - 5

Consolidated Statements of Cash Flows for the
Years Ended December 31, 2009 and 2008	F - 6

Notes to Consolidated Financial Statements	F - 8

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

To the Board of Directors and Shareholders
CHDT Corporation and Subsidiaries

We have audited the accompanying consolidated balance sheets of CHDT Corporation and Subsidiaries as of December 31, 2009 and 2008 and the related consolidated statements of operations, stockholders’ equity and cash flows for the years then ended.  These financial statements are the responsibility of the Company's management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting.  Accordingly, we express no such opinion.  An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of CHDT Corporation and Subsidiaries as of December 31, 2009 and 2008 and the results of its operations and its cash flows for the years ended December 31, 2009 and 2008 in conformity with accounting principles generally accepted in the United States of America.

_/s/ Robison, Hill & Co.____
Certified Public Accountants

Salt Lake City, Utah
March 30, 2010

CHDT CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

	December 31,
	2009	2008
Assets:

Current assets:
Cash	$266,867	$156,371
Accounts receivable - net	1,341,883	2,399,859
Inventory	397,908	387,749
Prepaid expense	57,076	83,846

Total Current Assets	2,063,734	3,027,825

Fixed assets:
Computer equipment & software	63,448	60,648
Machinery and equipment	461,146	408,429
Furniture and fixtures	5,665	5,665
Less: Accumulated Depreciation	(353,854)	(219,894)

Total Fixed Assets	176,405	254,848

Other non-current assets:
Product development costs, net	44,756	103,700
Goodwill	1,936,020	1,936,020
Deposits	15,000	15,000

Total other non-current assets	1,995,776	2,054,720

Total assets	$4,235,915	$5,337,393

CHDT CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Continued)

	December 31,
	2009	2008
Liabilities and Stockholders’ Deficit:
Current liabilities:
Accounts payable and accrued expenses	$306,196	$1,824,295
Note payable – Sterling Bank	1,277,151	722,547
Notes and loans payable to related parties - current maturities	1,198,288	1,185,407

Total current liabilities	2,781,635	3,732,249

Total Liabilities	2,781,635	3,732,249

Stockholders' Equity:
Preferred Stock, Series A, par value $.001 per share
Authorized 100,000,000 shares,
Issued -0- shares at December 31, 2009
and 60 shares at December 31, 2008	-	1
Preferred Stock, Series B, par value $.10 per share
Authorized 100,000,000 shares,
Issued -0- shares at December 31, 2009
and 2,108,813 at December 31, 2008	-	210,882
Preferred Stock, Series B-1, par value $..0001 per share
Authorized 50,000,000 shares,
Issued -0- shares at December 31, 2009 and 2008	-	-
Preferred Stock, Series C, par value $1.00 per share
Authorized 1,000 shares, issued 1,000 shares at
December 31, 2009 and -0- at December 31, 2008	1,000	-
Common Stock, par value $.0001 per share
Authorized 850,000,000 shares,
Issued 648,632,786 shares at December 31, 2009
and 557,941,646 shares at December 31, 2008	64,863	55,794
Related party receivable	(40,441)	(40,441)
Additional paid-in capital	6,734,720	5,585,702
Accumulated deficit	(5,305,862)	(4,206,794)

Total Stockholders' Equity	1,454,280	1,605,144

Total Liabilities and Stockholders’ Equity	$4,235,915	$5,337,393

The accompanying notes are an integral part of these financial statements.

CHDT CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Years Ended
	December 31,
	2009	2008
Revenues	$6,161,367	$6,616,330
Cost of Sales	(4,350,019)	(4,589,636)
Gross Profit	1,811,348	2,026,694

Operating Expenses:
Sales and marketing	355,480	557,027
Product development	198,134	19,908
Compensation	1,283,262	1,593,349
Professional fees	265,434	221,831
Depreciation and amortization	230,048	177,186
Other General and administrative	312,162	506,405
Total Operating Expenses	2,644,520	3,075,706

Net Operating Income (Loss)	(833,172)	(1,049,012)

Other Income (Expense):
Interest expense	(266,132)	(291,133)
Interest income	179	1,409
Miscellaneous income	57	-
Total Other Income (Expense)	(265,896)	(289,724)

Net Income (Loss)	$(1,099,068)	$(1,338,736)

Income (Loss) per Common Share	$-	$-

Weighted average shares outstanding	563,178,018	559,844,813

The accompanying notes are an integral part of these financial statements.

CHDT CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
YEARS ENDED DECEMBER 31, 2009 AND 2008

	Preferred Stock		Preferred Stock		Preferred Stock				Additional
	Series A		Series B		Series C		Common Stock		Paid-In	Retained
	Shares	Par Value	Shares	Par Value	Shares	Par Value	Shares	Par Value	Capital	Deficit

Balance at January 1, 2008	6,560	$7	1,358,738	$135,874	-	$-	599,745,646	$59,975	$5,034,527	$(2,868,058)

January 2008 – Common shares converted
to Preferred Series B shares	-	-	750,075	75,008	-	-	(50,000,000)	(5,000)	(70,008)	-
February 2008 – Shares issued for accrued
directors’ fees	-	-	-	-	-	-	1,584,000	158	39,842	-
February 2008 – Preferred Series A shares
converted to common shares	(6,500)	(6)	-	-	-	-	6,500,000	650	(644)	-
March 2008 – Common shares issued for
consulting fees	-	-	-	-	-	-	112,000	11	2,489	-
Stock options for compensation	-	-	-	-	-	-	-	-	523,121	-
Stock warrants for interest expense	-	-	-	-	-	-	-	-	56,375	-
Net Loss	-	-	-	-	-	-	-	-	-	(1,338,736)
										-
Balance at December 31, 2008	60	1	2,108,813	210,882	-	-	557,941,646	55,794	$5,585,702	$(4,206,794)

February 2009 – Common shares issued
for consulting fees	-	-	-	-	-	-	2,100,000	210	20,790	-
Series B Preferred Shares returned to
treasury and cancelled	-	-	(779,813)	(77,982)	-	-	-	-	77,982	-
Series A Preferred Shares returned to
treasury and cancelled	(60)	(1)	-	-	-	-	-	-	1	-
Series B Preferred Shares converted
to common shares	-	-	(1,329,000)	(132,900)	-	-	88,591,140	8,859	124,041	-
Series C Preferred Shares issued for cash	-	-	-	-	1,000	1,000	-	-	699,000
Stock options for compensation	-	-	-	-	-	-	-	-	227,204	-
Net Loss	-	-	-	-	-	-	-	-	-	(1,099,068)

Balance at December 31, 2009	-	$-	-	$-	1,000	$1,000	648,632,786	$64,863	$6,734,720	$(5,305,862)

The accompanying notes are an integral part of these financial statements.

CHDT CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Years Ended
	December 31,
	2009	2008
CASH FLOWS FROM OPERATING
ACTIVITIES:
Continuing operations:
Net Income (Loss)	$(1,099,068)	$(1,338,736)
Adjustments necessary to reconcile net loss
to net cash used in operating activities:
Interest expense from stock warrants	-	56,376
Stock issued for accrued expenses	-	40,000
Stock issued for expenses	21,000	2,500
Depreciation and amortization	230,048	177,187
Compensation expense from stock options	227,204	523,123
(Increase) decrease in accounts receivable	1,057,976	(1,048,212)
(Increase) decrease in inventory	(10,159)	(54,565)
(Increase) decrease in prepaid expenses	26,770	(60,515)
(Increase) decrease in other assets	(37,142)	(95,888)
(Increase) decrease in shareholder receivable	-	(40,441)
Increase (decrease) in accounts payable and accounts payable	(1,518,099)	1,222,348
Increase (decrease) in accrued interest on notes payable	12,880	3,174
Net cash used in operating activities	(1,088,590)	(613,349)

CASH FLOWS FROM INVESTING
ACTIVITIES:
Purchase of property and equipment	(55,518)	(158,232)
Net cash provided by (used) investing activities	(55,518)	(158,232)

CHDT CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Continued)

	For the Years Ended
	December 31,
	2009	2008
CASH FLOWS FROM FINANCING
ACTIVITIES:
Proceeds from sale of stock	$700,000	$-
Proceeds from notes and loans payable to related parties	-	650,000
Repayments of notes and loans payable to related parties	-	(697,000)
Proceeds from line of credit	554,604	717,450
Net Cash Provided by Financing Activities	1,254,604	670,450

Net (Decrease) Increase in Cash and Cash Equivalents	110,496	(101,431)
Cash and Cash Equivalents at Beginning of Period	156,371	257,802
Cash and Cash Equivalents at End of Period	$266,867	$156,371

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid during the period for:
Interest	$242,718	$213,897
Franchise and income taxes	$-	$-

SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES:
NONE.

The accompanying notes are an integral part of these financial statements.

CHDT CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

This summary of accounting policies for CHDT Corporation, a Florida corporation (formerly, “China Direct Trading Corporation”) (“Company” or “CHDT”) and its wholly-owned subsidiaries (“Subsidiaries”) is presented to assist in understanding the Company's financial statements. The accounting policies conform to generally accepted accounting principles and have been consistently applied in the preparation of the financial statements.  CHDT changed its name to “CHDT Corporation” by amending its Articles of Incorporation, which name change was effective July 16, 2007 in respect of NASD Regulation, Inc. and OTC Bulletin Board approval of the name change, the trading symbol change from “CHDT.OB” to “CHDO.OB” and change in CUSIP Number for CHDT Common Stock and effective May 7, 2007 in terms of approval by the State of Florida of the charter amendment.

Organization and Basis of Presentation

CHDT was initially incorporated September 18, 1986 under the laws of the State of Delaware under the name "Yorkshire Leveraged Group, Incorporated", and then changed its domicile situs to Colorado in 1989 by merging into a Colorado corporation, named "Freedom Funding, Inc." Freedom Funding, Inc. then changed its name to "CBQ, Inc." by amendment of its Articles of Incorporation on November 25, 1998. In May 2004, the Company changed its name from “CBQ, Inc.” to “China Direct Trading Corporation” as part of a reincorporation from the State of Colorado to the State of Florida.  Effective May 7, 2007, the Company amended its charter to change its name from “China Direct Trading Corporation” to “CHDT Corporation.”  This name change was effective as of July 16, 2007 for purposes of the change of its name on the OTC Bulletin Board.

Souvenir Direct, Inc. was incorporated on September 9, 2002 under the laws of the State of Florida.  Souvenir Direct, Inc. operations were transferred to Capstone Industries, Inc. in the first quarter of fiscal year 2007 and Souvenir Direct, Inc.’s operating assets were sold on December 1, 2007 to an unaffiliated buyer.

On December 1, 2003, CHDT issued 97 million shares common stock to acquire 100% of the outstanding common stock of Souvenir Direct, Inc. in a reverse acquisition. At that time, a new reporting entity was created. Souvenir Direct, Inc. is considered the reporting entity for financial reporting purposes. Also on December 1, 2003, an additional 414,628,300 shares of common stock were issued to the previous owners of the Company.

In February 2004, the Company established a new subsidiary, initially named “China Pathfinder Fund, L.L.C.”, a Florida limited liability company. During 2005, the name was changed to “Overseas Building Supply, LLC” to reflect its shift in business lines from business development consulting services in China for North American companies to trading Chinese-made building supplies in South Florida.  This business line was ended in fiscal year 2007 and OBS’ name was changed to “Black Box Innovations, L.L.C.” (“BBI”) on March 20, 2008.

On January 27, 2006, the Company entered into a Purchase Agreement with Complete Power Solutions ("CPS") to acquire 51% of the member interests of CPS. CPS was organized by William Dato on September 20, 2004, as a Florida limited liability company to distribute power generators in Florida and adjacent states.  The Company subsequently sold its 51% membership interest in CPS, pursuant to a Purchase and Settlement Agreement dated and effective as of December 31, 2006.

CHDT CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

On September 13, 2006 the Company entered into a Stock Purchase Agreement with Capstone Industries, Inc., a Florida corporation (Capstone). Capstone was incorporated in Florida on May 15, 1996 and is engaged primarily in the business of wholesaling low technology consumer products to distributors and retailers in the United States.

Nature of Business

Since the beginning of fiscal year 2007, the Company has been primarily engaged in the business of marketing and selling consumer products through national and regional retailers and distributors, in North America.  Capstone currently operates in four primary business segments: Lighting Products, Power Tools, Automotive Accessories and Computer peripherals. The Company’s products are typically manufactured in the Peoples’ Republic of China by third-party manufacturing companies.

Cash and Cash Equivalents

The Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents, to the extent the funds are not being held for investment purposes.

Allowance for Doubtful Accounts

An allowance for doubtful accounts is established as losses are estimated to have occurred through a provision for bad debts charged to earnings.  The allowance for bad debt is evaluated on a regular basis by management and is based upon management’s periodic review of the collectability of the receivables.  This evaluation is inherently subjective and requires estimates that are susceptible to significant revisions as more information becomes available.

As of December 31, 2009, management has determined that the accounts receivable are fully collectible.  As such, management has not recorded an allowance for doubtful accounts.

Inventory

The Company's inventory, which is recorded at lower of cost (first-in, first-out) or market, consists of finished goods for resale by Capstone, totaling $397,908 and $387,749 at December 31, 2009 and  2008, respectively.

BBI (previously “Overseas Building Supply, L.C.”) had inventory of $40,441 at December 31, 2007.  During 2008, a director and shareholder of the Company took the remaining inventory of BBI and agreed to pay the Company for the cost of the inventory, which was $40,441.  As a result, the inventory was removed from the balance sheet as an asset, and a shareholder receivable was recorded and disclosed in the equity section of the balance sheet.

Property and Equipment

Fixed assets are stated at cost. Depreciation and amortization are computed using the straight- line method over the estimated economic useful lives of the related assets as follows:

Computer equipment	3 - 7 years
Computer software	3 - 7 years
Machinery and equipment	3 - 7 years
Furniture and fixtures	3 - 7 years

CHDT CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

The Company follows FASB Statement No. 144 (SFAS 144), "Accounting for the Impairment of Long-Lived Assets." SFAS 144 requires that long-lived assets to be held and used are reviewed for impairment whenever events or changes in circumstances indicate that the related carrying amount may not be recoverable. When required, impairment losses on assets to be held and used are recognized based on the fair value of the asset. Long-lived assets to be disposed of, if any, are reported at the lower of carrying amount or fair value less cost to sell.  No impairments were recognized by the Company during 2008 and the first quarter of 2009.

Upon sale or other disposition of property and equipment, the cost and related accumulated depreciation or amortization are removed from the accounts and any gain or loss is included in the determination of income or loss.

Expenditures for maintenance and repairs are charged to expense as incurred. Major overhauls and betterments are capitalized and depreciated over their estimated economic useful lives.

Depreciation expense was $133,961 and $111,989 for the years  ended December 31, 2009 and 2008, respectively.

Goodwill and Other Intangible Assets

Goodwill and other intangible assets are recorded under the provisions of the Financial Accounting Standards Board (FASB) Statement No.142 (SFAS 142), Goodwill and Other Intangible Assets. SFAS 142 requires that an intangible asset that is acquired either individually or with a group of other assets (but not those acquired in a business combination) shall be initially recognized and measured based on its fair value.  Goodwill acquired in business combinations is initially computed as the amount paid by the acquiring company in excess of the fair value of the net assets acquired.

Costs of internally developing, maintaining and restoring intangible assets (including goodwill) that are not specifically identifiable, that have indeterminate lives, or that are inherent in a continuing business and related to an entity as a whole, are recognized as an expense when incurred.

An intangible asset (excluding goodwill) with a definite useful life is amortized; an intangible asset with an indefinite useful life is not amortized until its useful life is determined to be no longer indefinite. The remaining useful lives of intangible assets not being amortized are evaluated at least annually to determine whether events and circumstances continue to support an indefinite useful life. If and when an intangible asset is determined to no longer have an indefinite useful life, the asset shall then be amortized prospectively over its estimated remaining useful life and accounted for in the same manner as other intangibles that are subject to amortization.

An intangible asset (including goodwill) that is not subject to amortization shall be tested for impairment annually or more frequently if events or changes in circumstances indicate that the asset might be impaired. The impairment test consists of a comparison of the fair value of the intangible assets with its carrying amount. If the carrying amount of an intangible asset exceeds its fair value, an impairment loss shall be recognized in an amount equal to that excess. In accordance with SFAS 142, goodwill is not amortized.

It is the Company's policy to test for impairment no less than annually, or when conditions occur that may indicate an impairment. The Company's intangible assets, which consist of goodwill of $1,936,020 recorded in connection with the Capstone acquisition, were tested for impairment and determined that no adjustment for impairment was necessary as of December 31, 2009, whereas the fair value of the intangible asset exceeds its carrying amount.

CHDT CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Net Income (Loss) Per Common Share

Basic earnings per common share were computed by dividing net loss by the weighted average number of shares of common stock outstanding during the year.  In periods where losses are reported, the weighted average number of common shares outstanding excludes common stock equivalents because their inclusion would be anti-dilutive. Diluted loss per common share for the years ended December 31, 2009 and 2008 are not presented as it would be anti-dilutive.  At December 31, 2009 and 2008, the total number of potentially dilutive common stock equivalents was 140,830,211 and 203,295,071, respectively.

Principles of Consolidation

The consolidated financial statements for the years ended December 31, 2009 and 2008 include the accounts of the parent entity and its wholly-owned subsidiaries Black Box Innovations, L.L.C. (formerly “Overseas Building Supply, LLC” and formerly “China Pathfinder Fund, LLC”), and Capstone Industries, Inc.

The results of operations attributable to Capstone are included in the consolidated results of operations beginning on September 13, 2006, the date on which the Company’s interest in Capstone was acquired.

Fair Value of Financial Instruments

The carrying value of the Company's financial instruments, including accounts receivable, accounts payable and accrued liabilities at December 31, 2009 and 2008 approximates their fair values due to the short-term nature of these financial instruments.

Reclassifications

Certain reclassifications have been made in the 2008 financial statements to conform with the 2009 presentation. There were no material changes in classifications made to previously issued financial statements.

Revenue Recognition

Product sales are recognized when an agreement of sale exists, product delivery has occurred, pricing is final or determinable, and collection is reasonably assured.

Allowances for sales returns, rebates and discounts are recorded as a component of net sales in the period the allowances are recognized.  In addition, accrued liabilities contained in the accompanying balance sheet include accruals for estimated amounts of credits to be issued in future years based on potentially defective product, other product returns and various allowances.  These estimates could change significantly in the near term.

CHDT CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Advertising and Promotion

Advertising and promotion costs, including advertising, public relations, and trade show expenses, are expensed as incurred and included in Sales and Marketing expenses. Advertising and promotion expense was $176,101 and $103,651 for the years  ended December 31, 2009 and 2008, respectively.

Shipping and Handling

The Company’s shipping and handling costs, incurred by Capstone amounted to $72,301 and $70,379 for the years ended December 31, 2009 and 2008, respectively.

Accrued Liabilities

Accrued liabilities contained in the accompanying balance sheet include accruals for estimated amounts of credits to be issued in future years based on potentially defective products, other product returns and various allowances.  These estimates could change significantly in the near term.

Income Taxes

The Company accounts for income taxes under the provisions of Financial Accounting Standards Board (FASB) Statement No. 109 (SFAS 109), "Accounting for Income Taxes." SFAS 109 requires recognition of deferred income tax assets and liabilities for the expected future income tax consequences, based on enacted tax laws, of temporary differences between the financial reporting and tax bases of assets and liabilities. The Company and its subsidiaries intend to file consolidated income tax returns

Stock-Based Compensation

On January 1, 2006, the Company adopted Statement of Financial Accounting Standards No. 123 (Revised 2004), Share-Based Payments, SFAS 123(R), which requires the measurement and recognition of compensation expense for all share-based payment awards made to employees and directors, including employee stock options, based on estimated fair values. SFAS 123(R) supersedes the Company’s previous accounting under Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees (APB 25) and related interpretations, applied for periods through December 31, 2005. In March 2005, the Securities and Exchange Commission issued Staff Accounting Bulletin No. 107 (SAB 107) relating to SFAS 123(R). The Company has applied the provision of SAB 107 in its adoption of SFAS 123(R).

The Company adopted SFAS 123(R) using the modified prospective application transition method, which requires the application of the accounting standard as of January 1, 2006, the first date of the Company’s fiscal year. The Company’s consolidated financial statements as of and for the year ended December 31, 2006 reflect the impact of SFAS 123(R). In accordance with the modified prospective method, the Company’s consolidated financial statements for prior periods have not been restated to reflect, and do not include, the impact of SFAS 123(R).

CHDT CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

SFAS 123(R) requires companies to estimate the fair value of share-based payment awards on the date of the grant using an option-pricing model. The value of the portion of the award that is ultimately expected to vest is recognized as expenses over the requisite service periods in the Company’s consolidated statements of income (loss). Prior to the adoption of SFAS 123(R), the Company accounted for stock-based awards to employees and directors using the intrinsic value method in accordance with APB 25, as allowed under SFAS No. 123, Accounting for Stock-Based Compensation, (SFAS 123). Under the intrinsic value method, compensation expense under fixed term option plans was recorded at the date of grant only to the extent that the market value of the underlying stock at the date of grant exceeded the exercise price. Accordingly, for those stock options granted for which the exercise price equaled the fair market value of the underlying stock at the date of grant, no expense was recorded.

Stock-based compensation expense recognized during the period is based on the value of the portion of share-based payment awards that is ultimately expected to vest during the period.  There was no stock-based compensation expense attributable to options for the years ended December 31, 2007 and 2006 for compensation expense for share-based payment awards granted prior to, but not vested as of December 31, 2005.  Such stock-based compensation is based on the grant date fair value estimated in accordance with the pro forma provisions of SFAS 123.  Compensation expense for share-based payment awards granted subsequent to December 31, 2005 are based on the grant date fair value estimated in accordance with the provisions of SFAS 123(R).

In conjunction with the adoption of SFAS 123(R), the Company adopted the straight-line single option method of attributing the value of stock-based compensation expense. As stock-based compensation expense is recognized during the period is based on awards ultimately expected to vest, it is subject to reduction for estimated forfeitures. SFAS 123(R) requires forfeitures to be estimated at the time of grant and revised, if necessary, in subsequent periods if actual forfeitures differ from those estimates. As of and for the year ended December 31, 2008, there were no material amounts subject to forfeiture. The Company has not accelerated vesting terms of its out-of-the-money stock options, or made any other significant changes, prior to adopting FASB 123(R), Share-Based Payments.

On April 23, 2007, the Company granted 130,500,000 stock options to two officers of the Company.  The options vest at twenty percent per year beginning April 23, 2007.  For the year ended December 31, 2007, the Company recognized compensation expense of $503,075 related to these options. On May 1, 2008, 850,000 of the above stock options were canceled and on May 23, 2008, 74,666,667 of the above stock options were cancelled.  For year ended December 31, 2008, the Company recognized compensation expense of $405,198 related to these options.  For the year ended December 31, 2009, the Company recognized compensation expense of $156,557 related to these options.

On May 1, 2007, the Company granted 4,000,000 stock options to five employees of the Company.   The options vest over two years.  For the year ended December 31, 2007, the Company recognized compensation expense of $29,214 related to these options.   During 2008, 1,000,000 of the above options were cancelled prior to vesting.  For the year ended December 31, 2008, the Company recognized compensation expense of $25,131 related to these options.  For the year ended December 31, 2009, the Company recognized compensation expense of $10,869 related to these options.

On October 22, 2007, the Company granted 700,000 stock options to a business associate of the Company.  The options vest over two years.  For the year ended December 31, 2007, the Company recognized compensation expense of $1,330 related to these options.  For the year ended December 31, 2008, the Company recognized compensation expense of $7,978 related to these options.  For the year ended December 31, 2009, the Company recognized compensation expense of $6,648 related to these options.

CHDT CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

On January 10, 2008, the Company granted 1,000,000 stock options to an advisor of the Company.  The options vest over one year.  For the year ended December 31, 2008, the Company recognized compensation expense of $19,953 related to these options.

On February 5, 2008, the Company granted 3,650,000 stock options to four directors and one employee of the Company.  The options vest over two years.  For the year ended December 31, 2008, the Company recognized compensation expense of $59,619 related to these options.  For the year ended December 31, 2009, the Company recognized compensation expense of $2,603 related to these options.

On May 1, 2008, the Company granted 850,000 stock options to an employee of the Company.  The options vest over two years.  For the year ended December 31, 2008, the Company recognized compensation expense of $5,242 related to these options.  For the year ended December 31, 2009, the Company recognized compensation expense of $7,862 related to these options.

On June 8, 2009, the Company granted 4,500,000 stock options to four directors of the Company.  The options vest in one year.  For the year ended December 31, 2009, the Company recognized compensation expense of $42,663 related to these options.

The Company recognizes compensation expense paid with common stock and other equity instruments issued for assets and services received based upon the fair value of the assets/services or the equity instruments issued, whichever is more readily determined.

As of the date of this report the Company has not adopted a method to account for the tax effects of stock-based compensation pursuant to SFAS 123(R) and related interpretations. However, whereas the Company has substantial net operating losses to offset future taxable income and its current deferred tax asset is completely reduced by the valuation allowance, no material tax effects are anticipated.

During the year ended December 31, 2005, the Company valued stock options using the intrinsic value method prescribed by APB 25.  Since the exercise price of stock options previously issued was greater than or equal to the market price on grant date, no compensation expense was recognized.

Stock-Based Compensation Expense

Stock-based compensation expense for the year ended December 31, 2009 included $21,000 for consulting fees.  Stock-based compensation expense for the year ended December 31, 2008 included $2,500 for consulting fees.

Recent Accounting Standards

In April 2009, the FASB updated ASC 820 to provide additional guidance for estimating fair value when the volume and level of activity for the asset or liability have decreased significantly. ASC 820 also provides guidance on identifying circumstances that indicate a transaction is not orderly. The implementation of ASC 820 did not have a material effect on the Company’s financial statements.

In April 2009, the FASB updated ASC 825 regarding interim disclosures about fair value of financial instruments.  ASC 825 requires disclosures about fair value of financial instruments in interim reporting periods of publicly traded companies that were previously only required to be disclosed in annual financial statements. The implementation of ASC 825 did not have a material effect on the Company’s financial statements.

In April 2009, the FASB updated ASC 320 for proper recognition and presentation of other-than-temporary impairments.  ASC 320 provides additional guidance designed to create greater clarity and consistency in accounting for and presenting impairment losses on securities.  The implementation of ASC 320 did not have a material effect on the Company’s consolidated financial statements.

CHDT CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

In June 2009, the FASB created the Accounting Standards Codification, which is codified as ASC 105.  ASC 105 establishes the codification as the single official non-governmental source of authoritative accounting principles (other than guidance issued by the SEC) and supersedes and effectively replaces previously issued GAAP hierarchy framework.  All other literature that is not part of the codification will be considered non-authoritative.  The codification is effective for interim and annual periods ending on or after September 15, 2009.  The Company has applied the codification, as required, beginning with the 2009 Form 10-K.  The adoption of the codification did not have a material impact on the Company’s financial position, results of operations or cash flows.

In June 2009, the FASB updated ASC 855, which established principles and requirements for subsequent events.  This guidance details the period after the balance sheet date which the Company should evaluate events or transactions that may occur for potential recognition or disclosure in the financial statements, the circumstances under which the Company should recognize events or transactions occurring after the balance sheet date in its financial statements and the required disclosures for such events.  ASC 855 is effective for interim and annual periods ending after June 15, 2009.  The implementation of ASC 855 did not have a material effect on the Company’s financial statements.

In October 2009, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update 2009-13 (ASU 2009-13), which provided an update to ASC 605.  ASU 2009-13 addresses how to separate deliverables and how to measure and allocate arrangement consideration to one or more units of accounting in multiple-deliverable arrangements. The amendments in this update will be effective prospectively for revenue arrangements entered into or materially modified in fiscal years beginning on or after June 15, 2010. The Company is currently evaluating the impact that this update will have on its Financial Statements.

Pervasiveness of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates, and the differences could be material.

NOTE 2 – CONCENTRATIONS OF CREDIT RISK AND ECONOMIC DEPENDENCE

Financial instruments that potentially subject the Company to credit risk consist principally of cash and cash equivalents and accounts receivable.

The Company has no significant off-balance-sheet concentrations of credit risk such as foreign exchange contracts, options contracts or other foreign hedging arrangements.

Cash and Cash Equivalents

The Company at times has cash and cash equivalents with its financial institution in excess of Federal Deposit Insurance Corporation (FDIC) insurance limits.  The Company places its cash and cash equivalents with high credit quality financial institutions which minimize these risks.  As of December 31, 2009, the Company had no cash in excess of FDIC limits.

CHDT CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 – CONCENTRATIONS OF CREDIT RISK AND ECONOMIC DEPENDENCE (continued)

Accounts Receivable

The Company grants credit to its customers, substantially all of whom are retail establishments located throughout the United States.  The Company typically does not require collateral from customers. Credit risk is limited due to the financial strength of the customers comprising the Company’s customer base and their dispersion across different geographical regions.  The Company monitors exposure of credit losses and maintains allowances for anticipated losses considered necessary under the circumstances.

Major Customers

The Company had three customers who comprised at least ten percent (10%) of gross revenue during the fiscal years ended December 31, 2009 and 2008.  The loss of these customers would adversely impact the business of the Company.  The percentage of gross revenue and the accounts receivable from each of these customers is as follows:

	Gross Revenue %		Accounts Receivable

	2009	2008	2009	2008

Customer A	41%	44%	$2,500	$1,742,135
Customer B	24%	22%	-	614,384
Customer C	23%	15%	1,305,821	21,773

	88%	81%	$1,308,321	$2,378,292

Major Vendors

The Company had four vendors from which it purchased at least ten percent (10%) of merchandise during the fiscal year ended December 31, 2009 and three vendors from which it purchased at least ten percent (10%) of merchandise during the fiscal year ended December 31, 2008.  The loss of these suppliers would adversely impact the business of the Company.  The percentage of purchases, and the related accounts payable from each of these vendors is as follows:

	Purchases %		Accounts Payable

	2009	2008	2009	2008

Vendor A	36%	52%	$-	$169,997
Vendor B	25%	31%	2,524	969,741
Vendor C	17%	14%	12,688	-
Vendor D	10%	-	75,525	-

	88%	97%	$90,737	$1,139,738

CHDT CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 3 – NOTES AND LOANS PAYABLE TO RELATED PARTIES

CHDT Corp - Notes Payable to Director

On May 30, 2007, the Company executed a $575,000 promissory note payable to a director of the Company.  The note carries an interest rate of 10.459% per annum.  All principal was payable in full, with accrued interest, on May 30, 2009.  As of September 30, 2007, the total amount payable on the note was $575,000.  On November 2, 2007, the Company issued 12,074 shares of its Series B Preferred stock valued at $28,975 as payment towards this loan.  At December 31, 2009 and 2008, the total amount payable on this note was $546,025.  Interest payments are being made monthly to the note holder.

On July 11, 2008, the Company received a loan from a director of $250,000.  The note was due on January 11, 2010 and carries an interest rate of 8% per annum.  At December 31, 2009 and 2008, the total amount payable on this note was $250,000 and $254,932, respectively.

As part of this note payable, the Company also issued a warrant to the loan holder to purchase 4,000,000 shares of common stock at a price of $.025 per share.  At the date of issuance, the stock price was $.021 per share.  The Company accounted for the debt and warrants using APB 14, whereby the proceeds of $250,000 was allocated between the debt and warrants.  This resulted in the warrants being valued at $56,375 which was recorded as additional paid-in capital, and a discount on the note of $56,375 being recognized.  The discount was amortized over the term of the note (6 months) to interest expense.  At December 31, 2008, the discount had been fully amortized resulting in interest expense of $56,375 being recognized.

CHDT Corp - Notes Payable to Officers

During the quarter ended June 30, 2008, the Company executed three notes payable for $200,000 to an officer of the Company.  The notes carry an interest rate of 8% per annum and are due within six months.  At December 31, 2009, the total amount due on these notes was $200,000.  At December 31, 2008, the total amount due on these notes was $201,358, including interest of $1,358.

Capstone Industries – Loans Payable to Director

On June 15, 2007, Capstone Industries executed a $72,000 promissory note payable to a director of the Company.  The note carries an interest rate of 8% per annum and was due on February 15, 2008.  During the quarter ended September 30, 2007, the Company paid accrued interest of $240.  At December 31, 2007, the total amount payable on this loan was $74,904, including interest of $2,904.  In January 2008, the Company repaid this note payable.

On July 16, 2007, Capstone Industries executed a $103,000 promissory note payable to a director of the Company.  The note carries an interest rate of 8% per annum and was due on December 31, 2007.  In December 2008, the Company borrowed an additional $75,000 from this director.  At December 31, 2009, the total amount payable on this loan was $202,263, including interest of $24,263.  At December 31, 2008, the total amount payable on this loan was $188,023, including interest of $10,023.

Capstone Industries – Loans Payable to Officer

On September 7, 2007, Capstone Industries executed a $100,000 promissory note payable to an officer of the Company.  The note carries an interest rate of 8% per annum and was due on December 31, 2007.  At December 31, 2007, the total amount payable on this loan was $102,521, including interest of $2,520.  In January 2008, this note was repaid.

During the quarter ended December 31, 2007, Capstone Industries executed two promissory notes payable totaling $400,000 to an officer of the Company.  The notes carry an interest rate of 8% per annum and were due on January 31, 2008.  At December 31, 2007, the total amount payable on this loan was $404,043, including interest of $4,043.  In January 2008, the Company paid $250,000 towards this note payable.  On May 9, 2008, the Company paid principal of $150,000 and interest of $6,443 to pay off the remainder of this note.

On March 11, 2008, Capstone Industries executed a $100,000 promissory note payable to an officer of the Company.  The note carries an interest rate of 8% per annum and was due on June 30, 2008.  On August 5, 2008, the Company paid principal of $100,000 and interest of $3,222 to pay off this note.

CHDT CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 3 – NOTES AND LOANS PAYABLE TO RELATED PARTIES (continued)

On June 24, 2008, Capstone Industries executed a $25,000 promissory note payable to an officer of the Company.  The note carries an interest rate of 8% per annum and was due September 24, 2008.  On August 5, 2008, the Company paid principal of $25,000 and interest of $230 to pay off this note.

Based on the above, the total amount payable to officers and directors as of December 31, 2009 and 2008 was $1,198,288 and $1,185,407, respectively, including accrued interest of $24,263 and $20,861, respectively.  The maturities under the notes and loan payable to related parties for the next five years are:

Year Ended December 31,
2010	$1,198,288
2011	-
2012	-
2013	-
2014	-
Total future maturities	$1,198,288

NOTE 4 – NOTE PAYABLE – STERLING BANK

On May 1, 2008, Capstone secured a conventional $2,000,000 asset based loan agreement from Sterling National Bank, located in New York City whereby Capstone received a credit line to fund working capital needs.  The loan provides funding for an amount up to 85% of eligible Capstone accounts receivable and 50% of eligible Capstone inventory.  The interest rate of the loan is the Wall Street Journal prime rate plus one and one-half percent per annum.  CHDT and Howard Ullman, the Chairman of the Board of Directors of CHDT, have personally guaranteed Capstone’s obligations under the Loan. At December 31, 2009 and 2008, there was $1,277,151 and $722,547 due on this loan, respectively.

As part of the loan agreement with Sterling National Bank, a subordination agreement was executed with Howard Ullman, a shareholder and director of the Company.  These agreements subordinated the debt of $121,263 (plus future interest) and $546,025 due to Howard Ullman to the Sterling National Bank loan.  No payments will be made on the subordinated debt until the Sterling Bank is paid in full, except for scheduled payments of interest.

On February 19, 2010, the Company entered into a loan modification agreement with Sterling National Bank, whereby the maturity date of the loan was extended from May 1, 2010 to February 19, 2012.

NOTE 5 – PURCHASE ORDER ASSIGNMENT-FUNDING AGREEMENT

On February 27, 2009, Capstone Industries, Inc. entered into a Purchase Order Assignment Funding Agreement with Examsoft Worldwide, whereby Examsoft will advance funds to Capstone to secure the purchase of materials, and in return Capstone will assign purchase orders to Examsoft in exchange for the funding.  The total funding will be up to a total of $441,100.  The interest rate is 18% per annum and the total loan plus accrued interest will be due no later than July 15, 2009.  As security for the performance by Examsoft of its services under the agreement, Capstone has granted a security interest in the inventory purchased by the submitted purchase orders and upon product shipment in the accounts receivable until the loan is paid in full.  At June 30, 2009, the total amount due on this loan was $459,080, including interest of $19,080.  This loan was paid in full in July 2009.

On May 22, 2009, Capstone Industries, Inc. entered into a Purchase Order Assignment Funding Agreement with Examsoft Worldwide, whereby Examsoft will advance funds to Capstone to secure the purchase of materials, and in return Capstone will assign purchase orders to Examsoft in exchange for the funding.  The total funding will be up to a total of $843,847.  The interest rate is 18% per annum and the total loan plus accrued interest will be due no later than February 28, 2010.  As security for the performance by Examsoft of its services under the agreement, Capstone has granted a security interest in the inventory purchased by the submitted purchase orders and upon product shipment in the accounts receivable until the loan is paid in full.  At September 30, 2009, the total amount due on this loan was $551,885, including interest of $9,885.  This loan was paid in full in November 2009.

CHDT CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 5 – PURCHASE ORDER ASSIGNMENT-FUNDING AGREEMENT (continued)

On June 18, 2009, Capstone Industries, Inc. entered into a Purchase Order Assignment Funding Agreement with Examsoft Worldwide, whereby Examsoft will advance funds to Capstone to secure the purchase of materials, and in return Capstone will assign purchase orders to Examsoft in exchange for the funding.  The total funding will be up to a total of $548,615.  The interest rate is 18% per annum and the total loan plus accrued interest will be due no later than February 28, 2010.  As security for the performance by Examsoft of its services under the agreement, Capstone has granted a security interest in the inventory purchased by the submitted purchase orders and upon product shipment in the accounts receivable until the loan is paid in full.  At September 30, 2009, the total amount due on this loan was $269,320, including interest of $9,320.  This loan was paid in full in November 2009.

On June 16, 2009, Capstone Industries, Inc. received a $100,000 loan from Examsoft Worldwide.  The loan was due July 16, 2009 and carries an interest rate of 1.5% simple interest per month.  At June 30, 2009, the total amount due on this loan was $100,690, including accrued interest of $690.  This loan was paid in full in July 2009.

Stewart Wallach, the Company’s Chief Executive Officer and President, was a director of Examsoft Worldwide until November 2009.

NOTE 6 – LEASES

On June 29, 2007, the Company relocated its principal executive offices and sole operations facility to 350 Jim Moran Blvd., Suite 120, Deerfield Beach, Florida 33442, which is located in Broward County.  This space consists of 4,000 square rentable feet and is leased on a month to month basis.  Monthly payments are approximately $4,390 per month.

Rental expense under these leases was approximately $52,684 and $51,809 for the years ended December 31, 2009 and 2008, respectively.

NOTE 7 - COMMITMENTS

Employment Agreements

On February 5, 2008, the Company entered into an Employment Agreement with Stewart Wallach, the Company’s Chief Executive Officer and President, whereby Mr. Wallach will be paid $225,000 per annum.  As part of the agreement, Mr. Wallach will receive a minimum increase of 5% per year.  For 2009, Mr. Wallach was paid $236,250, and for 2010, Mr. Wallach will be paid $247,500.  The term of the contract begins February 5, 2008 and ends on February 5, 2011.

On February 5, 2008, the Company entered into an Employment Agreement with Gerry McClinton, the Company’s Chief Operating Officer, whereby Mr. McClinton will be paid $150,000 per annum.  As part of the agreement, Mr. McClinton will receive a minimum increase of 5% per year.  For 2009, Mr. McClinton was paid $157,500 and for 2010 Mr. McClinton will be paid $165,000.  The term of the contract begins February 5, 2008 and ends on February 5, 2011.

On February 5, 2008, the Company entered into an Employment Agreement with Howard Ullman, the Chairman of Board of Directors of the Company, whereby Mr. Ullman will be paid $100,000 per annum.  The term of the contract begins February 5, 2008 and ends on February 5, 2011.

License Agreement

On April 12, 2007, the Company entered into a trademark and licensing agreement with The Armor All/STP Products Company (“AASTP”).  As part of the agreement, the Company is required to pay AASTP royalties either at fixed periodic amounts or 7% of product sales.  The Company is required to make guaranteed minimum royalty payments during 2010 as follows: $187,500 payable in 2010.  Future guaranteed minimum royalty payments are as follows:

Guaranteed Minimum
Year	Royalty Payments
2010	$187,500
$187,500

CHDT CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 8 - STOCK TRANSACTIONS

Common Stock

In February 2008, the Company issued 1,584,000 shares of common stock for accrued directors fees of $40,000.

In March 2008, the Company issued 112,000 shares of common stock for consulting expenses of $2,500.

In February 2009, the Company issued 2,100,000 shares of common stock for consulting expenses of $21,000.

For issuances of shares of common stock during the periods described above, the Company issued restricted shares (Rule 144). The shares issued were valued by the Company based upon the closing price of the shares on the date of issuance. The value of these shares issued for services was charged to expense, unless they were in consideration for future services, in which case they were recorded as deferred consulting fees. Shares retired / cancelled were recorded at par value.

Series “A” Preferred Stock

A total of 8,100 shares of series “A” preferred stock were issued in 2004, and, in May 2005, 100 shares were returned to the treasury and cancelled.

In January 2006 the Company issued 600,000 shares of series “A” convertible preferred stock, convertible into 50,738,958 shares of the Company’s common stock, in connection with the acquisition of a 51% majority interest in CPS.  The shares were valued at $1,200,000.

In January 2007 (effective December 31, 2006), the 600,000 shares of series “A” convertible preferred issued to CPS were returned to the treasury and cancelled, in connection with the Company’s sale of its interest in CPS.  The shares were valued at $1,775,864.  None of the preferred shares were converted to common shares.  At December 31, 2006, the shares had not been returned, and a related party receivable of $1,775,864 was recorded.  During the three months ended March 31, 2007, these shares were returned to the treasury and cancelled.

In June, 2006, 1,000 shares of the Company’s series “A” convertible preferred stock, beneficially owned by the Company’s CEO, were exchanged for 1,000,000 shares of the Company’s common stock.  In February 2007, 74 shares of the Company’s series “A” preferred stock were exchanged for 73,400 shares of the Company’s common stock.  In May 2007, 367 shares of the Company’s series “A” preferred stock were exchanged for 367,000 shares of the Company’s common stock.

In February 2008, 6,500 shares of the Company’s series “A” convertible preferred stock were exchanged for 6,500,000 shares of the Company’s common stock.

As of December 31, 2008, a total of 60 shares of series “A” convertible preferred stock were issued and outstanding, and are convertible into CHDT common shares, at a rate of 1,000 shares of common stock for each share of series “A” convertible preferred stock and are redeemable at the option of the Company.  During the three months ended March 31, 2009, the remaining 60 shares were cancelled.

Series “B” Preferred Stock

In January 2006 the Company sold 657,000 shares of its series “B” convertible preferred stock for cash of $637,000, including 387,000 shares to the Company’s former CEO and the remaining shares to other directors of the Company.  During the three months ended March 31, 2007, 15,000 shares of the Company’s series “B” preferred shares issued to a director were exchanged for 990,000 shares of the Company’s common stock.

In September 2006 the Company issued 300,030 shares of its series “B” convertible preferred stock to the Company’s former CEO in exchange for 20,000,000 shares of its common stock held by the former CEO.

In September, 2006 the Company issued an additional 236,739 shares of its series “B” convertible preferred stock in connection with the acquisition of 100% of the voting interest of Capstone Industries, Inc.  The shares were valued at $1,250,000.  During the three months ended March 31, 2007, 236,739 shares of the Company’s series “B” convertible preferred stock was converted into 15,624,774 shares of the Company’s common stock.

CHDT CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 8 - STOCK TRANSACTIONS (continued)

In November 2007, the Company issued 416,708 shares of its series “B” convertible preferred stock to a director for notes payable of $1,000,000.

In January 2008, the Company’s chairman exchanged 50,000,000 shares of the Company’s common stock for 750,075 shares of the Company’s series B” convertible preferred stock.

The series “B” convertible preferred shares are convertible into common shares, at a rate of 66.66 shares of common stock for each share of series “B” convertible preferred stock.

On July 9, 2009, the 2,108,813 outstanding Series B Preferred Shares were converted to Series B-1 Preferred Shares, while canceling 779,813 of the outstanding Series B Preferred Shares, leaving 1,329,000 shares of the new Series B-1 Preferred Shares outstanding.  The Series B-1 Preferred Shares are convertible into common shares, at a rate of 66.66 shares of common stock for each share of series “B-1” convertible preferred stock.  The par value of the new Series B-1 Preferred Shares is $0.0001.

In December 2009, the remaining 1,329,000 shares of the new Series B-1 Preferred Shares were converted into 88,591,140 shares of common stock.

Series “C” Preferred Stock

On July 9, 2009, the Company authorized and issued 1,000 shares of Series C Preferred Stock in exchange for $700,000.  The 1,000 shares of Series C Stock is convertible into 67,979,725 common shares.  The par value of the Series C Preferred shares is $1.00.

Warrants

The Company has outstanding stock warrants that were issued in prior years to its officers and directors for a total of 5,975,000 shares of the Company's common stock. The warrants expire between November 11, 2011 and July 20, 2014. The warrants have an exercise price of $.03 to $.05.

The Company issued a stock warrant to each of two former officers of the Company in December 2003 for a total of 35,000 shares of the Company's common stock. Each of the stock warrants expires on July 20, 2014, and entitles each former officer to purchase 10,000 and 25,000 shares, respectively, of the Company's common stock at an exercise price of $0.05.

During September and October 2007, the Company issued 31,823,529 shares of common stock for cash at $.017 per share, or $541,000 total as part of a Private Placement under Rule 506 of Regulation D.  Along with the stock, each investor also received a warrant to purchase 30% of the shares purchased in the Private Placement.

A total of 9,548,819 warrants were issued.  The warrants are ten year warrants and have an exercise price of $.025 per share.

Options

In 2005, the Company authorized the 2005 Equity Plan that made available 10,000,000 shares of common stock for issuance through awards of options, restricted stock, stock bonuses, stock appreciation rights and restricted stock units.  On May 20, 2005 the Company granted non-qualified stock options under the company’s 2005 Equity Plan for a maximum of 250,000 shares of the Company’s common stock for $0.02 per share. The options expire May 25, 2015 and may be exercised any time after May 25, 2005.

On May 1, 2007, the Company granted 4,000,000 stock options to five employees of the Company under the 2005 Plan.  The options vest over two years.  During 2008, 1,000,000 of these options were cancelled prior to vesting.

CHDT CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 8 - STOCK TRANSACTIONS (continued)

The Binomial Lattice (Suboptimal) option pricing model was used to calculate the fair value of the options granted. During the years ended December 31, 2009 and 2008, the Company recognized compensation expense of $10,869 and $25,131 related to these stock options.  The following assumptions were used in the fair value calculations:

Risk free rate – 4.64%
Expected term – 11 years
Expected volatility of stock – 131.13%
Expected dividend yield – 0%
Suboptimal Exercise Behavior Multiple – 2.0
Number of Steps – 100

The Company will recognize compensation expense of $10,869 in 2009 related to these stock options.

On April 23, 2007, the Company granted a ten-year non-qualified, non-statutory stock option for 102,400,000 “restricted” shares of the Company’s common stock to Stewart Wallach, the Company’s CEO, as incentive compensation.  The exercise price of the options is $.029 per share, which was the fair market value of the stock on the date of grant.  Twenty percent of the options vested on the date of issuance, and twenty percent per year will vest on the anniversary date through April 23, 2011.  On May 23, 2008, 74,666,667 of these options were cancelled.  Compensation expense was recognized through the date of the cancellation of the options.

On April 23, 2007, the Company granted a ten-year non-qualified, non-statutory stock option for 28,100,000 “restricted” shares of the Company’s common stock to Gerry McClinton, the Company’s COO and Secretary, as incentive compensation.  The exercise price of the options is $.029 per share, which was the fair market value of the stock on the date of grant.  Twenty percent of the options vested on the date of issuance, and twenty percent per year will vest on the anniversary date through April 23, 2011.  On May 1, 2008, 850,000 of these options were cancelled.

The Binomial Lattice (Suboptimal) option pricing model was used to calculate the fair value of the options granted. During the years ended December 31, 2009 and 2008, the Company recognized compensation expense of $156,557 and $405,198 related to these stock options.  The following assumptions were used in the fair value calculations:

Risk free rate – 4.66%
Expected term – 10 years
Expected volatility of stock – 133.59%
Expected dividend yield – 0%
Suboptimal Exercise Behavior Multiple – 2.0
Number of Steps - 100

The Company will recognize compensation expense of $156,557 in 2010, and $52,186 in 2011 related to these stock options.

On October 22, 2007, the Company granted 700,000 stock options to a business associate of the Company.  The options vest over two years.

The Binomial Lattice (Suboptimal) option pricing model was used to calculate the fair value of the options granted. During the years ended December 31, 2009 and 2008, the Company recognized compensation expense of $6,648 and $7,978 related to these stock options.  The following assumptions were used in the fair value calculations:

Risk free rate – 4.42%
Expected term – 11 and 12 years
Expected volatility of stock – 134.33%
Expected dividend yield – 0%
Suboptimal Exercise Behavior Multiple – 2.0
Number of Steps – 100

On January 10, 2008, the Company granted 1,000,000 stock options to an advisor of the Company.  The options vest over one year.

CHDT CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 8 - STOCK TRANSACTIONS (continued)

The Binomial Lattice (Suboptimal) option pricing model was used to calculate the fair value of the options granted.  During the year ended December 31, 2008, the Company recognized compensation expense of $19,953 related to these options.  The following assumptions were used in the fair value calculations:

Risk free rate – 3.91%
Expected term – 10 years
Expected volatility of stock – 133.83%
Expected dividend yield – 0%
Suboptimal Exercise Behavior Multiple – 2.0
Number of Steps – 100

On February 5, 2008, the Company granted 3,650,000 stock options to four directors and one employee of the Company.  The options vest over two years.

The Binomial Lattice (Suboptimal) option pricing model was used to calculate the fair value of the options granted. For the years ended December 31, 2009 and 2008, the Company recognized compensation expense of $2,603 and $59,619 related to these options.  The following assumptions were used in the fair value calculations:

Risk free rate – 1.93% to 3.61%
Expected term – 2 to 10 years
Expected volatility of stock – 133.83%
Expected dividend yield – 0%
Suboptimal Exercise Behavior Multiple – 2.0
Number of Steps – 100

On May 1, 2008, the Company granted 850,000 stock options to an employee of the Company.  The options vest over two years.

The Binomial Lattice (Suboptimal) option pricing model was used to calculate the fair value of the options granted. For the years ended December 31, 2009 and 2008, the Company recognized compensation expense of $7,862 and $5,242 related to these options.  The following assumptions were used in the fair value calculations:

Risk free rate – 3.78%
Expected term – 11 years
Expected volatility of stock – 133.59%
Expected dividend yield – 0%
Suboptimal Exercise Behavior Multiple – 2.0
Number of Steps – 100

The Company will recognize compensation expense of $2,620 in 2010 related to these stock options.

On June 8, 2009, the Company granted 4,500,000 stock options to four directors of the Company.  The options vest over one year.

The Binomial Lattice (Suboptimal) option pricing model was used to calculate the fair value of the options granted. For the years ended December 31, 2009, the Company recognized compensation expense of $42,663 related to these options.  The following assumptions were used in the fair value calculations:

Risk free rate – 1.42%
Expected term – 2  years
Expected volatility of stock – 500.5%
Expected dividend yield – 0%
Suboptimal Exercise Behavior Multiple – 2.0
Number of Steps – 100

The Company will recognize compensation expense of $33,837 in 2010 related to these stock options.

CHDT CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 8 - STOCK TRANSACTIONS (continued)

The following table sets forth the Company’s stock options outstanding as of December 31, 2009 and 2008 and activity for the years then ended:
			Weighted
		Weighted	Average
		Average	Remaining	Aggregate
	Shares	Exercise Price	Contractual Term (Years)	Intrinsic Value

Outstanding, December 31, 2007	135,450,000	$0.028
Granted	5,500,000	0.028
Exercised	-	-
Forfeited/expired	76,516,667	0.028

Outstanding, December 31, 2008	64,433,333	0.028
Granted	4,500,000	0.029
Exercised	-	-		-
Forfeited/expired	-	-

Outstanding, December 31, 2009	68,933,333	$0.028	8.64	$-

Vested/exercisable at December 31, 2008	43,102,777	$0.028	8.68	$-

Vested/exercisable at December 31, 2009	57,266,667	$0.028	8.68	$-

The following table summarizes the information with respect to options granted, outstanding and exercisable under the 2005 plan:

Exercise Price	Options Outstanding	Remaining Contractual Life in Years	Average Exercise Price	Number of Options Currently Exercisable
$.02	250,000	6	$.020	250,000
$.029	54,983,333	8	$.029	48,241,677
$.029	3,000,000	9	$.029	3,000,000
$.029	700,000	10	$.029	700,000
$.029	1,000,000	9	$.029	1,000,000
$.029	150,000	9	$.029	150,000
$.029	2,000,000	0.08	$.029	2,000,000
$.027	1,500,000	0.08	$.027	1,500,000
$.029	850,000	10	$.029	425,000
$.029	4,500,000	2	$.029	-

CHDT CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 9 – BUSINESS ACQUISITIONS AND DISPOSALS

Complete Power Solutions

On January 27, 2006, the Company entered into a Purchase Agreement (the "Purchase Agreement") with William Dato and Complete Power Solutions ("CPS") pursuant to which the Company acquired 51% of the member interests of CPS owned by Mr. Dato for a purchase price consisting of the payment of $637,000 in cash and the delivery of 600,000 shares of Company's Series A Convertible Preferred Stock (the "Series A Preferred Stock") having a stated value of $1,200,000, which Series A Preferred Stock are convertible into 50,739,958 shares of the Company's Common Stock at the demand of Mr. Dato. The cash paid in the transaction was obtained from capital provided to the Company for use in connection with acquisitions by Howard Ullman, our Chief Executive Officer and President, and certain of our directors and principal shareholders.

On January 26, 2007, the Company entered into a Purchase and Settlement Agreement (the "Settlement Agreement"), dated and effective as of December 31, 2006, with William Dato and CPS whereby: (a) CPS repurchased the 51% membership interest owned by China Direct in return for the transfer of the 600,000 shares of the Company’s "Series A Preferred Stock”, which are convertible into 50,739,958 shares of the Company's common stock, and (b) the issuance of a promissory note by CPS to CHDT for 225,560, bearing annual interest at 7% with interest-only payments commencing on July 1, 2007 and thereafter being paid quarterly on April 1st, July 1st, October 1st, and January 1st until the principal and all unpaid interest thereon shall become due and payable on the maturity date, being January 6, 2010 (the “2007 Promissory Note”).  The 2007 Promissory Note also provides that the principal amount may be automatically increased by an amount of up to $7,500 if the amount of a customer claim is settled for less than $7,500. As of the date of this report the principal amount has not been increased by an amount up to $7,500, as described above.  The shares were valued at $1,775,864 based on the market value of the common stock the shares are convertible into.

As of December 31, 2006, the balance due on the $225,560 was classified on the Company’s balance sheet as an amount due from former subsidiary.  This item was classified as long-term as of December 31, 2006, in anticipation of its conversion to a note receivable, the maturity of which is more than one year from the balance sheet date.  Subsequently, upon execution of the 2007 Promissory Note on January 26, 2007, the Company reclassified the balance as a long-term note receivable from former subsidiary.

CPS is also indebted to CHDT under a promissory note in the original principal amount of $250,000, executed by William Dato on June 27, 2006 and payable to CHDT, bearing interest at 7% per annum and maturing on June 30, 2007, subject to extension (the “2006 Promissory Note”) and subject to offset by (i) $41,600 owed by an affiliate of CHDT to the CPS funds advanced by CPS for portable generators that were never delivered and (ii) $15,000 as an agreed amount paid to compensate CPS for certain refunds required to be made by CPS (which amounts have been first applied to accrued and unpaid interest due September 30, 2006 and December 31, 2006 and then applied to quarterly interest payable on the principal of the 2006 Promissory Note to maturity (June 30, 2007) and then to reduce the principal amount of the 2006 Promissory Note to $210,900.

On March 10, 2008, the Company was granted a Final Summary judgment against CPS for $501,740 related to the two notes due from CPS to the Company as part of the disposal agreement entered into in January 2007.   As of December 31, 2007, the Company determined these two notes to be uncollectible and wrote-off $427,710 to expense.  The Company has pursued  legal action to collect this judgment, but it is now considered uncollectible.

The Company disposed of its interest in CPS to further its goal of focusing on its Capstone Industries consumer product business line in an effort to achieve sustained profitability from low-coast, low inventory consumer products that are direct shipped from Chinese and other low cost contract manufacturing sources to the Company’s customers.

CHDT CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 9 – BUSINESS ACQUISITIONS AND DISPOSALS (continued)

Capstone Industries

On September 13, 2006 the Company entered into a Stock Purchase Agreement (the Purchase Agreement) with Capstone Industries, Inc., a Florida corporation (Capstone), engaged in the business of producing and selling portable book lights and related consumer goods, and Stewart Wallach, the sole shareholder of Capstone. Under the Stock Purchase Agreement the Company acquired 100% of the issued and outstanding shares of Capstone Common Stock in exchange for $750,000 in cash (funded by a note payable to the Company’s CEO and $1.25 million of the Company’s Series B Preferred Stock, $0.01 par value per share, which Series “B” stock is convertible into 15.625 million “restricted” shares of CHDT Common Stock, $0.0001 par value (common stock). CHDT has agreed to register shares of Common Stock under the Securities Act of 1933, as amended, to cover conversion of the Series “B” Stock issued to Mr. Wallach in the acquisition of Capstone.  Such registration has not been filed as of the date of this Report. CHDT will operate Capstone as a wholly-owned subsidiary. As of the date of this report these share have not been registered.  The Capstone acquisition was recorded as follows:

Cash	$33,676
Accounts receivable	208,851
Inventory	340,109
Prepaid expenses	7,500
Property and equipment	16,127
Goodwill	1,936,020
Accounts payable and accrued expenses	(417,283)
Loan payable to China Direct	(125,000)
Total purchase price	$2,000,000

Capstone was acquired to expand the Company’s customer base and sources of supply, the value of which contributed to the recording of goodwill.

For tax purposes, the goodwill is expected to be amortized as an IRC Sec. 197 intangible over a period of fifteen years from date of acquisition.

NOTE 10 - INCOME TAXES

As of December 31, 2009, the Company had a net operating loss carryforward for income tax reporting purposes of approximately $3,900,000 that may be offset against future taxable income through 2029. Current tax laws limit the amount of loss available to be offset against future taxable income when a substantial change in ownership occurs. Therefore, the amount available to offset future taxable income may be limited. No tax benefit has been reported in the financial statements, because the Company believes there is a 50% or greater chance the carryforwards will expire unused. Accordingly, the potential tax benefits of the loss carryforwards are offset by a valuation allowance of the same amount.

	2009	2008
Net Operating Losses	$799,500	$554,500
Valuation Allowance	(799,500)	(554,500)
	$-	$-

The provision for income taxes differ from the amount computed using the federal US statutory income tax rate as follows:
	2009	2008
Provision (Benefit) at US Statutory Rate	$(205,000)	$(139,810)
Increase (Decrease) in Valuation Allowance	205,000	139,810
	$-	$-

The Company evaluates its valuation allowance requirements based on projected future operations.  When circumstances change and cause a change in management’s judgment about the recoverability of deferred tax assets, the impact of the change on the valuation is reflected in current income.

CHDT CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 10 - INCOME TAXES (continued)

Effective January 1, 2007, the Company adopted the provisions of FASB Interpretation No. 48, “Accounting for Uncertainty in Income Taxes – an interpretation of FASB Statement No. 109” (“FIN 48”). FIN 48 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. The adoption of the provisions of FIN 48 did not have a material impact on the company’s condensed consolidated financial position and results of operations. At January 1, 2008, the company had no liability for unrecognized tax benefits and no accrual for the payment of related interest.

Interest costs related to unrecognized tax benefits are classified as “Interest expense, net” in the accompanying consolidated statements of operations. Penalties, if any, would be recognized as a component of “Selling, general and administrative expenses”. The Company recognized $0 of interest expense related to unrecognized tax benefits for the year ended December 31, 2009 and 2008.  In many cases the company’s uncertain tax positions are related to tax years that remain subject to examination by relevant tax authorities. With few exceptions, the company is generally no longer subject to U.S. federal, state, local or non-U.S. income tax examinations by tax authorities for years before 2006. The following describes the open tax years, by major tax jurisdiction, as of December 31, 2009:

United States (a)	2006 – Present
(a) Includes federal as well as state or similar local jurisdictions, as applicable.

NOTE 11 – CONTINGENCIES

ESQUIRE TRADE & FINANCE INC. & INVESTOR, LLC v. (Case Number 03 CIV. 9650 (SC), decided November 5, 2009) (formerly styled “CELESTE TRUST REG., ESQUIRE TRADE, ET AL. V. CBQ, INC., Case Number 03 CIV. 9650 RMB) (“Celeste case”).   The parties settled this case on February 18, 2010.  A summary of the settlement is below. A stipulation withdrawing the plaintiff's appeal in the Celeste case was filed with and accepted by the court on February 8, 2010, which filing effectively ended the litigation in the Celeste case.

The settlement and release provides a mutual, general release of all claims that plaintiffs and Company may have against each other as the date of the release, including any causes of action or claims under the Celeste case and any related proceedings.  The settlement provides, in part, that: (1) the parties will seek a court order dismissing the Celeste case; (2) the parties will release each other from any and all claims and causes of action in or related to the Celeste case or the pending appeal to the U.S. Circuit Court for the Second Circuit;  (3) the plaintiffs will pay $100,000 towards the Company’s legal fees incurred in the Celeste case; (4) the Company will support the release of shares of Company Common Stock, $0.0001 par value per share, (“Common Stock”) owned of record by Networkland, Inc., a Virginia corporation, (“NET”) and Technet Computer Services, Inc., a Virginia corporation, (“TECH”) to the plaintiffs or their designees (each such block of Common Stock was sought by the plaintiffs in the Celeste case as part of their claims against the Company (collectively, said shares of Common Stock held of record by NET and TECH being referred to as the “N&T Shares”));  (5) the issuance of 350,000 shares of Common Stock owned by Howard Ullman, a director of the Company, to the plaintiffs or their designees; and (6) the granting by Mr. Ullman of a five year option to purchase 20 million shares of Common Stock owned by Mr. Ullman to the plaintiffs or their designees, which option has an exercise price of $0.029 per share.  Under the proposed settlement agreement and release, the Company will grant piggy-back registration rights to the option and underlying shares of Common Stock referenced in (6) above, which rights will be effective after June 1, 2010.  The Company will pay all registration fees and legal costs associated with any such registration, which are currently estimated to be approximately $3,000 to $5,000.

The settlement and release, which consists of a settlement agreement and release and option agreement by Mr. Ullman, was negotiated by Mr. Ullman on behalf of the Company with the plaintiffs. Mr. Ullman has provided case administration of the Celeste case for the Company.

The Company believes that the settlement and release is in the best interests of the Company and its public shareholders because (1) it will, when effective, eliminate the possibility of an adverse ruling by the U.S. Court of Appeals for the Second Circuit on the plaintiffs’ appeal, which adverse ruling could potentially impose a significant liability on the Company; and (2) the continuation of the Celeste case may discourage potential investors and funding sources from assisting the Company in financing operations and business development as well as make it more difficult to pursue any possible future merger and acquisition transactions.

CHDT CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 11 – CONTINGENCIES (continued)

The Company’s board of directors approved the general terms of the settlement and release on February 1, 2010, but approval and execution of all documents necessary to reaching a settlement and release was not achieved until the February 18, 2010 signing of the option granted by Mr. Ullman.  A copy of the settlement agreement and release and the option granted by Mr. Ullman are attached as Exhibit 99.1 and Exhibit 99.2, respectively, to the Form 8-K, dated February 19, 2010 and filed by the Company with the Commission on February 22, 2010).  The above summary of the settlement agreement and release and option are qualified in its entirety by reference to the proposed settlement agreement and release as attached as Exhibit 99.1 and the option attached as Exhibit 99.2 to the aforesaid Form 8-K report.

Potential Litigation

Cyberquest, Inc.

As reported previously, the Company has received two claims from certain former shareholders of Cyberquest, Inc. that they hold or own approximately 70,000 shares of a class of the Company's redeemable preferred stock that was issued in the Company's 1998 acquisition of Cyberquest. Cyberquest ceased operations in 2000-2001 period. The Company has investigated these claims and has not been able to date to fully substantiate any of the ownership claims to date to the preferred stock in question and the claimants have not pursued their claims beyond an initial communication asserting ownership of these shares of serial preferred stock. The Company did not maintain preferred stock ownership records with a stock transfer agent at the time in question and has to rely on available internal records in this matter. The Company has not received any further claims or communications since mid-2006.   Since the Company has no record of the claimants as preferred stock shareholders, the Company is taking the position that they are no shareholders of record and the alleged redeemable preferred stock is not issued and outstanding.

NOTE 12 – INTANGIBLE ASSETS

At December 31, 2009, the Company had capitalized $206,042 related to packaging artwork and design costs related to the Company’s AASTP products and Lighting products as intangible assets. These costs are being amortized over their useful life, which the Company has determined to be two years.  During 2008, the Company recorded $65,199 of amortization expense related to these assets.  For the year ended December 31, 2009, the Company capitalized an additional $37,142 related to packaging artwork and design costs and recognized amortization expense of $96,087 during the year.  At December 31, 2009 and 2008, the net amount of the intangible asset was $44,756 and $103,700, respectively.

NOTE 13 – SUBSEQUENT EVENTS

The Company adopted ASC 855, and has evaluated all events occurring after December 31, 2009, the date of the most recent balance sheet, for possible adjustment to the financial statements or disclosures through March 30, 2010, which is the date on which the financial statements were issued.  The Company has concluded that there are no significant or material transactions to be reported for the period from January 1, 2010 to March 30, 2010, other than what was reported in Note 11.

CHDT CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

	(Unaudited)
	March 30,	December 31,
	2010	2009
Assets:

Current Assets:
Cash	$216,418	$266,867
Accounts receivable - net	133,902	1,341,883
Inventory	497,693	397,908
Prepaid expense	155,695	57,076

Total Current Assets	1,003,708	2,063,734

Fixed Assets:
Computer equipment & software	64,047	63,448
Machinery and equipment	466,325	461,146
Furniture and fixtures	5,665	5,665
Less: Accumulated depreciation	(385,890)	(353,854)

Total Fixed Assets	150,147	176,405

Other Non-current Assets:
Product development costs - net	40,551	44,756
Goodwill	1,936,020	1,936,020
Deposits	-	15,000

Total Other Non-current Assets	1,976,571	1,995,776

Total Assets	$3,130,426	$4,235,915

CHDT CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Continued)

	(Unaudited)
	March 30,	December 31,
	2009	2009
Liabilities and Stockholders’ Equity:
Current Liabilities:
Accounts payable and accrued expenses	$523,477	$306,196
Note payable - Sterling Bank	215,104	1,277,151
Notes and loans payable to related parties - current maturities	1,397,113	1,198,288

Total Current Liabilities	2,135,694	2,781,635

Total Liabilities	2,135,694	2,781,635

Stockholders' Equity:
Preferred Stock, Series A, par value $.001 per share
Authorized 100,000,000 shares, issued -0- shares
at March 31, 2010 and December 31, 2009	-	-
Preferred Stock, Series B, par value $.10 per share
Authorized 100,000,000 shares, issued -0- shares
at March 31, 2009 and December 31, 2009
Preferred Stock, Series B-1, par value $.0001 per share	-	-
Authorized 2,108,813 shares, issued -0- shares
at March 31, 2010 and December 31, 2009	-	-
Preferred Stock, Series C, par value $1.00 per share
Authorized 1,000 shares, issued 1,000 shares
at March 31, 2010 and December 31, 2009	1,000	1,000
Common Stock, par value $.0001 per share
Authorized 850,000,000 shares,
Issued 648,632,786 shares at March 31, 2010
and December 31, 2009	64,863	64,863
Related party receivable	(40,441)	(40,441)
Additional paid-in capital	6,782,974	6,734,720
Accumulated deficit	(5,813,664)	(5,305,862)

Total Stockholders' Equity	994,732	1,454,280

Total Liabilities and Stockholders’ Equity	$3,130,426	$4,235,915

The accompanying notes are an integral part of these financial statements.

CHDT CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS

	(Unaudited)
	For the Three Months Ended
	March 30,
	2010	2009

Revenues	$353,036	$1,697,927
Cost of Sales	(238,256)	(1,195,754)
Gross Profit	114,780	502,173

Operating Expenses:
Sales and marketing	102,928	60,230
Compensation	287,584	277,109
Professional fees	54,583	35,866
Product Development	35,392	56,927
Other general and administrative	108,239	294,877
Total Operating Expenses	588,726	725,009

Net Operating Income (Loss)	(473,946)	(222,836)

Other Income (Expense):
Debt forgiveness	-	0
Miscellaneous income	-	57
Interest expense	(33,856)	(76,711)
Interest income	-	0
Total Other Income (Expense)	(33,856)	(76,654)

Net Income (Loss)	$(507,802)	$(299,490)

Income (Loss) per Common Share	$-	$-

Weighted Average Shares Outstanding	648,632,786	558,980,535

The accompanying notes are an integral part of these financial statements.

CHDT CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS

	(Unaudited)
	For the Three Months Ended
	March 30,
	2010	2009
CASH FLOWS FROM OPERATING ACTIVITIES:
Continuing operations:
Net Income (Loss)	$(507,802)	$(299,490)
Adjustments necessary to reconcile net loss
to net cash used in operating activities:
Stock issued for expenses	-	21,000
Depreciation and amortization	42,242	52,787
Compensation expense from stock options	48,254	46,134
(Increase) decrease in accounts receivable	1,207,980	2,131,923
(Increase) decrease in inventory	(99,785)	10,166
(Increase) decrease in prepaid expenses	(98,619)	(150,246)
(Increase) decrease in deposits	15,000	-
(Increase) decrease in other assets	(6,001)	(6,834)
Increase (decrease) in accounts payable and accrued expenses	217,281	(1,500,163)
Increase (decrease) in accrued interest on notes payable	12,264	13,091
Net cash provided by (used in) operating activities	830,814	318,368

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(5,777)	(440)
Net cash provided by (used in) investing activities	(5,777)	(440)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from notes payable	-	150,000
Repayments of notes payable	(1,062,047)	(483,389)
Proceeds from notes and loans payable to related parties	192,000	-
Repayments of notes and loans payable to related parties	(5,439)	-
Net cash provided by financing activities	(875,486)	(333,389)

Net (Decrease) Increase in Cash and Cash Equivalents	(50,449)	(15,461)
Cash and Cash Equivalents at Beginning of Period	266,867	156,371
Cash and Cash Equivalents at End of Period	$216,418	$140,910

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid during the period for:
Interest	$21,592	$58,452
Franchise and income taxes	$-	$-

SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES:

NONE.

The accompanying notes are an integral part of these financial statements.

CHDT CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

This summary of accounting policies for CHDT Corporation, a Florida corporation (formerly, “China Direct Trading Corporation”) (“Company” or “CHDT”) and its wholly-owned subsidiaries (“Subsidiaries”) is presented to assist in understanding the Company's financial statements. The accounting policies conform to generally accepted accounting principles and have been consistently applied in the preparation of the financial statements.  CHDT changed its name to “CHDT Corporation” by amending its Articles of Incorporation, which name change was effective July 16, 2007 in respect of NASD Regulation, Inc. and OTC Bulletin Board approval of the name change, the trading symbol change from “CHDT.OB” to “CHDO.OB” and change in CUSIP Number for CHDT Common Stock and effective May 7, 2007 in terms of approval by the State of Florida of the charter amendment.

Interim Financial Statements

The unaudited financial statements as of March 31, 2010 and for the three month periods ended March 31, 2010 and 2009 reflect, in the opinion of management, all adjustments (which include only normal recurring adjustments) necessary to fairly state the financial position and results of operations for the three and nine months.  Operating results for interim periods are not necessarily indicative of the results which can be expected for full years.

Organization and Basis of Presentation

CHDT was initially incorporated September 18, 1986 under the laws of the State of Delaware under the name "Yorkshire Leveraged Group, Incorporated", and then changed its domicile situs to Colorado in 1989 by merging into a Colorado corporation, named "Freedom Funding, Inc." Freedom Funding, Inc. then changed its name to "CBQ, Inc." by amendment of its Articles of Incorporation on November 25, 1998. In May 2004, the Company changed its name from “CBQ, Inc.” to “China Direct Trading Corporation” as part of a reincorporation from the State of Colorado to the State of Florida.  Effective May 7, 2007, the Company amended its charter to change its name from “China Direct Trading Corporation” to “CHDT Corporation.”  This name change was effective as of July 16, 2007 for purposes of the change of its name on the OTC Bulletin Board.

Souvenir Direct, Inc. was incorporated on September 9, 2002 under the laws of the State of Florida.  On December 1, 2003, CHDT issued 97 million shares common stock to acquire 100% of the outstanding common stock of Souvenir Direct, Inc. in a reverse acquisition. At that time, a new reporting entity was created. Souvenir Direct, Inc. was considered the reporting entity for financial reporting purposes. Also on December 1, 2003, an additional 414,628,300 shares of common stock were issued to the previous owners of the Company.  Souvenir Direct, Inc. operations were transferred to Capstone Industries, Inc. in the first quarter of fiscal year 2007 and Souvenir Direct, Inc.’s operating assets were sold on December 1, 2007 to an unaffiliated buyer.

In February 2004, the Company established a new subsidiary, initially named “China Pathfinder Fund, L.L.C.”, a Florida limited liability company. During 2005, the name was changed to “Overseas Building Supply, LLC” to reflect its shift in business lines from business development consulting services in China for North American companies to trading Chinese-made building supplies in South Florida.  This business line was ended in fiscal year 2007 and OBS’ name was changed to “Black Box Innovations, L.L.C.” (“BBI”) on March 20, 2008.

On January 27, 2006, the Company entered into a Purchase Agreement with Complete Power Solutions ("CPS") to acquire 51% of the member interests of CPS. CPS was organized by William Dato on September 20, 2004, as a Florida limited liability company to distribute power generators in Florida and adjacent states.  The Company subsequently sold its 51% membership interest in CPS, pursuant to a Purchase and Settlement Agreement dated and effective as of December 31, 2006.

On September 13, 2006 the Company entered into a Stock Purchase Agreement with Capstone Industries, Inc., a Florida corporation (Capstone).  Capstone was incorporated in Florida on May 15, 1996 and is engaged primarily in the business of wholesaling low technology consumer products to distributors and retailers in the United States.

Nature of Business

Since the beginning of fiscal year 2007, the Company has been primarily engaged in the business of marketing and selling consumer products through national and regional retailers and distributors, in North America.  Capstone currently operates in four primary business segments: Lighting Products, Power Tools, Automotive Accessories and Computer peripherals.  The Company’s products are typically manufactured in the Peoples’ Republic of China by third-party manufacturing companies.

CHDT CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Cash and Cash Equivalents

The Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents, to the extent the funds are not being held for investment purposes.

Allowance for Doubtful Accounts

An allowance for doubtful accounts is established as losses are estimated to have occurred through a provision for bad debts charged to earnings.  The allowance for bad debt is evaluated on a regular basis by management and is based upon management’s periodic review of the collectability of the receivables.  This evaluation is inherently subjective and requires estimates that are susceptible to significant revisions as more information becomes available.

As of December 31, 2009, management has determined that the accounts receivable are fully collectible.  As such, management has not recorded an allowance for doubtful accounts.

Inventory

The Company's inventory, which is recorded at lower of cost (first-in, first-out) or market, consists of finished goods for resale by Capstone, totaling $497,693 and $397,908 at March 31, 2010 and December 31, 2009, respectively.

BBI (previously “Overseas Building Supply, L.C.”) had inventory of $40,441 at December 31, 2007.  During 2008, a director and shareholder of the Company took the remaining inventory of BBI and agreed to pay the Company for the cost of the inventory, which was $40,441.  As a result, the inventory was removed from the balance sheet as an asset, and a shareholder receivable was recorded and disclosed in the equity section of the balance sheet.

Property and Equipment

Fixed assets are stated at cost. Depreciation and amortization are computed using the straight- line method over the estimated economic useful lives of the related assets as follows:

Computer equipment	3 - 7 years
Computer software	3 - 7 years
Machinery and equipment	3 - 7 years
Furniture and fixtures	3 - 7 years

Long-lived assets to be held and used are reviewed for impairment whenever events or changes in circumstances indicate that the related carrying amount may not be recoverable.  When required, impairment losses on assets to be held and used are recognized based on the fair value of the asset.  Long-lived assets to be disposed of, if any, are reported at the lower of carrying amount or fair value less cost to sell.  No impairments were recognized by the Company during 2009 and the first quarter of 2010.

Upon sale or other disposition of property and equipment, the cost and related accumulated depreciation or amortization are removed from the accounts and any gain or loss is included in the determination of income or loss.

Expenditures for maintenance and repairs are charged to expense as incurred. Major overhauls and betterments are capitalized and depreciated over their estimated economic useful lives.

Depreciation expense was $32,037 and $31,805 for the three months ended March 31, 2010 and 2009, respectively.

CHDT CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Goodwill and Other Intangible Assets

Intangible assets acquired, either individually or with a group of other assets (but not those acquired in a business combination), are initially recognized and measured based on fair value.  Goodwill acquired in business combinations is initially computed as the amount paid by the acquiring company in excess of the fair value of the net assets acquired.

The cost of internally developing, maintaining and restoring intangible assets (including goodwill) that are not specifically identifiable, that have indeterminate lives, or that are inherent in a continuing business and related to an entity as a whole, are recognized as an expense when incurred.

An intangible asset (excluding goodwill) with a definite useful life is amortized; an intangible asset with an indefinite useful life is not amortized until its useful life is determined to be no longer indefinite.  The remaining useful lives of intangible assets not being amortized are evaluated at least annually to determine whether events and circumstances continue to support an indefinite useful life.  If and when an intangible asset is determined to no longer have an indefinite useful life, the asset shall then be amortized prospectively over its estimated remaining useful life and accounted for in the same manner as other intangibles that are subject to amortization.

An intangible asset (including goodwill) that is not subject to amortization shall be tested for impairment annually or more frequently if events or changes in circumstances indicate that the asset might be impaired.  The impairment test consists of a comparison of the fair value of the intangible assets with its carrying amount.  If the carrying amount of an intangible asset exceeds its fair value, an impairment loss shall be recognized in an amount equal to that excess.  Goodwill is not amortized.

It is the Company's policy to test for impairment no less than annually, or when conditions occur that may indicate impairment.  The Company's intangible assets, which consist of goodwill of $1,936,020 recorded in connection with the Capstone acquisition, were tested for impairment and determined that no adjustment for impairment was necessary as of December 31, 2009, whereas the fair value of the intangible asset exceeds its carrying amount.

Net Income (Loss) Per Common Share

Basic earnings per common share were computed by dividing net loss by the weighted average number of shares of common stock outstanding during the year.  In periods where losses are reported, the weighted average number of common shares outstanding excludes common stock equivalents because their inclusion would be anti-dilutive.  Diluted loss per common share for the three months ended March 31, 2010 and 2009 are not presented as it would be anti-dilutive.  At March 31, 2010 and 2009, the total number of potentially dilutive common stock equivalents was 152,971,577 (Includes 4,925,000 options which vest within 60 days) and 203,295,071, respectively.

Principles of Consolidation

The consolidated financial statements for the three months ended March 31, 2010 and 2009 include the accounts of the parent entity and its wholly-owned subsidiaries Black Box Innovations, L.L.C., and Capstone Industries, Inc.

The results of operations attributable to subsidiaries are included in the consolidated results of operations beginning on the date on which the Company’s interest in a subsidiary was acquired.

Fair Value of Financial Instruments

The carrying value of the Company's financial instruments, including accounts receivable, accounts payable and accrued liabilities at March 31, 2010 and 2009 approximates their fair values due to the short-term nature of these financial instruments.

Reclassifications

Certain reclassifications have been made in the 2009 financial statements to conform to the 2010 presentation.  There were no material changes in classifications made to previously issued financial statements.

CHDT CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Revenue Recognition

Product sales are recognized when an agreement of sale exists, product delivery has occurred, pricing is final or determinable, and collection is reasonably assured.

Allowances for sales returns, rebates and discounts are recorded as a component of net sales in the period the allowances are recognized.  In addition, accrued liabilities contained in the accompanying balance sheet include accruals for estimated amounts of credits to be issued in future years based on potentially defective product, other product returns and various allowances.  These estimates could change significantly in the near term.

Advertising and Promotion

Advertising and promotion costs, including advertising, public relations, and trade show expenses, are expensed as incurred and included in Sales and Marketing expenses.  Advertising and promotion expense was $6,536 and $_16,110 for the three months ended March 31, 2010 and 2009, respectively.

Shipping and Handling

The Company’s shipping and handling costs, incurred by Capstone amounted to $9,781 and $12,895 for the three months ended March 31, 2010 and 2009, respectively.

Accrued Liabilities

Accrued liabilities contained in the accompanying balance sheet include accruals for estimated amounts of credits to be issued in future years based on potentially defective products, other product returns and various allowances.  These estimates could change significantly in the near term.

Income Taxes

The Company accounts for income taxes under the provisions of Financial Accounting Standards Board (FASB) Statement No. 109 (SFAS 109), "Accounting for Income Taxes." SFAS 109 (now ASC 740) requires recognition of deferred income tax assets and liabilities for the expected future income tax consequences, based on enacted tax laws, of temporary differences between the financial reporting and tax bases of assets and liabilities. The Company and its subsidiaries intend to file consolidated income tax returns

Stock-Based Compensation

On January 1, 2006, the Company adopted Statement of Financial Accounting Standards No. 123 (Revised 2004), Share-Based Payments, SFAS 123(R), (now ASC 718) which requires the measurement and recognition of compensation expense for all share-based payment awards made to employees and directors, including employee stock options, based on estimated fair values.  SFAS 123(R) supersedes the Company’s previous accounting under Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees (APB 25) and related interpretations, applied for periods through December 31, 2005.  In March 2005, the Securities and Exchange Commission issued Staff Accounting Bulletin No. 107 (SAB 107) relating to SFAS 123(R).  The Company has applied the provision of SAB 107 in its adoption of SFAS 123(R).

The Company adopted SFAS 123(R) using the modified prospective application transition method, which requires the application of the accounting standard as of January 1, 2006, the first date of the Company’s fiscal year.  The Company’s consolidated financial statements as of and for the year ended December 31, 2006 reflect the impact of SFAS 123(R).  In accordance with the modified prospective method, the Company’s consolidated financial statements for prior periods have not been restated to reflect, and do not include, the impact of SFAS 123(R).

CHDT CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

SFAS 123(R) requires companies to estimate the fair value of share-based payment awards on the date of the grant using an option-pricing model.  The value of the portion of the award that is ultimately expected to vest is recognized as expenses over the requisite service periods in the Company’s consolidated statements of income (loss).  Prior to the adoption of SFAS 123(R), the Company accounted for stock-based awards to employees and directors using the intrinsic value method in accordance with APB 25, as allowed under SFAS No. 123, Accounting for Stock-Based Compensation, (SFAS 123).  Under the intrinsic value method, compensation expense under fixed term option plans was recorded at the date of grant only to the extent that the market value of the underlying stock at the date of grant exceeded the exercise price.  Accordingly, for those stock options granted for which the exercise price equaled the fair market value of the underlying stock at the date of grant, no expense was recorded.

Stock-based compensation expense recognized during the period is based on the value of the portion of share-based payment awards that is ultimately expected to vest during the period.  There was no stock-based compensation expense attributable to options for the years ended December 31, 2007 and 2006 for compensation expense for share-based payment awards granted prior to, but not vested as of December 31, 2005.  Such stock-based compensation is based on the grant date fair value estimated in accordance with the pro forma provisions of SFAS 123.  Compensation expense for share-based payment awards granted subsequent to December 31, 2005 are based on the grant date fair value estimated in accordance with the provisions of SFAS 123(R).

In conjunction with the adoption of SFAS 123(R), the Company adopted the straight-line single option method of attributing the value of stock-based compensation expense.  As stock-based compensation expense is recognized during the period is based on awards ultimately expected to vest, it is subject to reduction for estimated forfeitures.  SFAS 123(R) requires forfeitures to be estimated at the time of grant and revised, if necessary, in subsequent periods if actual forfeitures differ from those estimates.  As of and for the year ended December 31, 2008, there were no material amounts subject to forfeiture.  The Company has not accelerated vesting terms of its out-of-the-money stock options, or made any other significant changes, prior to adopting FASB 123(R), Share-Based Payments.

On April 23, 2007, the Company granted 130,500,000 stock options to two officers of the Company.  The options vest at twenty percent per year beginning April 23, 2007.  For the year ended December 31, 2007, the Company recognized compensation expense of $503,075 related to these options.  On May 1, 2008, 850,000 of the above stock options were canceled and on May 23, 2008, 74,666,667 of the above stock options were cancelled.  For year ended December 31, 2008, the Company recognized compensation expense of $405,198 related to these options.  For the year ended December 31, 2009, the Company recognized compensation expense of $156,557 related to these options.  For the three months ended March 31, 2010, the Company recognized compensation expense of $39,139 related to these options.

On May 1, 2007, the Company granted 4,000,000 stock options to five employees of the Company.  The options vest over two years.  For the year ended December 31, 2007, the Company recognized compensation expense of $29,214 related to these options.  During 2008, 1,000,000 of the above options were cancelled prior to vesting.  For the year ended December 31, 2008, the Company recognized compensation expense of $25,131 related to these options.  For the year ended December 31, 2009, the Company recognized compensation expense of $10,869 related to these options.  As of December 31, 2009 these options were fully vested and compensation expense fully recognized.  No further compensation expense will be recognized for these options.

On October 22, 2007, the Company granted 700,000 stock options to a business associate of the Company.  The options vest over two years.  For the year ended December 31, 2007, the Company recognized compensation expense of $1,330 related to these options.  For the year ended December 31, 2008, the Company recognized compensation expense of $7,978 related to these options.  For the year ended December 31, 2009, the Company recognized compensation expense of $6,648 related to these options.  As of December 31, 2009 these options were fully vested and compensation expense fully recognized.  No further compensation expense will be recognized for these options.

On January 10, 2008, the Company granted 1,000,000 stock options to an advisor of the Company.  The options vest over one year.  For the year ended December 31, 2008, the Company recognized compensation expense of $19,953 related to these options.  As of December 31, 2008 these options were fully vested and compensation expense fully recognized.  No further compensation expense will be recognized for these options.

On February 5, 2008, the Company granted 3,650,000 stock options to four directors and one employee of the Company.  The options vest over two years.  For the year ended December 31, 2008, the Company recognized compensation expense of $59,619 related to these options.  For the year ended December 31, 2009, the Company recognized compensation expense of $2,603 related to these options.  As of December 31, 2009 these options were fully vested and compensation expense fully recognized.  No further compensation expense will be recognized for these options.

CHDT CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

On May 1, 2008, the Company granted 850,000 stock options to an employee of the Company.  The options vest over two years.  For the year ended December 31, 2008, the Company recognized compensation expense of $5,242 related to these options.  For the year ended December 31, 2009, the Company recognized compensation expense of $7,862 related to these options.  For the three months ended March 31, 2010, the Company recognized compensation expense of $655 related to these options.

On June 8, 2009, the Company granted 4,500,000 stock options to four directors of the Company.  The options vest in one year.  For the year ended December 31, 2009, the Company recognized compensation expense of $42,663 related to these options.  For the three months ended March 31, 2010, the Company recognized compensation expense of $8,459 related to these options.

The Company recognizes compensation expense paid with common stock and other equity instruments issued for assets and services received based upon the fair value of the assets/services or the equity instruments issued, whichever is more readily determined.

As of the date of this report the Company has not adopted a method to account for the tax effects of stock-based compensation pursuant to SFAS 123(R) and related interpretations.  However, whereas the Company has substantial net operating losses to offset future taxable income and its current deferred tax asset is completely reduced by the valuation allowance, no material tax effects are anticipated.

During the year ended December 31, 2005, the Company valued stock options using the intrinsic value method prescribed by APB 25.  Since the exercise price of stock options previously issued was greater than or equal to the market price on grant date, no compensation expense was recognized.

Stock-Based Compensation Expense

Stock-based compensation expense for the three months ended March 31, 2010 included $0 for consulting fees.  Stock-based compensation expense for the three months ended March 31, 2009 included $21,000 for consulting fees.

Recent Accounting Standards

In April 2009, the FASB updated ASC 820 to provide additional guidance for estimating fair value when the volume and level of activity for the asset or liability have decreased significantly. ASC 820 also provides guidance on identifying circumstances that indicate a transaction is not orderly. The implementation of ASC 820 did not have a material effect on the Company’s financial statements.

In April 2009, the FASB updated ASC 825 regarding interim disclosures about fair value of financial instruments.  ASC 825 requires disclosures about fair value of financial instruments in interim reporting periods of publicly traded companies that were previously only required to be disclosed in annual financial statements. The implementation of ASC 825 did not have a material effect on the Company’s financial statements.

In April 2009, the FASB updated ASC 320 for proper recognition and presentation of other-than-temporary impairments.  ASC 320 provides additional guidance designed to create greater clarity and consistency in accounting for and presenting impairment losses on securities.  The implementation of ASC 320 did not have a material effect on the Company’s consolidated financial statements.

In June 2009, the FASB created the Accounting Standards Codification, which is codified as ASC 105.  ASC 105 establishes the codification as the single official non-governmental source of authoritative accounting principles (other than guidance issued by the SEC) and supersedes and effectively replaces previously issued GAAP hierarchy framework.  All other literature that is not part of the codification will be considered non-authoritative.  The codification is effective for interim and annual periods ending on or after September 15, 2009.  The Company has applied the codification, as required, beginning with the 2009 Form 10-K.  The adoption of the codification did not have a material impact on the Company’s financial position, results of operations or cash flows.

In June 2009, the FASB updated ASC 855, which established principles and requirements for subsequent events.  This guidance details the period after the balance sheet date which the Company should evaluate events or transactions that may occur for potential recognition or disclosure in the financial statements, the circumstances under which the Company should recognize events or transactions occurring after the balance sheet date in its financial statements and the required disclosures for such events.  ASC 855 is effective for interim and annual periods ending after June 15, 2009.  The implementation of ASC 855 did not have a material effect on the Company’s financial statements.

CHDT CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

In October 2009, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update 2009-13 (ASU 2009-13), which provided an update to ASC 605.  ASU 2009-13 addresses how to separate deliverables and how to measure and allocate arrangement consideration to one or more units of accounting in multiple-deliverable arrangements. The amendments in this update will be effective prospectively for revenue arrangements entered into or materially modified in fiscal years beginning on or after June 15, 2010. The Company is currently evaluating the impact that this update will have on its Financial Statements.

Pervasiveness of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates, and the differences could be material.

NOTE 2 – CONCENTRATIONS OF CREDIT RISK AND ECONOMIC DEPENDENCE

Financial instruments that potentially subject the Company to credit risk consist principally of cash and cash equivalents and accounts receivable.

The Company has no significant off-balance-sheet concentrations of credit risk such as foreign exchange contracts, options contracts or other foreign hedging arrangements.

Cash and Cash Equivalents

The Company at times has cash and cash equivalents with its financial institution in excess of Federal Deposit Insurance Corporation (FDIC) insurance limits.  The Company places its cash and cash equivalents with high credit quality financial institutions which minimize these risks.  As of March 31, 2010, the Company had no cash in excess of FDIC limits.

Accounts Receivable

The Company grants credit to its customers, substantially all of whom are retail establishments located throughout the United States.  The Company typically does not require collateral from customers.  Credit risk is limited due to the financial strength of the customers comprising the Company’s customer base and their dispersion across different geographical regions.  The Company monitors exposure of credit losses and maintains allowances for anticipated losses considered necessary under the circumstances.

Major Customers

The Company had three customers who comprised at least ten percent (10%) of gross revenue during the fiscal years ended December 31, 2009 and 2008.  The loss of these customers would adversely impact the business of the Company.  The percentage of gross revenue and the accounts receivable from each of these customers is as follows:

	Gross Revenue %		Accounts Receivable

	2009	2008	2009	2008

Customer A	41%	44%	$2,500	$1,742,135
Customer B	24%	22%	-	614,384
Customer C	23%	15%	1,305,821	21,773

	88%	81%	$1,308,321	$2,378,292

CHDT CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 – CONCENTRATIONS OF CREDIT RISK AND ECONOMIC DEPENDENCE (continued)

Major Vendors

The Company had four vendors from which it purchased at least ten percent (10%) of merchandise during the fiscal year ended December 31, 2009 and three vendors from which it purchased at least ten percent (10%) of merchandise during the fiscal year ended December 31, 2008.  The loss of these suppliers would adversely impact the business of the Company.  The percentage of purchases, and the related accounts payable from each of these vendors is as follows:

	Purchases %		Accounts Payable

	2009	2008	2009	2008

Vendor A	36%	52%	$-	$169,997
Vendor B	25%	31%	2,524	969,741
Vendor C	17%	14%	12,688	-
Vendor D	10%	-	75,525	-

	88%	97%	$90,737	$1,139,738

NOTE 3 – NOTES AND LOANS PAYABLE TO RELATED PARTIES

CHDT Corp - Notes Payable to Director

On May 30, 2007, the Company executed a $575,000 promissory note payable to a director of the Company.  This note was amended on July 1, 2009 and again on January 2, 2010. As amended, the note carries an interest rate of 8% per annum.  All principal is payable in full, with accrued interest, on January 2, 2011.  On November 2, 2007, the Company issued 12,074 shares of its Series B Preferred stock valued at $28,975 as payment towards this loan.  At March 31, 2010 and December 31, 2009, the total amount payable on this note was $540,586 and $546,025, respectively.  Interest payments are being made monthly to the note holder.

On July 11, 2008, the Company received a loan from a director of $250,000.  This note was amended on January 2, 2010.  As amended, the note is due on of before January 11, 2011 and carries an interest rate of 8% per annum.  .  At March 31, 2010, the total amount payable on this note was $254,932, including interest of $4,932.  At December 31, 2009, the total amount due on these notes was $250,000.

As part of this note payable, the Company also issued a warrant to the loan holder to purchase 4,000,000 shares of common stock at a price of $.025 per share.  At the date of issuance, the stock price was $.021 per share.  The Company accounted for the debt and warrants using APB 14, whereby the proceeds of $250,000 were allocated between the debt and warrants.  This resulted in the warrants being valued at $56,375 which was recorded as additional paid-in capital, and a discount on the note of $56,375 being recognized.  The discount was amortized over the term of the note (6 months) to interest expense.  At December 31, 2008, the discount had been fully amortized resulting in interest expense of $56,375 being recognized.

On March 11, 2010, the Company received a loan from a director of $100,000.  The note is due on or before March 11, 2011 and carries an interest rate of 8% per annum.  At March 31, 2010 the total amount payable on this note was $100,438, including interest of $438.

CHDT Corp - Notes Payable to Officers

During the quarter ended June 30, 2008, the Company executed three notes payable for a combined total of $200,000 to an officer of the Company.  These were amended on January 2, 2010.  As amended, the notes are due on or before January 2, 2011 and carry an interest rate of 8% per annum and were due within six months.  At March 31, 2010 the total amount due on these notes was $203,945, including interest of $3,945.  At December 31, 2009, the total amount due on these notes was $200,000.

CHDT CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 3 – NOTES AND LOANS PAYABLE TO RELATED PARTIES (continued)

Capstone Industries – Loans Payable to Director

On June 15, 2007, Capstone Industries executed a $72,000 promissory note payable to a director of the Company.  The note carries an interest rate of 8% per annum and was due on February 15, 2008.  During the quarter ended September 30, 2007, the Company paid accrued interest of $240.  At December 31, 2007, the total amount payable on this loan was $74,904, including interest of $2,904.  In January 2008, the Company repaid this note payable.

On July 16, 2007, Capstone Industries executed a $103,000 promissory note payable to a director of the Company.  This note was amended on January 2, 2010.  As amended, the note carries an interest rate of 8% per annum and is due on or before January 2, 2011  In December 2008, the Company borrowed an additional $75,000 from this director.  This note was amended on January 2, 2010.  As amended, this note is due on or before January 2, 2011.  At March 31, 2010 the total amount due on these notes was $202,263, including interest of $24,263.  At December 31, 2009, the total amount payable on this loan was $202,263, including interest of $24,263

Capstone Industries – Loans Payable to Officer

On September 7, 2007, Capstone Industries executed a $100,000 promissory note payable to an officer of the Company.  The note carries an interest rate of 8% per annum and was due on December 31, 2007.  At December 31, 2007, the total amount payable on this loan was $102,521, including interest of $2,520.  In January 2008, this note was repaid.

During the quarter ended December 31, 2007, Capstone Industries executed two promissory notes payable totaling $400,000 to an officer of the Company.  The notes carry an interest rate of 8% per annum and were due on January 31, 2008.  At December 31, 2007, the total amount payable on this loan was $404,043, including interest of $4,043.  In January 2008, the Company paid $250,000 towards this note payable.  On May 9, 2008, the Company paid principal of $150,000 and interest of $6,443 to pay off the remainder of this note.

On March 11, 2008, Capstone Industries executed a $100,000 promissory note payable to an officer of the Company.  The note carries an interest rate of 8% per annum and was due on June 30, 2008.  On August 5, 2008, the Company paid principal of $100,000 and interest of $3,222 to pay off this note.

On June 24, 2008, Capstone Industries executed a $25,000 promissory note payable to an officer of the Company.  The note carries an interest rate of 8% per annum and was due September 24, 2008.  On August 5, 2008, the Company paid principal of $25,000 and interest of $230 to pay off this note.

Based on the above, the total amount payable to officers and directors as of March 31, 2010 and December 31, 2009 was $1,302,164 and $1,198,288, respectively, including accrued interest of $33,578 and $24,263, respectively.  The maturities under the notes and loan payable to related parties for the next five years are:

Year Ended December 31,
2010	$1,302,164
2011	-
2012	-
2013	-
2014	-
Total future maturities	$1,302,164

CHDT CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 4 – NOTE PAYABLE – STERLING BANK

On May 1, 2008, Capstone secured a conventional $2,000,000 asset based loan agreement from Sterling National Bank, located in New York City whereby Capstone received a credit line to fund working capital needs.  The loan provides funding for an amount up to 85% of eligible Capstone accounts receivable and 50% of eligible Capstone inventory.  The interest rate of the loan is the Wall Street Journal prime rate plus one and one-half percent per annum.  CHDT and Howard Ullman, the Chairman of the Board of Directors of CHDT, have personally guaranteed Capstone’s obligations under the Loan. As part of the loan agreement with Sterling National Bank, a subordination agreement was executed with Howard Ullman, a shareholder and director of the Company.  These agreements subordinated the debt of $121,263 (plus future interest) and $546,025 due to Howard Ullman to the Sterling National Bank loan.  No payments will be made on the subordinated debt until the Sterling Bank is paid in full, except for scheduled payments of interest.

On February 19, 2010, the Company entered into a loan modification agreement with Sterling National Bank, whereby the interest rate was changed to “Base Rate shall mean the base commercial lending rate of interest of the Bank in effect from time to time” plus one and three-fourths percent per annum, and the maturity date of the loan was extended from May 1, 2010 to February 19, 2012.  At March 31, 2010 and December 31, 2009, there was $215,104 and $1,277,151 due on this loan, respectively.

NOTE 5 – PURCHASE ORDER ASSIGNMENT-FUNDING AGREEMENT

On February 27, 2009, Capstone Industries, Inc. entered into a Purchase Order Assignment Funding Agreement with Examsoft Worldwide, whereby Examsoft will advance funds to Capstone to secure the purchase of materials, and in return Capstone will assign purchase orders to Examsoft in exchange for the funding.  The total funding will be up to a total of $441,100.  The interest rate is 18% per annum and the total loan plus accrued interest will be due no later than July 15, 2009.  As security for the performance by Examsoft of its services under the agreement, Capstone has granted a security interest in the inventory purchased by the submitted purchase orders and upon product shipment in the accounts receivable until the loan is paid in full.  At June 30, 2009, the total amount due on this loan was $459,080, including interest of $19,080.  This loan was paid in full in July 2009.

On May 22, 2009, Capstone Industries, Inc. entered into a Purchase Order Assignment Funding Agreement with Examsoft Worldwide, whereby Examsoft will advance funds to Capstone to secure the purchase of materials, and in return Capstone will assign purchase orders to Examsoft in exchange for the funding.  The total funding will be up to a total of $843,847.  The interest rate is 18% per annum and the total loan plus accrued interest will be due no later than February 28, 2010.  As security for the performance by Examsoft of its services under the agreement, Capstone has granted a security interest in the inventory purchased by the submitted purchase orders and upon product shipment in the accounts receivable until the loan is paid in full.  At September 30, 2009, the total amount due on this loan was $551,885, including interest of $9,885.  This loan was paid in full in November 2009.

On June 18, 2009, Capstone Industries, Inc. entered into a Purchase Order Assignment Funding Agreement with Examsoft Worldwide, whereby Examsoft will advance funds to Capstone to secure the purchase of materials, and in return Capstone will assign purchase orders to Examsoft in exchange for the funding.  The total funding will be up to a total of $548,615.  The interest rate is 18% per annum and the total loan plus accrued interest will be due no later than February 28, 2010.  As security for the performance by Examsoft of its services under the agreement, Capstone has granted a security interest in the inventory purchased by the submitted purchase orders and upon product shipment in the accounts receivable until the loan is paid in full.  At September 30, 2009, the total amount due on this loan was $269,320, including interest of $9,320.  This loan was paid in full in November 2009.

On June 16, 2009, Capstone Industries, Inc. received a $100,000 loan from Examsoft Worldwide.  The loan was due July 16, 2009 and carries an interest rate of 1.5% simple interest per month.  At June 30, 2009, the total amount due on this loan was $100,690, including accrued interest of $690.  This loan was paid in full in July 2009.

Stewart Wallach, the Company’s Chief Executive Officer and President, was a director of Examsoft Worldwide until November 2009.

On January 25, 2010, Capstone Industries, Inc. received a $92,000 loan from Systematic Development Group, LLC.  The loan is due on or before  Dec 15, 2010 and carries an interest rate of 1.5% simple interest per month.  At March 31, 2010, the total amount due on this loan was $94,949, including accrued interest of $2,949.

Stewart Wallach, the Company’s Chief Executive Officer and President, is a 65% owner of Systematic Development Group, LLC.

CHDT CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 6 – LEASES

On June 29, 2007, the Company relocated its principal executive offices and sole operations facility to 350 Jim Moran Blvd., Suite 120, Deerfield Beach, Florida 33442, which is located in Broward County.  This space consists of 4,000 square rentable feet and is leased on a month to month basis.  Monthly payments are approximately $4,650 per month.

Rental expense under these leases was approximately $52,684 and $51,809 for the years ended December 31, 2009 and 2008, respectively.

NOTE 7 - COMMITMENTS

Employment Agreements

On February 5, 2008, the Company entered into an Employment Agreement with Stewart Wallach, the Company’s Chief Executive Officer and President, whereby Mr. Wallach will be paid $225,000 per annum.  As part of the agreement, Mr. Wallach will receive a minimum increase of 5% per year.  For 2009, Mr. Wallach was paid $236,250, and for 2010, Mr. Wallach will be paid $247,500.  The term of the contract begins February 5, 2008 and ends on February 5, 2011.

On February 5, 2008, the Company entered into an Employment Agreement with Gerry McClinton, the Company’s Chief Operating Officer, whereby Mr. McClinton will be paid $150,000 per annum.  As part of the agreement, Mr. McClinton will receive a minimum increase of 5% per year.  For 2009, Mr. McClinton was paid $157,500 and for 2010 Mr. McClinton will be paid $165,000.  The term of the contract begins February 5, 2008 and ends on February 5, 2011.

On February 5, 2008, the Company entered into an Employment Agreement with Howard Ullman, the Chairman of Board of Directors of the Company, whereby Mr. Ullman will be paid $100,000 per annum.  The term of the contract begins February 5, 2008 and ends on February 5, 2011.

License Agreement

On April 12, 2007, the Company entered into a trademark and licensing agreement with The Armor All/STP Products Company (“AASTP”).  As part of the agreement, the Company is required to pay AASTP royalties either at fixed periodic amounts or 7% of product sales.  The Company is required to make guaranteed minimum royalty payments during 2010 as follows: $187,500 payable in 2010.  Future guaranteed minimum royalty payments are as follows:

Guaranteed Minimum
Year	Royalty Payments

2010	$187,500
$187,500

NOTE 8 - STOCK TRANSACTIONS

Common Stock

In February 2008, the Company issued 1,584,000 shares of common stock for accrued directors’ fees of $40,000.

In March 2008, the Company issued 112,000 shares of common stock for consulting expenses of $2,500.

In February 2009, the Company issued 2,100,000 shares of common stock for consulting expenses of $21,000.

For issuances of shares of common stock during the periods described above, the Company issued restricted shares (Rule 144). The shares issued were valued by the Company based upon the closing price of the shares on the date of issuance. The value of these shares issued for services was charged to expense, unless they were in consideration for future services, in which case they were recorded as deferred consulting fees. Shares retired / cancelled were recorded at par value.

CHDT CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 8 - STOCK TRANSACTIONS (continued)

Series “A” Preferred Stock

A total of 8,100 shares of series “A” preferred stock were issued in 2004, and, in May 2005, 100 shares were returned to the treasury and cancelled.

In January 2006 the Company issued 600,000 shares of series “A” convertible preferred stock, convertible into 50,738,958 shares of the Company’s common stock, in connection with the acquisition of a 51% majority interest in CPS.  The shares were valued at $1,200,000.

In January 2007 (effective December 31, 2006), the 600,000 shares of series “A” convertible preferred issued to CPS were returned to the treasury and cancelled, in connection with the Company’s sale of its interest in CPS.  The shares were valued at $1,775,864.  None of the preferred shares were converted to common shares.  At December 31, 2006, the shares had not been returned, and a related party receivable of $1,775,864 was recorded.  During the three months ended March 31, 2007, these shares were returned to the treasury and cancelled.

In June, 2006, 1,000 shares of the Company’s series “A” convertible preferred stock, beneficially owned by the Company’s CEO, were exchanged for 1,000,000 shares of the Company’s common stock.  In February 2007, 74 shares of the Company’s series “A” preferred stock were exchanged for 73,400 shares of the Company’s common stock.  In May 2007, 367 shares of the Company’s series “A” preferred stock were exchanged for 367,000 shares of the Company’s common stock.

In February 2008, 6,500 shares of the Company’s series “A” convertible preferred stock were exchanged for 6,500,000 shares of the Company’s common stock.

As of December 31, 2008, a total of 60 shares of series “A” convertible preferred stock were issued and outstanding, and are convertible into CHDT common shares, at a rate of 1,000 shares of common stock for each share of series “A” convertible preferred stock and are redeemable at the option of the Company.  During the three months ended March 31, 2009, the remaining 60 shares were cancelled.

Series “B” Preferred Stock

In January 2006 the Company sold 657,000 shares of its series “B” convertible preferred stock for cash of $637,000, including 387,000 shares to the Company’s former CEO and the remaining shares to other directors of the Company.  During the three months ended March 31, 2007, 15,000 shares of the Company’s series “B” preferred shares issued to a director were exchanged for 990,000 shares of the Company’s common stock.

In September 2006 the Company issued 300,030 shares of its series “B” convertible preferred stock to the Company’s former CEO in exchange for 20,000,000 shares of its common stock held by the former CEO.

In September, 2006 the Company issued an additional 236,739 shares of its series “B” convertible preferred stock in connection with the acquisition of 100% of the voting interest of Capstone Industries, Inc.  The shares were valued at $1,250,000.  During the three months ended March 31, 2007, 236,739 shares of the Company’s series “B” convertible preferred stock was converted into 15,624,774 shares of the Company’s common stock.

In November 2007, the Company issued 416,708 shares of its series “B” convertible preferred stock to a director for notes payable of $1,000,000.

In January 2008, the Company’s chairman exchanged 50,000,000 shares of the Company’s common stock for 750,075 shares of the Company’s series B” convertible preferred stock.

The series “B” convertible preferred shares are convertible into common shares, at a rate of 66.66 shares of common stock for each share of series “B” convertible preferred stock.

On July 9, 2009, the 2,108,813 outstanding Series B Preferred Shares were converted to Series B-1 Preferred Shares, while canceling 779,813 of the outstanding Series B Preferred Shares, leaving 1,329,000 shares of the new Series B-1 Preferred Shares outstanding.  The Series B-1 Preferred Shares are convertible into common shares, at a rate of 66.66 shares of common stock for each share of series “B-1” convertible preferred stock.  The par value of the new Series B-1 Preferred Shares is $0.0001.

CHDT CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 8 - STOCK TRANSACTIONS (continued)

In December 2009, the remaining 1,329,000 shares of the new Series B-1 Preferred Shares were converted into 88,591,140 shares of common stock.

Series “C” Preferred Stock

On July 9, 2009, the Company authorized and issued 1,000 shares of Series C Preferred Stock in exchange for $700,000.  The 1,000 shares of Series C Stock are convertible into 67,979,725 common shares.  The par value of the Series C Preferred shares is $1.00.

Warrants

The Company has outstanding stock warrants that were issued in prior years to its officers and directors for a total of 5,975,000 shares of the Company's common stock. The warrants expire between November 11, 2011 and July 20, 2014. The warrants have an exercise price of $.03 to $.05.

The Company issued a stock warrant to each of two former officers of the Company in December 2003 for a total of 35,000 shares of the Company's common stock. Each of the stock warrants expires on July 20, 2014, and entitles each former officer to purchase 10,000 and 25,000 shares, respectively, of the Company's common stock at an exercise price of $0.05.

During September and October 2007, the Company issued 31,823,529 shares of common stock for cash at $.017 per share, or $541,000 total as part of a Private Placement under Rule 506 of Regulation D.  Along with the stock, each investor also received a warrant to purchase 30% of the shares purchased in the Private Placement.  A total of 9,548,819 warrants were issued.  The warrants are ten year warrants and have an exercise price of $.025 per share.

Options

In 2005, the Company authorized the 2005 Equity Plan that made available 10,000,000 shares of common stock for issuance through awards of options, restricted stock, stock bonuses, stock appreciation rights and restricted stock units.  On May 20, 2005 the Company granted non-qualified stock options under the company’s 2005 Equity Plan for a maximum of 250,000 shares of the Company’s common stock for $0.02 per share. The options expire May 25, 2015 and may be exercised any time after May 25, 2005.

On May 1, 2007, the Company granted 4,000,000 stock options to five employees of the Company under the 2005 Plan.  The options vest over two years.  During 2008, 1,000,000 of these options were cancelled prior to vesting.

The Binomial Lattice (Suboptimal) option pricing model was used to calculate the fair value of the options granted. During the years ended December 31, 2009 and 2008, the Company recognized compensation expense of $10,869 and $25,131 related to these stock options.  The following assumptions were used in the fair value calculations:

Risk free rate – 4.64%

Expected term – 11 years

Expected volatility of stock – 131.13%

Expected dividend yield – 0%

Suboptimal Exercise Behavior Multiple – 2.0

Number of Steps – 100

As of December 31, 2009 these options were fully vested and compensation expense fully recognized.  No further compensation expense will be recognized for these options.

CHDT CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 8 - STOCK TRANSACTIONS (continued)

On April 23, 2007, the Company granted a ten-year non-qualified, non-statutory stock option for 102,400,000 “restricted” shares of the Company’s common stock to Stewart Wallach, the Company’s CEO, as incentive compensation.  The exercise price of the options is $.029 per share, which was the fair market value of the stock on the date of grant.  Twenty percent of the options vested on the date of issuance, and twenty percent per year will vest on the anniversary date through April 23, 2011.  On May 23, 2008, 74,666,667 of these options were cancelled.  Compensation expense was recognized through the date of the cancellation of the options. On July 31st, 2009, 5,000,000 of the fully vested options  and fully expensed options were amended and transferred to G. McClinton.

On April 23, 2007, the Company granted a ten-year non-qualified, non-statutory stock option for 28,100,000 “restricted” shares of the Company’s common stock to Gerry McClinton, the Company’s COO and Secretary, as incentive compensation.  The exercise price of the options is $.029 per share, which was the fair market value of the stock on the date of grant.  Twenty percent of the options vested on the date of issuance, and twenty percent per year will vest on the anniversary date through April 23, 2011.  On May 1, 2008, 850,000 of these options were cancelled. On July 31st  2009 , 5,000,000 of S.Wallach fully vested  and fully expensed options were amended and transferred to G. McClinton

The Binomial Lattice (Suboptimal) option pricing model was used to calculate the fair value of the options granted. During the years ended December 31, 2009 and 2008, the Company recognized compensation expense of $156,557 and $405,198 related to these stock options.  The following assumptions were used in the fair value calculations:

Risk free rate – 4.66%

Expected term – 10 years

Expected volatility of stock – 133.59%

Expected dividend yield – 0%

Suboptimal Exercise Behavior Multiple – 2.0

Number of Steps - 100

The Company will recognize compensation expense of $156,557 in 2010, and $52,186 in 2011 related to these stock options.

On October 22, 2007, the Company granted 700,000 stock options to a business associate of the Company.  The options vest over two years.

The Binomial Lattice (Suboptimal) option pricing model was used to calculate the fair value of the options granted. During the years ended December 31, 2009 and 2008, the Company recognized compensation expense of $6,648 and $7,978 related to these stock options.  The following assumptions were used in the fair value calculations:

Risk free rate – 4.42%

Expected term – 11 and 12 years

Expected volatility of stock – 134.33%

Expected dividend yield – 0%

Suboptimal Exercise Behavior Multiple – 2.0

Number of Steps – 100

As of December 31, 2009 these options were fully vested and compensation expense fully recognized.  No further compensation expense will be recognized for these options.

CHDT CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 8 - STOCK TRANSACTIONS (continued)

On January 10, 2008, the Company granted 1,000,000 stock options to an advisor of the Company.  The options vest over one year.

The Binomial Lattice (Suboptimal) option pricing model was used to calculate the fair value of the options granted.  During the year ended December 31, 2008, the Company recognized compensation expense of $19,953 related to these options.  The following assumptions were used in the fair value calculations:

Risk free rate – 3.91%

Expected term – 10 years

Expected volatility of stock – 133.83%

Expected dividend yield – 0%

Suboptimal Exercise Behavior Multiple – 2.0

Number of Steps – 100

As of December 31, 2009 these options were fully vested and compensation expense fully recognized.  No further compensation expense will be recognized for these options.

On February 5, 2008, the Company granted 3,650,000 stock options to four directors and one employee of the Company.  The options vest over two years.

The Binomial Lattice (Suboptimal) option pricing model was used to calculate the fair value of the options granted. For the years ended December 31, 2009 and 2008, the Company recognized compensation expense of $2,603 and $59,619 related to these options.  The following assumptions were used in the fair value calculations:

Risk free rate – 1.93% to 3.61%

Expected term – 2 to 10 years

Expected volatility of stock – 133.83%

Expected dividend yield – 0%

Suboptimal Exercise Behavior Multiple – 2.0

Number of Steps – 100

As of December 31, 2009 these options were fully vested and compensation expense fully recognized.  No further compensation expense will be recognized for these options.

CHDT CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 8 - STOCK TRANSACTIONS (continued)

On May 1, 2008, the Company granted 850,000 stock options to an employee of the Company.  The options vest over two years.

The Binomial Lattice (Suboptimal) option pricing model was used to calculate the fair value of the options granted. For the years ended December 31, 2009 and 2008, the Company recognized compensation expense of $7,862 and $5,242 related to these options.  The following assumptions were used in the fair value calculations:

Risk free rate – 3.78%

Expected term – 11 years

Expected volatility of stock – 133.59%

Expected dividend yield – 0%

Suboptimal Exercise Behavior Multiple – 2.0

Number of Steps – 100

The Company will recognize compensation expense of $2,620 in 2010 related to these stock options.

On June 8, 2009, the Company granted 4,500,000 stock options to four directors of the Company.  The options vest over one year.

The Binomial Lattice (Suboptimal) option pricing model was used to calculate the fair value of the options granted. For the years ended December 31, 2009, the Company recognized compensation expense of $42,663 related to these options.  The following assumptions were used in the fair value calculations:

Risk free rate – 1.42%

Expected term – 2  years

Expected volatility of stock – 500.5%

Expected dividend yield – 0%

Suboptimal Exercise Behavior Multiple – 2.0

Number of Steps – 100

The Company will recognize compensation expense of $33,837 in 2010 related to these stock options.

CHDT CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 8 - STOCK TRANSACTIONS (continued)

The following table sets forth the Company’s stock options outstanding as of March 31, 2010, December 31, 2009 and 2008 and activity for the years then ended:

			Weighted
		Weighted	Average
		Average	Remaining	Aggregate
	Shares	Exercise Price	Contractual Term (Years)	Intrinsic Value

Outstanding, December 31, 2007	135,450,000	$0.029
Granted	5,500,000	0.029
Exercised	-	-
Forfeited/expired	76,516,667	0.029

Outstanding, December 31, 2008	64,433,333	0.029
Granted	4,500,000	0.029
Exercised	-	-
Forfeited/expired	-	-

Outstanding, December 31, 2009	68,933,333	0.029	6.67	$-
Granted	-	-		-
Exercised	-	-		-
Forfeited/expired	3,500,000	0.028		-

Outstanding, March 31, 2010	65,433,333	$0.029	6.77	$-

Vested/exercisable at December 31, 2008	43,102,777	$0.029	6.37	$-

Vested/exercisable at December 31, 2009	57,266,667	$0.029	6.99	$-

Vested/exercisable at March 31, 2010	53,766,677	$0.029	7.19	$-

The following table summarizes the information with respect to options granted, outstanding and exercisable under the 2005 plan:

Exercise Price	Options Outstanding	Remaining Contractual Life in Years	Average Exercise Price	Number of Options Currently Exercisable
$.02	250,000	6	$.020	250,000
$.029	54,983,333	8	$.029	48,241,677
$.029	3,000,000	9	$.029	3,000,000
$.029	700,000	10	$.029	700,000
$.029	1,000,000	9	$.029	1,000,000
$.029	150,000	9	$.029	150,000
$.029	850,000	10	$.029	425,000
$.029	4,500,000	2	$.029	-

CHDT CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 9 – BUSINESS ACQUISITIONS AND DISPOSALS

Complete Power Solutions

On January 27, 2006, the Company entered into a Purchase Agreement (the "Purchase Agreement") with William Dato and Complete Power Solutions ("CPS") pursuant to which the Company acquired 51% of the member interests of CPS owned by Mr. Dato for a purchase price consisting of the payment of $637,000 in cash and the delivery of 600,000 shares of Company's Series A Convertible Preferred Stock (the "Series A Preferred Stock") having a stated value of $1,200,000, which Series A Preferred Stock are convertible into 50,739,958 shares of the Company's Common Stock at the demand of Mr. Dato. The cash paid in the transaction was obtained from capital provided to the Company for use in connection with acquisitions by Howard Ullman, our Chief Executive Officer and President, and certain of our directors and principal shareholders.

On January 26, 2007, the Company entered into a Purchase and Settlement Agreement (the "Settlement Agreement"), dated and effective as of December 31, 2006, with William Dato and CPS whereby: (a) CPS repurchased the 51% membership interest owned by China Direct in return for the transfer of the 600,000 shares of the Company’s "Series A Preferred Stock”, which are convertible into 50,739,958 shares of the Company's common stock, and (b) the issuance of a promissory note by CPS to CHDT for 225,560, bearing annual interest at 7% with interest-only payments commencing on July 1, 2007 and thereafter being paid quarterly on April 1st, July 1st, October 1st, and January 1st until the principal and all unpaid interest thereon shall become due and payable on the maturity date, being January 6, 2010 (the “2007 Promissory Note”).  The 2007 Promissory Note also provides that the principal amount may be automatically increased by an amount of up to $7,500 if the amount of a customer claim is settled for less than $7,500. As of the date of this report the principal amount has not been increased by an amount up to $7,500, as described above.  The shares were valued at $1,775,864 based on the market value of the common stock the shares are convertible into.

As of December 31, 2006, the balance due on the $225,560 was classified on the Company’s balance sheet as an amount due from former subsidiary.  This item was classified as long-term as of December 31, 2006, in anticipation of its conversion to a note receivable, the maturity of which is more than one year from the balance sheet date.  Subsequently, upon execution of the 2007 Promissory Note on January 26, 2007, the Company reclassified the balance as a long-term note receivable from former subsidiary.

CPS is also indebted to CHDT under a promissory note in the original principal amount of $250,000, executed by William Dato on June 27, 2006 and payable to CHDT, bearing interest at 7% per annum and maturing on June 30, 2007, subject to extension (the “2006 Promissory Note”) and subject to offset by (i) $41,600 owed by an affiliate of CHDT to the CPS funds advanced by CPS for portable generators that were never delivered and (ii) $15,000 as an agreed amount paid to compensate CPS for certain refunds required to be made by CPS (which amounts have been first applied to accrued and unpaid interest due September 30, 2006 and December 31, 2006 and then applied to quarterly interest payable on the principal of the 2006 Promissory Note to maturity (June 30, 2007) and then to reduce the principal amount of the 2006 Promissory Note to $210,900.

On March 10, 2008, the Company was granted a Final Summary judgment against CPS for $501,740 related to the two notes due from CPS to the Company as part of the disposal agreement entered into in January 2007.   As of December 31, 2007, the Company determined these two notes to be uncollectible and wrote-off $427,710 to expense.  The Company has pursued legal action to collect this judgment, but it is now considered uncollectible.

The Company disposed of its interest in CPS to further its goal of focusing on its Capstone Industries consumer product business line in an effort to achieve sustained profitability from low-coast, low inventory consumer products that are direct shipped from Chinese and other low cost contract manufacturing sources to the Company’s customers.

Capstone Industries

On September 13, 2006 the Company entered into a Stock Purchase Agreement (the Purchase Agreement) with Capstone Industries, Inc., a Florida corporation (Capstone), engaged in the business of producing and selling portable book lights and related consumer goods, and Stewart Wallach, the sole shareholder of Capstone. Under the Stock Purchase Agreement the Company acquired 100% of the issued and outstanding shares of Capstone Common Stock in exchange for $750,000 in cash (funded by a note payable to the Company’s CEO and $1.25 million of the Company’s Series B Preferred Stock, $0.01 par value per share, which Series “B” stock is convertible into 15.625 million “restricted” shares of CHDT Common Stock, $0.0001 par value (common stock). CHDT has agreed to register shares of Common Stock under the Securities Act of 1933, as amended, to cover conversion of the Series “B” Stock issued to Mr. Wallach in the acquisition of Capstone.  Such registration has not been filed as of the date of this Report. CHDT will operate Capstone as a wholly-owned subsidiary. As of the date of this report these share have not been registered.

CHDT CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 9 – BUSINESS ACQUISITIONS AND DISPOSALS (continued)

The Capstone acquisition was recorded as follows:

Cash	$33,676
Accounts receivable	208,851
Inventory	340,109
Prepaid expenses	7,500
Property and equipment	16,127
Goodwill	1,936,020
Accounts payable and accrued expenses	(417,283)
Loan payable to China Direct	(125,000)
Total purchase price	$2,000,000

Capstone was acquired to expand the Company’s customer base and sources of supply, the value of which contributed to the recording of goodwill.

For tax purposes, the goodwill is expected to be amortized as an IRC Sec. 197 intangible over a period of fifteen years from date of acquisition.

NOTE 10 - INCOME TAXES

As of December 31, 2009, the Company had a net operating loss carryforward for income tax reporting purposes of approximately $3,900,000 that may be offset against future taxable income through 2029. Current tax laws limit the amount of loss available to be offset against future taxable income when a substantial change in ownership occurs. Therefore, the amount available to offset future taxable income may be limited. No tax benefit has been reported in the financial statements, because the Company believes there is a 50% or greater chance the carryforwards will expire unused. Accordingly, the potential tax benefits of the loss carryforwards are offset by a valuation allowance of the same amount.

	2009	2008
Net Operating Losses	$799,500	$554,500
Valuation Allowance	(799,500)	(554,500)
	$-	$-

The provision for income taxes differ from the amount computed using the federal US statutory income tax rate as follows:

	2009	2008
Provision (Benefit) at US Statutory Rate	$(205,000)	$(139,810)
Increase (Decrease) in Valuation Allowance	205,000	139,810
	$-	$-

The Company evaluates its valuation allowance requirements based on projected future operations.  When circumstances change and cause a change in management’s judgment about the recoverability of deferred tax assets, the impact of the change on the valuation is reflected in current income.

CHDT CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 10 - INCOME TAXES (continued)

Effective January 1, 2007, the Company adopted the provisions of FASB Interpretation No. 48, “Accounting for Uncertainty in Income Taxes – an interpretation of FASB Statement No. 109” (“FIN 48”). FIN 48 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. The adoption of the provisions of FIN 48 did not have a material impact on the company’s condensed consolidated financial position and results of operations. At January 1, 2008, the company had no liability for unrecognized tax benefits and no accrual for the payment of related interest.

Interest costs related to unrecognized tax benefits are classified as “Interest expense, net” in the accompanying consolidated statements of operations. Penalties, if any, would be recognized as a component of “Selling, general and administrative expenses”. The Company recognized $0 of interest expense related to unrecognized tax benefits for the year ended December 31, 2009 and 2008.  In many cases the company’s uncertain tax positions are related to tax years that remain subject to examination by relevant tax authorities. With few exceptions, the company is generally no longer subject to U.S. federal, state, local or non-U.S. income tax examinations by tax authorities for years before 2006. The following describes the open tax years, by major tax jurisdiction, as of December 31, 2009:

United States (a)	2006 – Present
(a) Includes federal as well as state or similar local jurisdictions, as applicable.

NOTE 11 – CONTINGENCIES

ESQUIRE TRADE & FINANCE INC. & INVESTOR, LLC v. (Case Number 03 CIV. 9650 (SC), decided November 5, 2009) (formerly styled “CELESTE TRUST REG., ESQUIRE TRADE, ET AL. V. CBQ, INC., Case Number 03 CIV. 9650 RMB) (“Celeste case”).   The parties settled this case on February 18, 2010.  A summary of the settlement is below. A stipulation withdrawing the plaintiff's appeal in the Celeste case was filed with and accepted by the court on February 8, 2010, which filing effectively ended the litigation in the Celeste case.

The settlement and release provides a mutual, general release of all claims that plaintiffs and Company may have against each other as the date of the release, including any causes of action or claims under the Celeste case and any related proceedings.  The settlement provides, in part, that: (1) the parties will seek a court order dismissing the Celeste case; (2) the parties will release each other from any and all claims and causes of action in or related to the Celeste case or the pending appeal to the U.S. Circuit Court for the Second Circuit;  (3) the plaintiffs will pay $100,000 towards the Company’s legal fees incurred in the Celeste case; (4) the Company will support the release of shares of Company Common Stock, $0.0001 par value per share, (“Common Stock”) owned of record by Networkland, Inc., a Virginia corporation, (“NET”) and Technet Computer Services, Inc., a Virginia corporation, (“TECH”) to the plaintiffs or their designees (each such block of Common Stock was sought by the plaintiffs in the Celeste case as part of their claims against the Company (collectively, said shares of Common Stock held of record by NET and TECH being referred to as the “N&T Shares”));  (5) the issuance of 350,000 shares of Common Stock owned by Howard Ullman, a director of the Company, to the plaintiffs or their designees; and (6) the granting by Mr. Ullman of a five year option to purchase 20 million shares of Common Stock owned by Mr. Ullman to the plaintiffs or their designees, which option has an exercise price of $0.029 per share.  Under the proposed settlement agreement and release, the Company will grant piggy-back registration rights to the option and underlying shares of Common Stock referenced in (6) above, which rights will be effective after June 1, 2010.  The Company will pay all registration fees and legal costs associated with any such registration, which are currently estimated to be approximately $3,000 to $5,000.

The settlement and release, which consists of a settlement agreement and release and option agreement by Mr. Ullman, was negotiated by Mr. Ullman on behalf of the Company with the plaintiffs. Mr. Ullman has provided case administration of the Celeste case for the Company.

The Company believes that the settlement and release is in the best interests of the Company and its public shareholders because (1) it will, when effective, eliminate the possibility of an adverse ruling by the U.S. Court of Appeals for the Second Circuit on the plaintiffs’ appeal, which adverse ruling could potentially impose a significant liability on the Company; and (2) the continuation of the Celeste case may discourage potential investors and funding sources from assisting the Company in financing operations and business development as well as make it more difficult to pursue any possible future merger and acquisition transactions.

CHDT CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 11 – CONTINGENCIES (continued)

The Company’s board of directors approved the general terms of the settlement and release on February 1, 2010, but approval and execution of all documents necessary to reaching a settlement and release was not achieved until the February 18, 2010 signing of the option granted by Mr. Ullman.  A copy of the settlement agreement and release and the option granted by Mr. Ullman are attached as Exhibit 99.1 and Exhibit 99.2, respectively, to the Form 8-K, dated February 19, 2010 and filed by the Company with the Commission on February 22, 2010).  The above summary of the settlement agreement and release and option are qualified in its entirety by reference to the proposed settlement agreement and release as attached as Exhibit 99.1 and the option attached as Exhibit 99.2 to the aforesaid Form 8-K report.

Potential Litigation

Cyberquest, Inc.

As reported previously, the Company has received two claims from certain former shareholders of Cyberquest, Inc. that they hold or own approximately 70,000 shares of a class of the Company's redeemable preferred stock that was issued in the Company's 1998 acquisition of Cyberquest. Cyberquest ceased operations in 2000-2001 period. The Company has investigated these claims and has not been able to date to fully substantiate any of the ownership claims to date to the preferred stock in question and the claimants have not pursued their claims beyond an initial communication asserting ownership of these shares of serial preferred stock. The Company did not maintain preferred stock ownership records with a stock transfer agent at the time in question and has to rely on available internal records in this matter. The Company has not received any further claims or communications since mid-2006.   Since the Company has no record of the claimants as preferred stock shareholders, the Company is taking the position that they are no shareholders of record and the alleged redeemable preferred stock is not issued and outstanding.

NOTE 12 – INTANGIBLE ASSETS

During 2008, the Company had capitalized $168,900 related to packaging artwork and design costs related to the Company’s AASTP products and Lighting products as intangible assets.  These costs are being amortized over their useful life, which the Company has determined to be two years.  During 2008, the Company recorded $65,200 of amortization expense related to these assets.  During 2009, the Company capitalized an additional $37,142 related to packaging artwork and design costs and recognized amortization expense of $96,086 during the year.  During 2010, the Company capitalized an additional $6,000 and recorded $10,205 of amortization expense related to these assets.  At March 31, 2010 and December 31, 2009, the net amount of the intangible asset was $40,551 and $44,756, respectively.

NOTE 13 – SUBSEQUENT EVENTS

The Company adopted ASC 855, and has evaluated all events occurring after March 31, 2010, the date of the most recent balance sheet, for possible adjustment to the financial statements or disclosures through May 14, 2010, which is the date on which the financial statements were issued.  The Company has concluded that there are no significant or material transactions to be reported for the period from April 1, 2010 to May 14, 2010, other than what was reported in Note 11.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

 The registrant estimates that expenses payable by the registrant in connection with the offering described in this registration statement will be as follows:

SEC registration fee	$96.25
Legal fees and expenses	$2,500.00*
Accounting fees and expenses	$5,000.00*
Blue Sky Filing Fees:	$5,000.00*
Printing and engraving expenses	$2,500.00*
Miscellaneous	$1,500.00*
Total	$16,596.25*

FOOTNOTES:  *estimated.
Item 14. Indemnification of Directors and Officers.

 Florida law permits, under certain circumstances, the indemnification of any person with respect to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, to which such person was or is a party or is threatened to be made a party, by reason of his or her being an officer, director, employee or agent of the corporation or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against liability incurred in connection with such proceeding, including appeals thereof; provided, however, that the officer, director, employee or agent acted in good faith and in a manner that he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any such third-party action by judgment, order, settlement, or conviction or upon a plea of nolo contendere or its equivalent does not, of itself, create a presumption that the person (i) did not act in good faith and in a manner which he or she reasonably believed to be in, or not opposed to, the best interests of the corporation or (ii) with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

In the case of proceedings by or in the right of the corporation, Florida law permits indemnification of any person by reason of the fact that such person is or was a director, officer, employee or agent of the corporation or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against liability incurred in connection with such proceeding, including appeals thereof; provided, however, that the officer, director, employee or agent acted in good faith and in a manner that he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification is made where such person is adjudged liable, unless a court of competent jurisdiction determines that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

           To the extent that such person is successful on the merits or otherwise in defending against any such proceeding, Florida law provides that he or she shall be indemnified against expenses actually and reasonably incurred by him or her in connection therewith.

Also, under Florida law, expenses incurred by an officer or director in defending a civil or criminal proceeding may be paid by the corporation in advance of the final disposition of such proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if he or she is ultimately found not to be entitled to indemnification by the corporation pursuant to this section. Expenses incurred by other employees and agents may be paid in advance upon such terms or conditions that the board of directors deems appropriate.

Our By-Laws allow CHDT to indemnify directors and officers to the fullest extent allowed under Florida law.  CHDT has also entered into indemnification agreements with our senior offices, Stewart Wallach, Gerry McClinton and Howard Ullman, which indemnification agreements obligate CHDT to provide the fullest level of indemnification and advancement of expenses in eligible proceedings to these senior officers.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to our directors and officers, or to persons controlling us, pursuant to our Bylaws or Florida law, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

In addition to the authority granted to us by Florida law to indemnify our directors, certain other provisions of the Florida Act have the effect of further limiting the personal liability of our directors. Pursuant to Florida law, a director of a Florida corporation cannot be held personally liable for monetary damages to the corporation or any other person for any act or failure to act regarding corporate management or policy except in the case of certain qualifying breaches of the director’s duties.

We have directors and officers liability insurance in place for the benefit of our directors and our executive officers.

 Item 15. Recent Sales of Unregistered Securities.

Common Stock

(1) The following issuances were made to officers and directors of the Company who are also accredited investors and were deemed exempt from registration under Section 4(2) of the Securities Act.

(a)   In August 2007, the Company issued 2,804,947 shares of common stock for notes payable of $252,445.

(b)  In August 2007, the Company issued 2,500,000 shares of common stock for accrued expenses of $50,000.

(2)  The following issuances were made in reliance upon an exemption from registration under Rule 506 of Regulation D of the Securities Act.   The Company verified investor suitability by written questionnaires.

(a) In September 2007, the Company issued 19,470,588 shares of common stock for cash of $331,000.

(b)  In October 2007, the Company issued 12,352,941 shares of common stock for cash of $210,000.

(c)  In November 2007, the Company issued 275,000 shares of common stock for consulting fees of  $9,100.

(3) In February 2008, the Company issued 1,584,000 shares of common stock for accrued directors fees of $40,000.  Issuance of Common Stock was made under 2005 Equity Plan registered on Form S-8 (Commission Number #333- 148812, filed with the Commission on January 23, 2008).

(4)  In March 2008, the Company issued 112,000 shares of common stock for consulting expenses of $2,500. Issuance of common stock was made pursuant to the exemption from registration afforded by Rule 506 of Regulation D under the Securities Act.   The Company verified investor suitability by investor questionnaires.

For issuances of shares of common stock during the periods described above, the Company issued restricted shares (as defined in Rule 144). The shares issued were valued by the Company based upon the closing price of the shares on the date of issuance. The value of these shares issued for services was charged to expense, unless they were in consideration for future services, in which case they were recorded as deferred consulting fees. Shares retired / cancelled were recorded at par value.

Series “A” Preferred Stock

(1) The following issuances were made to Company officers or directors who were also accredited investors and the issuances were deemed exempt from registration under Section 4(2) of the Securities Act.

(a) In February 2008, 6,500 shares of the Company’s series “A” convertible preferred stock were exchanged for 6,500,000 shares of the Company’s common stock.

(b) As of December 31, 2008, a total of 60 shares of series “A” convertible preferred stock were issued and outstanding, and are convertible into CHDT common shares, at a rate of 1,000 shares of common stock for each share of series “A” convertible preferred stock and are redeemable at the option of the Company.  During the three months ended March 31, 2009, the remaining 60 shares were cancelled.

Series “B” Preferred Stock

(1) The following issuances were made to officers and directors of the Company who were also accredited investors and made in reliance on the exemption from registration under Section 4(2) of the Securities Act and rule 506 under Regulation D.

 (a) In September 2006 the Company issued 300,030 shares of its series “B” convertible preferred stock to the Company’s former CEO in exchange for 20,000,000 shares of its common stock held by the former CEO.

(b)  In September, 2006 the Company issued an additional 236,739 shares of its series “B” convertible preferred stock in connection with the acquisition of 100% of the voting interest of Capstone Industries, Inc.  The shares were valued at $1,250,000.  During the three months ended March 31, 2007, 236,739 shares of the Company’s series “B” convertible preferred stock was converted into 15,624,774 shares of the Company’s common stock.

(c)  In November 2007, the Company issued 416,708 shares of its series “B” convertible preferred stock to a director for notes payable of $1,000,000.

(d)  In January 2008, the Company’s chairman exchanged 50,000,000 shares of the Company’s common stock for 750,075 shares of the Company’s series B” convertible preferred stock.

The series “B” convertible preferred shares are convertible into common shares, at a rate of 66.66 shares of common stock for each share of series “B” convertible preferred stock.

(e) On July 9, 2009, the 2,108,813 outstanding Series B Preferred Shares were converted to Series B-1 Preferred Shares, while canceling 779,813 of the outstanding Series B Preferred Shares, leaving 1,329,000 shares of the new Series B-1 Preferred Shares outstanding.  The Series B-1 Preferred Shares are convertible into common shares, at a rate of 66.66 shares of common stock for each share of series “B-1” convertible preferred stock.  The par value of the new Series B-1 Preferred Shares is $0.0001.

Series C Preferred Stock

Under a Stock Purchase Agreement, dated July 9, 2009, (“Agreement”) with Involve, LLC, a private Florida limited liability company, (“Investor”), we sold 1,000 restricted shares of a newly authorized Series C Convertible Preferred Stock, $1.00 par value per share, (“Series C Stock”) for $700 per share or for an aggregate purchase price of $700,000.  The private placement was made in reliance on Rule 506 under Regulation D of the Securities Act.  The investor is an accredited investor under Rule 501(a) of Regulation D.

Warrants

The Company has outstanding stock warrants that were issued in prior years to its officers and directors for a total of 5,975,000 shares of the Company's common stock. The warrants expire between November 11, 2011 and July 20, 2014. The warrants have an exercise price of $.03 to $.05.

(a) During September and October 2007, the Company issued 31,823,529 shares of Common Stock to 11 investors (including one Company officer) for cash at $.017 per share, or $541,000 total as part of a Private Placement under Rule 506 of Regulation D.  Along with the stock, each investor also received a warrant to purchase 30% of the shares purchased in the Private Placement.  A total of 9,548,819 warrants were issued.  The warrants are ten year warrants and have an exercise price of $.025 per share.  Each investor tendered an investor questionnaire and each one indicated that they were “accredited investors” under Rule 501(a) of Regulation D under the Securities Act.

Options

In 2005, the Company authorized the 2005 Equity Plan that made available 10,000,000 shares of common stock for issuance through awards of options, restricted stock, stock bonuses, stock appreciation rights and restricted stock units.

On May 1, 2007, the Company granted 4,000,000 stock options to five employees of the Company under the 2005 Plan.  The options vest over two years.  During 2008, 1,000,000 of these options were cancelled prior to vesting.

The Binomial Lattice (Suboptimal) option pricing model was used to calculate the fair value of the options granted. During the years ended December 31, 2009 and 2008, the Company recognized compensation expense of $10,869 and $25,131 related to these stock options.  The following assumptions were used in the fair value calculations:

Risk free rate – 4.64%

Expected term – 11 years

Expected volatility of stock – 131.13%

Expected dividend yield – 0%

Suboptimal Exercise Behavior Multiple – 2.0

Number of Steps – 100

The Company will recognize compensation expense of  $10,869 in 2009 related to these stock options.

On April 27, 2007, the Company granted a ten-year non-qualified, non-statutory stock option for 102,400,000 “restricted” shares of the Company’s common stock to Stewart Wallach, the Company’s CEO, as incentive compensation.  The exercise price of the options is $.029 per share, which was the fair market value of the stock on the date of grant.  Twenty percent of the options vested on the date of issuance, and twenty percent per year will vest on the anniversary date through April 27, 2011.  On June 2, 2008, 74,666,667 of these options were cancelled.  Compensation expense was recognized through the date of the cancellation of the options. For the year ended December 31, 2009, the Company recognized compensation expense of $156,557 related to these options. On July 31st, 2009, 5,000,000 of the fully vested options and fully expensed options were amended and transferred to G. McClinton.  On June 15, 2010, Stewart Wallach voluntarily returned 10 million stock option shares back to the Company treasury.

On April 27, 2007, the Company granted a ten-year non-qualified, non-statutory stock option for 28,100,000 “restricted” shares of the Company’s common stock to Gerry McClinton, the Company’s COO and Secretary, as incentive compensation.  The exercise price of the options is $.029 per share, which was the fair market value of the stock on the date of grant.  Twenty percent of the options vested on the date of issuance, and twenty percent per year will vest on the anniversary date through April 27, 2011.  On May 1, 2008, 850,000 of these options were cancelled. On July 31st 2009, 5,000,000 of Stewart Wallach’s fully vested and fully expensed options were amended and transferred to G. McClinton.

The Binomial Lattice (Suboptimal) option pricing model was used to calculate the fair value of the options granted. During the years ended December 31, 2009 and 2008, the Company recognized compensation expense of $156,557and $405,198 related to these stock options.  The following assumptions were used in the fair value calculations:

Risk free rate – 4.66%

Expected term – 10 years

Expected volatility of stock – 133.59%

Expected dividend yield – 0%

Suboptimal Exercise Behavior Multiple – 2.0

Number of Steps - 100

The Company will recognize compensation expense of $156,557 in 2010, and $52,186 in 2011 related to these stock options.

On October 22, 2007, the Company granted 700,000 stock options to a business associate of the Company.  The options vest over two years.

The Binomial Lattice (Suboptimal) option pricing model was used to calculate the fair value of the options granted. During the years ended December 31, 2008 and 2007, the Company recognized compensation expense of $7,978 and $1,330 related to these stock options.  The following assumptions were used in the fair value calculations:

Risk free rate – 4.42%

Expected term – 11 and 12 years

Expected volatility of stock – 134.33%

Expected dividend yield – 0%

Suboptimal Exercise Behavior Multiple – 2.0

Number of Steps – 100

The Company will recognize compensation expense of $6,648 in 2009 related to these stock options.

On January 10, 2008, the Company granted 1,000,000 stock options to an advisor of the Company.  The options vest over one year.

The Binomial Lattice (Suboptimal) option pricing model was used to calculate the fair value of the options granted.  During the year ended December 31, 2008, the Company recognized compensation expense of $19,953 related to these options.  The following assumptions were used in the fair value calculations:

Risk free rate – 3.91%

Expected term – 10 years

Expected volatility of stock – 133.83%

Expected dividend yield – 0%

Suboptimal Exercise Behavior Multiple – 2.0

Number of Steps – 100

On February 5, 2008, the Company granted 3,650,000 stock options to four directors and one employee of the Company.  The options vest over two years.

The Binomial Lattice (Suboptimal) option pricing model was used to calculate the fair value of the options granted. For the year ended December 31, 2008, the Company recognized compensation expense of $59,619 related to these options.  The following assumptions were used in the fair value calculations:

Risk free rate – 1.93% to 3.61%

Expected term – 2 to 10 years

Expected volatility of stock – 133.83%

Expected dividend yield – 0%

Suboptimal Exercise Behavior Multiple – 2.0

Number of Steps – 100

The Company will recognize compensation expense of $2,603 in 2009 related to these stock options.

On May 1, 2008, the Company granted 850,000 stock options to an employee of the Company.  The options vest over two years.  The options were issued under the 2005 Equity Plan as registered on Form S-8 (Commission File Number #333- 148812, filed with the Commission on January 23, 2008).

The Binomial Lattice (Suboptimal) option pricing model was used to calculate the fair value of the options granted. For the year ended December 31, 2008, the Company recognized compensation expense of $5,242 related to these options.  The following assumptions were used in the fair value calculations:

Risk free rate – 3.78%

Expected term – 11 years

Expected volatility of stock – 133.59%

Expected dividend yield – 0%

Suboptimal Exercise Behavior Multiple – 2.0

Number of Steps – 100

On June 8, 2009, the Company granted 4,500,000 stock options to four directors of the Company.  The options vest over one year.

The Binomial Lattice (Suboptimal) option pricing model was used to calculate the fair value of the options granted. For the years ended December 31, 2009, the Company recognized compensation expense of $42,663 related to these options.  The following assumptions were used in the fair value calculations:

Risk free rate – 1.42%

Expected term – 2  years

Expected volatility of stock – 500.5%

Expected dividend yield – 0%

Suboptimal Exercise Behavior Multiple – 2.0

Number of Steps – 100

The Company will recognize compensation expense of $33,837 in 2010 related to these stock options.

The Company will recognize compensation expense of $7,862 in 2009 and $36,457 in 2010 related to these stock options.

The following table summarizes the information with respect to options granted, outstanding and exercisable under the 2005 plan:

Exercise Price	Options Outstanding	Remaining Contractual Life in Years	Average Exercise Price	Number of Options Currently Exercisable
$.02	250,000	6	$.020	250,000
$.029	54,983,333	8	$.029	48,241,677
$.029	3,000,000	9	$.029	3,000,000
$.029	700,000	10	$.029	700,000
$.029	1,000,000	9	$.029	1,000,000
$.029	150,000	9	$.029	150,000
$.029	850,000	10	$.029	425,000
$.029	4,500,000	2	$.029	-

Item 16. Exhibits and Financial Statement Schedules.

The following exhibits are filed as part of this registration statement:

Exhibits:

EXHIBIT #	DESCRIPTION OF EXHIBIT

2.1	Purchase Agreement, dated January 27, 2006, by and among CHDT Corporation, William Dato and Complete Power Solutions, LLC. +
2.1.1	Purchase and Settlement Agreement by and among CHDT Corporation, Complete Power Solutions, LLC, William Dato and Howard Ullman, January 26, 2007 ++
2.1.1.1	Stock Purchase Agreement dated September 15, 2006, by and between CHDT Corporation, and Capstone Industries, Inc. +++
2.1.1.1	Securities Purchase Agreement, dated July 9, 2009, by and between CHDT Corporation and Involve, LLC *****
3.1	Articles of Incorporation of CHDT Corp.*
3.1.1	Amendment to the Articles of Incorporation of CHDT Corp. **
3.1.1.1	Amended and Restated Articles of Incorporation, dated July 9, 2009, of CHDT Corporation º
3.1.1.1.1	Amendment to Article IV of the Amended and Restated Articles of Incorporation of CHDT Corporation, dated August 27, 2009 ºº
3.2	By-laws of the Company***
3.3	Certificate of Designation of the Preferences, Limitations, and Relative Rights of Series B Convertible Preferred Stock of CHDT Corp. ****
5.1	Legal Opinion of PW Richter, plc as to the validity of shareºº
10.1	Voting Agreement, dated January 27, 2006, by and among CHDT Corp., William Dato and Howard Ullman. +
10.2	Operating Agreement, dated January 27, 2006, for Complete Power Solutions, LLC. +
10.3	Employment Agreement dated January 27, 2006, by and between William Dato, CHDT Corporation and Complete Power Solutions, LLC. +
10.4	Purchase Agreement, dated December 1, 2007, by Capstone Industries, Inc. and Magnet World, Ltd. For sale of operating assets of Souvenir Direct, Inc. ++++
10.6	Loan and Security Agreement, dated May 1, 2008, by and among Capstone Industries, Inc., Sterling National Bank and, as guarantors, CHDT Corporation and Howard Ullman. •
10.7	Subordination Agreement, dated May 1, 2008, by and among Capstone Industries, Inc., Sterling National Bank. ••
10.7	Guarantee, dated May 1, 2008, by and among Sterling National Bank, CHDT Corporation and Howard Ullman •••
10.8	Subordination Agreement, dated May 1, 2008, by and between Sterling National Bank and Howard Ullman. ••••
10.9	Lock Box Agreement with Sterling National Bank regarding the Loan. •••••
10.10	Securities Purchase Agreement, dated May 23, 2008 and closed June 2, 2008, by Stewart Wallach and Howard Ullman. √
10.11	2005 Equity Plan of CHDT Corp. ~
10.12	2008 Employment Agreement by Stewart Wallach and CHDT Corp.^^
10.13	2008 Employment Agreement by James Gerald (Gerry) McClinton and CHDT Corp. ^^^
10.14	2008 Employment Agreement by Howard Ullman and CHDT Corp.^^^
10.15	Form of Non-Qualified Stock Option+
10.16	Non-Employee Director Compensation ~
10.17	Registration Rights Agreement, dated October 30, 2006, by CHDT Corporation and Stewart Wallach.
14	Code of Ethics Policy, dated December 31, 2006+++++
23.1	Consent of Independent Registered Public Accountants^

FOOTNOTES:
------------------------------------------
* Incorporated by reference to Annex G to the Special Meeting Proxy Statement, Dated April 15, 2004, filed by CHDT Corporation with the Commission on April 20, 2004.
** Incorporated by reference to Exhibit 3(I) to the Form 8-K filed by CHDT Corporation with the Commission on July 10, 2007.
*** Incorporated by reference to Annex H the Special Meeting Proxy Statement, Dated April 15, 2004, filed by CHDT Corporation with the Commission on April 20, 2004.
**** Incorporated by reference to Exhibit 99.2 to the Form 8-K filed by CHDT Corporation with the Commission on November 6, 2007.
***** Incorporated by reference to Exhibit 99.1 to the Form 8-K, dated July 9, 2009,  filed by CHDT Corporation with the Commission on July 14, 2009.
º  Incorporated by reference to Exhibit B to the Information Statement filed by CHDT Corporation with the Commission on August 18, 2009.
ºº Incorporated by reference to Exhibit A to  the Information Statement filed by CHDT Corporation with the Commission on August 18, 2009.
+  Incorporated by reference to Exhibit 2 to the Form 8-K filed by CHDT Corporation with the Commission on January 31, 2006.
++ Incorporated by reference to Exhibit 2 to the Form 8-K filed by CHDT Corporation with the Commission on January 26, 2007.
+++ Incorporated by reference to Exhibit 2.1 to the Form 8-K filed by CHDT Corporation with the Commission on September 18, 2006.
++++ Incorporated by reference to Exhibit 99 to the Form 8-K filed by CHDT Corp. with the Commission on December 3, 2007.
+++++ Incorporated by reference to Exhibit 14 to the Form 10-KSB for the fiscal year ended December 31, 2006 and filed by CHDT Corp. with the Commission on April 17, 2007.
•  Incorporated by reference to Exhibit 10.1 to the Form 8-K, dated May 1, 2008, filed by CHDT Corp. with the Commission on May 8, 2008.
•• Incorporated by reference to Exhibit 10.2 to the Form 8-K, dated May 1, 2008, filed by CHDT Corp. with the Commission on May 8, 2008.
••• Incorporated by reference to Exhibit 10.3 to the Form 8-K, dated May 1, 2008, filed by CHDT Corp. with the Commission on May 8, 2008.
•••• Incorporated by reference to Exhibit 10.4 to the Form 8-K, dated May 1, 2008, filed by CHDT Corp. with the Commission on May 8, 2008.
••••• Incorporated by reference to Exhibit 10.5 to the Form 8-K, dated May 1, 2008, filed by CHDT Corp. with the Commission on May 8, 2008.
√  Incorporated by reference to Exhibit 99.1 to the Form 8-K, dated June 2, 2008, filed by CHDT Corp. with the Commission on June 3, 2008.
~ Incorporated by reference to Exhibit 10.11 to the Form 10-KSB, dated December 31, 2007, and filed with the Commission on March 31, 2008.
^^Incorporated by reference to Exhibit 10.7 to the Form 10-KSB for the fiscal year ended December 31, 2007 and filed by CHDT Corp. with the Commission on March 31, 2008.
^^^Incorporated by reference to Exhibit 10.8 to the Form 10-KSB for the fiscal year ended December 31, 2007 and filed by CHDT Corp. with the Commission on March 31, 2008.
^^^^Incorporated by reference to Exhibit 10.9 to the Form 10-KSB for the fiscal year ended December 31, 2007 and filed by CHDT Corp. with the Commission on March 31, 2008.
^ Filed Herein.

Item 17. Undertakings.

(a) That, for purposes of determining liability under the Securities Act to any purchaser: insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(b) The registrant hereby undertakes:

(1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and (iii) to include any additional or changed material information on the plan of distribution;

(2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this pre-effective amendment number one to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Deerfield Beach, Florida on June 24, 2010.

CHDT CORPORATION

By:	/s/	Stewart Wallach
Stewart Wallach
Chief Executive Officer and President

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Paul W. Richter as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him in his name, place and stead, in any and all capacities, to sign any or all amendments to this registration statement and additional registration statements relating to the same offering, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the SEC, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitutes, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title(s)	Date

/s/ Stewart Wallach	Director, Chief Executive	June 24, 2010
Stewart Wallach	Officer and President

/s/ Gerry McClinton	Director, Chief Operating Officer	June 24, 2010
Gerry McClinton	Interim Chief Financial Officer and Principal Accounting Officer
/s/ Howard Ullman	Chairman of the Board	June 24, 2010
Howard Ullman

/s/ Jeffrey Guzy	Director	June 24, 2010
Jeffrey Guzy

/s/ Jeffrey Postal	Director	June 24, 2010
Jeffrey Postal

/s/Larry Sloven	Director	June 24, 2010
Larry Sloven
/s/ Laurie Holtz	Director	June 24, 2010
Laurie Holtz